UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

The PNC Financial Services Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

James E. Rohr

Chairman and Chief Executive Officer

March 18, 2010

Dear Shareholder:

We invite you to attend PNC’s 2010 Annual Meeting of Shareholders on Tuesday, April 27, 2010. The meeting will be held in Pittsburgh, Pennsylvania on the 15th Floor of One PNC Plaza, 249 Fifth Avenue, beginning at 11:00 a.m., Eastern time. We will consider the matters described in this proxy statement and also review significant developments since last year’s meeting of shareholders.

We are again making our proxy materials available to you on the Internet. We hope this offers you convenience while we reduce the number of printed copies. The proxy statement contains important information and you should read it carefully.

Even if you plan to attend the meeting in person, we strongly encourage you to designate the proxies named on the proxy card to vote your shares. If you will not be here in person, you will be able to hear the meeting by teleconference or webcast. Please see the notice on the next page for more information.

We look forward to your participation and thank you for your support of PNC.

Cordially,

James E. Rohr

The PNC Financial Services Group

One PNC Plaza 249 Fifth Avenue Pittsburgh Pennsylvania 15222-2707

The PNC Financial Services Group, Inc.

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

2010 ANNUAL MEETING OF SHAREHOLDERS – QUICK REFERENCE GUIDE

DATE AND TIME	Tuesday, April 27, 2010, 11:00 a.m., Eastern time

PLACE	The PNC Financial Services Group, Inc.

        249 Fifth Avenue –15th Floor

     Pittsburgh, Pennsylvania 15222

WEBCAST AND TELECONFERENCE INSTRUCTIONS	Webcast: www.pnc.com/investorevents

Conference Call:	800-990-2718 706-643-0187 (international) Conference ID 60954730

Information included on our website, other than our Proxy Statement and form of proxy, is not a part of the proxy soliciting material.

ITEMS OF BUSINESS	•	Elect as directors the 17 nominees named in the proxy statement

•	Ratify the appointment of our external auditing firm for 2010

•	Approve an advisory vote on executive compensation (“say on pay”)

•	Consider shareholder proposals properly introduced at the meeting

•	Other business

RECORD DATE	February 12, 2010

HOW TO VOTE	If you hold shares in your own name, you can vote over the Internet or by telephone, or you can fill out a proxy card and return it to us.

If you hold shares through a broker or bank, that institution will provide proxy materials to you, and explain how to vote. Please contact your broker or bank if you have not received these materials or are unsure about how to vote.

PROXY MATERIALS	We make these proxy materials available over the Internet. If you received a Notice of Internet Availability of Proxy Materials, you can request printed copies of the proxy materials. The notice explains how to do that.

ANNUAL REPORT (10-K)	We have also furnished our Chairman’s Letter and the 2009 Annual Report on Form 10-K to our shareholders. Like the proxy statement, we have made these documents available on the Internet. They are not part of the proxy soliciting materials.

PLEASE VOTE YOUR SHARES

As a shareholder, your vote is important to us. Please make sure that you vote all of your shares. We offer two convenient ways to vote:

By Internet or telephone – please see the instructions on the proxy card or Notice of Internet Availability that you receive.

By mail – complete, sign and date the proxy card and return it in the enclosed envelope.

DELIVERY OF PROXY MATERIALS

We use “householding” to reduce our printing and postage costs. Householding allows us to deliver one set of proxy materials to multiple shareholders at the same address.

If you have more than one shareholder at a single address, you may request additional materials. Please write or call Computershare Investor Services, our stock transfer agent.

Computershare Investor Services, LLC P.O. Box 43078 Providence, Rhode Island 02940-3078 800-982-7652

We will always mail a separate proxy card or notice for each shareholder account, regardless of how many sets of proxy materials you receive. Our 2009 Annual Report on Form 10-K is not part of our proxy solicitation materials.

WEBCAST AND CONFERENCE CALL INSTRUCTIONS

We also provide a webcast and conference call for you to listen to the annual meeting.

Telephone – 800-990-2718 and 706-643-0187 (international), Conference ID – 60954730

Internet – www.pnc.com/investorevents

You may view or print any slides used during the annual meeting. Please visit the website ahead of time to register and download any necessary software.

A replay of the meeting will be available for a limited time after the meeting. The telephone replay will be available for one week and the Internet replay will be available for thirty days.

Telephone – 800-642-1687 and 706-645-9291 (international), Conference ID –60954730

Internet – www.pnc.com/investorevents

March 18, 2010

Notice of Annual Meeting of Shareholders

April 27, 2010

To Our Shareholders:

The 2010 annual meeting of the shareholders of The PNC Financial Services Group, Inc. will be held at One PNC Plaza, 15th Floor, 249 Fifth Avenue, Pittsburgh, Pennsylvania on Tuesday, April 27, 2010, beginning at 11:00 a.m., Eastern time, for the purpose of considering and acting upon the following matters:

(1)	Electing as directors the 17 nominees named in the proxy statement that follows, to serve until the next annual meeting and until their successors are elected and qualified;

(2)	Ratifying the Audit Committee’s selection of PricewaterhouseCoopers LLP as PNC’s independent registered public accounting firm for 2010;

(3)	Approving an advisory vote on executive compensation;

(4)	Considering two shareholder proposals, if properly presented before the meeting; and

(5)	Such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on February 12, 2010 are entitled to receive notice of, and to vote at, the meeting and any adjournment thereof.

We have taken advantage of Securities and Exchange Commission rules that permit us to deliver proxy materials electronically. For certain shareholders, we have not enclosed a proxy card. Instead, we mailed a notice explaining how to vote. For other shareholders, we mailed a paper copy of this proxy statement and proxy card.

Even if you plan to attend the annual meeting in person, we encourage you to cast your vote over the Internet, by telephone, or if you prefer, by requesting a paper proxy card to complete, sign, date and return by mail.

By Order of the Board of Directors,

George P. Long, III

Corporate Secretary

The PNC Financial Services Group

One PNC Plaza 249 Fifth Avenue Pittsburgh Pennsylvania 15222-2707

March 18, 2010

Proxy Statement

FOR THE ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

PNC will hold the annual meeting of its shareholders on Tuesday, April 27, 2010. We provided access to our proxy materials beginning on Thursday, March 18, 2010.

This proxy statement includes information about PNC, describes the proposals to be considered at the meeting, and explains the voting process. We encourage you to read it carefully.

The first section of this proxy statement reviews important technical points, such as how to attend the meeting, how to access our proxy materials, how to vote, and how a proposal gets approved.

In this opening section, we sometimes discuss differences between “registered” and “street name” shareholders. For purposes of reviewing the proxy material and voting shares, this distinction is important. We refer to individuals owning PNC shares in their own name as “registered” holders. We refer to individuals who own PNC shares through an account at an intermediary – such as a brokerage firm or bank – as holding our shares in “street name”.

Attending the Annual Meeting

Our annual meeting of shareholders will begin at 11:00 a.m., Eastern time, on Tuesday, April 27, 2010. We will hold the meeting in Pittsburgh, Pennsylvania on the 15th Floor of One PNC Plaza, our headquarters building. If you need directions, please contact our Investor Relations department at investor.relations@pnc.com.

We will have a meeting registration desk in the lobby of One PNC Plaza to assist shareholders attending in person.

If you are a registered holder, locate the admission ticket in the information you receive from us – either the proxy card attachment or the Notice of Internet Availability of Proxy Materials – and bring it with you to the meeting. The ticket will admit you and one other person.

If you hold PNC shares in street name, your individual name will not appear on our list of registered shareholders. To attend the meeting, please bring a recent account statement or a letter from your broker that shows the PNC shares that you own. You must present this documentation at the registration desk to attend the meeting.

Everyone attending the annual meeting agrees to abide by the rules for the conduct of the meeting. These rules will be printed on the meeting agenda and distributed or reviewed at the meeting.

If you cannot attend the annual meeting in person, you can still listen to the meeting by using the webcast or conference call options that are explained in the Quick Reference Guide at the beginning of this proxy statement.

Reviewing Proxy Materials

Mailing Date. We provided access to our proxy materials beginning on Thursday, March 18, 2010. On that day, we either mailed the Notice of Internet Availability, began mailing a paper copy of this proxy statement and proxy card to our shareholders, or delivered proxy materials electronically to shareholders who previously consented.

Accessing Proxy Materials. The SEC allows us to deliver proxy materials to shareholders over the Internet. We believe that this offers a more convenient way for shareholders to review our information. It also reduces printing expenses and lessens the environmental impact of paper copies.

Any shareholder may access our proxy materials electronically. Upon request, we will continue to provide paper copies of proxy materials to shareholders.

If you hold PNC shares in street name, we generally cannot mail our materials to you directly. Your broker or bank must provide you with the Notice of Internet Availability or copies of the proxy statement and card, and must also explain the voting process to you.

Have You Received More Than One Set of Proxy Materials? If two or more PNC shareholders live in your household, or you have more than one brokerage account, you may have received more than one set of our proxy materials. This may also happen if you maintain more than one shareholder account on the books of our transfer agent.

To reduce costs and improve efficiency, we make available a delivery method called “householding”. With your consent, we will only deliver one set of proxy materials to your address. Householding helps us to reduce duplicate packages and lower expenses.

Even if you choose householding, we will always deliver a separate proxy card for each account. Householding will not affect your right to vote.

If householding interests you, please see the section titled “Delivery of Proxy Materials,” located just after the Quick Reference Guide. Our householding process does not include accounts that you maintain at a brokerage firm or bank. Some brokerage firms and banks now offer householding—please contact your broker directly if you are interested.

Voting Your Shares

As the owners of PNC, we want our shareholders to consider the important matters before them and exercise their right to vote. Our Board of Directors is asking for, or soliciting, a proxy from our shareholders. This section describes the different aspects of the voting process and how proxy voting works.

Who Can Vote? You must be a shareholder of record as of February 12, 2010 to vote at the annual meeting.

What is a Proxy? We understand that not everyone can attend the annual meeting in person. If you are a shareholder, you can tell us exactly how you want to vote and then allow an officer to vote on your behalf. That is called giving us a “proxy”. By allowing a proxy to carry out your wishes, you can ensure that your vote counts.

Soliciting Your Proxy. Our Board of Directors is soliciting your proxy to make sure that your vote is properly submitted and received on time, and to improve the efficiency of the annual meeting. We may ask for, or solicit, proxies using several methods.

We may solicit proxies by mail, personal interviews, telephone or fax. We may use the Internet to solicit proxies. PNC officers or employees may solicit proxies, but will not receive any special compensation for doing so.

We will ask brokerage houses, banks and other custodians of PNC stock to forward proxy materials to their clients. We will pay for their expenses to do so.

We hired D.F. King & Co., Inc., a proxy soliciting firm, to help us with the solicitation of proxies for the 2010 annual meeting. We will pay D.F. King $18,500, plus its out-of-pocket expenses, to provide information to our shareholders and to distribute proxy materials.

Revoking Your Proxy. What if you change your mind after you give us your proxy to vote? You can always amend your voting decisions until the polls close at the annual meeting. We call this “revoking” your proxy.

To revoke your current proxy and replace it with a new proxy, we must receive the newly executed proxy before the deadline. If you revoke by mail, or by using the telephone or Internet voting options, we must receive your revocation several hours before the annual meeting begins. If you choose to revoke by mail, please make sure you have provided enough time for the replacement proxy to reach us.

Once the annual meeting begins, you can only revoke your proxy in person. You cannot use the webcast or conference call to revoke your proxy. Once the polls close at the annual meeting, the right to revoke ends. If you have not properly revoked your proxy, we will vote your shares in accordance with your most recent valid proxy.

How to Vote. You may always vote in person by submitting a ballot at the annual meeting. We will distribute ballots at the meeting. To make it convenient and simple for you, we offer a number of other ways to vote your shares. We include voting instructions in the Notice of Internet Availability and the proxy card.

If you hold PNC shares in street name, you will receive information on how to give voting instructions to your brokerage firm or bank. For registered holders, we offer the following additional methods to vote your shares and give us your proxy:

Internet	Telephone	Mail

Go to www.envisionreports.com/PNC

and follow the instructions.

This voting system has been designed to provide security for the voting process and to confirm that your vote has been recorded accurately. You may incur costs associated with electronic access, such as usage charges from Internet service providers and telephone companies.

	Follow the instructions on the proxy card or in the Notice of Internet Availability.	Complete, sign and date the proxy card and return it in the envelope provided if you requested or were sent copies of these proxy materials. The envelope requires no postage if mailed in the United States.

PNC is incorporated in Pennsylvania. Pennsylvania law allows properly authenticated proxies to be transmitted by telephone or the Internet. Pennsylvania law also permits a beneficial owner, such as a brokerage firm or bank, to communicate a vote by telephone or Internet for a shareholder of record.

Brokers Voting Your Shares. If you hold PNC shares in street name, you must give instructions to your broker on how you would like your shares to be voted. If you do not provide any instructions, your broker can vote your shares on “routine” items. The NYSE declares an item to be either “routine” or “non-routine”.

Until this year, the election of directors was a routine item. The NYSE no longer considers this item routine, and you must provide specific instructions on director elections, if you want your vote to count.

A broker “non-vote” occurs when the shareholder provides no instructions and the item is non-routine. In determining whether a vote was cast for a proposal, we will not count broker non-votes.

Our Voting Recommendations. If you do not tell us how you want to vote your shares, and we are permitted to vote on your behalf, we will vote:

•	FOR each of the Board’s 17 nominees for director.

•	FOR the ratification of the selection of PricewaterhouseCoopers LLP as PNC’s independent registered public accounting firm for 2010.

•	FOR the advisory resolution on executive compensation.

•	AGAINST the shareholder proposals.

Confidential Voting. We keep votes confidential and do not disclose them to our directors, officers or employees, except:

•	As necessary to meet legal requirements or to pursue or defend legal actions.

•	To allow the Judge of Election to certify the voting results.

•	When a shareholder or benefit plan participant requests disclosure of the vote.

•	If there is a contested proxy solicitation.

Our Board has adopted a “confidential voting” policy. With the exceptions described above, this policy states that all proxies, ballots, voting instructions from employee benefit plan participants and voting tabulations that identify the particular vote of a shareholder or benefit plan participant be kept permanently confidential and not be disclosed.

Computershare Investor Services, LLC, our independent vote tabulator and Judge of Election for the 2010 annual meeting, confirmed that its procedures will be consistent with this policy.

How a Proposal Gets Approved

On the record date, we had over 500 million outstanding shares of common stock, as well as additional shares of preferred stock. To hold a proper meeting, we need a certain amount of our shares to be present, either in person or by proxy. This is known as reaching a quorum.

Once a quorum is achieved, different proposals may require different standards of approval. Street name holders may need to take additional precautions to ensure that their vote counts. We discuss the mechanics of proposal approval below.

Issued and Outstanding Shares. This table shows the number of issued and outstanding shares of our common and preferred stock on February 12, 2010, the record date. The table also shows the number of votes for each share for the matters brought before this meeting. The number of votes shown for each share of voting preferred stock equals the number of full shares of PNC common stock that can be acquired upon the conversion of a share of preferred stock. At the meeting, holders of common and preferred stock will vote together as a single class.

Class	Shares Issued and Outstanding	Votes Per Share	Effective Voting Power
Common	517,509,690	1	517,509,690
Preferred – Series A	6,233	8	49,864
Preferred – Series B	1,105	8	8,840
Preferred – Series C	118,108	4 for each 2.4 shares	196,847
Preferred – Series D	167,841	4 for each 2.4 shares	279,735
Preferred – Series K	50,000	0	0
Preferred – Series L	1,500	0	0

Quorum. Under Pennsylvania law, we must have a quorum before we can consider proposals at an annual meeting. A quorum is the number of shares that must be present at the meeting. In determining if a quorum exists, we count the number of shares represented by shareholders in person as well as the number of shares represented by proxies.

To have a quorum, we need the presence of shareholders or their proxies who are entitled to cast at least a majority of the votes that all shareholders are entitled to cast. Whether you vote for or against a proposal, or whether you abstain from voting, your holdings will be counted toward the quorum.

Votes Required for Approval. Under Pennsylvania law, if you abstain from voting, or fail to record a vote, it will not count as a vote “cast”. In other words, only those shareholders who indicate an affirmative or negative decision on a matter are treated as having voted. A broker non-vote will also be treated as a failure to record a vote and will not count as a vote cast.

Election of Directors (Item 1). Unless a company’s articles of incorporation or by-laws provide otherwise, Pennsylvania law contemplates election of directors by a plurality of votes cast. In 2009, PNC amended its by-laws to include an eligibility requirement for director nominees in uncontested elections, whereby an incumbent director will offer to resign if he or she does not receive a majority of the votes cast. Our by-laws and corporate governance guidelines describe this majority voting requirement and the related procedure that requires an incumbent director to tender his or her resignation to the Board. To receive a majority of the votes cast means that the shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Any votes to withhold authority will be included in the total votes cast, and will effectively count against the director. As a non-routine item, there may be broker non-votes. Any broker non-votes or abstentions will not be included in the total votes cast, and will not affect the results.

Ratification of Auditors (Item 2). A majority of the votes cast will be required to approve this item, the ratification of our Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2010. This will be considered a routine item, and brokers have the discretion to vote uninstructed shares on behalf of clients. There should be no broker non-votes, although brokers may otherwise fail to submit a vote. Any broker non-votes or abstentions will not be included in the total votes cast, and will not affect the results.

Advisory Vote on Executive Compensation (Item 3). A majority of the votes cast will be required to approve this item, an advisory vote on executive compensation. This will be considered a routine item, and brokers have the discretion to vote uninstructed shares on behalf of clients. There should be no broker non-votes, although brokers may otherwise fail to submit a vote. Any broker non-votes or abstentions will not be included in the total votes cast, and will not affect the results.

Shareholder Proposals (Items 4 and 5). Each of the shareholder proposals, if properly presented before the meeting, will be approved if a majority of the votes cast are voted in favor of the proposal. As each proposal will be a non-routine item, there may be broker non-votes. Any broker non-votes or abstentions will not be included in the total votes cast, and will not affect the results.

CORPORATE GOVERNANCE AT PNC

In this section, we highlight some of our corporate governance policies and practices. We also discuss how shareholders can communicate with our Board.

Please visit the PNC website at www.pnc.com/corporategovernance. The site includes additional information about our Board, its committees and corporate governance at PNC.

This proxy statement is also available at www.pnc.com/proxystatement.

To receive printed copies of these governance-related documents,

please send a request to:

Corporate Secretary

The PNC Financial Services Group, Inc.

One PNC Plaza—21st Floor

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

or

corporate.secretary@pnc.com

Board Committee Charters

(Audit, Nominating and Governance,

Personnel and Compensation, Risk)

By-Laws

Categorical Standards of Independence

Code of Business Conduct and Ethics

Corporate Governance Guidelines

We will provide any of these items at no cost, and we also make these items available on our website at www.pnc.com/corporategovernance. These will be available for the 2010 meeting and we expect to make them available for future meetings. (We will update any contact information in a future filing and on our website.)

Our Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines to address important governance principles, including:

•	Director qualification standards

•	Director access to management and independent advisors

•	Director compensation

•	Director orientation and continuing education

•	Management succession

•	Annual Board performance evaluations

We post these corporate governance guidelines, which are annually reviewed by the Nominating and Governance Committee, at www.pnc.com/corporategovernance.

Board Leadership Structure

Based on an assessment of its current needs and the composition, skills, and qualifications of the directors, the Board believes that the appropriate leadership structure should include the following attributes:

•	a substantial majority of independent directors

•	a lead independent director with specific duties

•	regular executive sessions of all independent directors

The Board’s current leadership structure includes all three attributes. We have not adopted a policy with respect to separating the Chairman and CEO positions. The Board believes that the leadership structure should be flexible enough to accommodate different approaches based on the relevant facts and circumstances. We evaluate the structure of the Board each year, and this evaluation includes an analysis of the leadership of the Board and its committees.

As we discuss in our corporate governance guidelines, the Personnel and Compensation Committee oversees any decision on the separation of the Chairman and CEO positions as part of the succession planning process. The Board believes that it is in the best interests of PNC for the Board to make this decision when it elects a new CEO.

James E. Rohr, our current CEO, also serves as the Chairman. The Board values Mr. Rohr’s substantial experience at PNC, and his extensive industry knowledge and insights. Thomas J. Usher, the Board’s Presiding Director, serves as our lead independent director. We describe his duties in more detail below. As stated in our corporate governance guidelines, our Presiding Director also serves as the Chairman of the Board’s Nominating and Governance Committee.

Majority of Independent Directors. We have long maintained a Board with a substantial majority of directors who are not PNC employees. Our corporate governance guidelines require at least a majority of our directors to be independent from management, in accordance with NYSE listing standards.

As the Chairman and CEO of PNC, Mr. Rohr is currently the only director who is not independent under NYSE’s “bright-line” rules. The Board has affirmed the independence of each of our other sixteen nominees for director, in accordance with the process described in the section entitled “Director and Executive Officer Relationships.”

Lead Independent Director. As the Presiding Director, Mr. Usher is the lead independent director for our Board. The Board’s independent and non-management directors selected him for this role. The Board approved the following duties for the Presiding Director:

•	Preside at meetings of the Board of Directors in the event of the Chairman’s unavailability.

•	Convene executive sessions of the Board’s independent directors whenever he or she deems it appropriate to do so.

•	Preside at executive sessions of the Board’s non-management and independent directors.

•

Confer with the Chairman immediately following the executive sessions of the Board’s non-management and independent directors to convey the substance of the discussions held during those sessions, subject to any limitations specified by the independent directors.

•	Act as the principal liaison between the Chairman and the Board’s independent directors on sensitive issues.

•	Be available for confidential discussions with any non-management or independent director who may have concerns which he or she believes have not been properly considered by the Board as a whole.

•	Advise the Chairman regarding the Board’s meeting schedule, agendas, and information flows, in order to promote the efficiency and effectiveness of the Board’s operation and decision making.

•	Participate with management in meetings with major shareholders if requested to do so by such shareholders or by management.

•	Be available to receive direct communications from shareholders through Board-approved procedures.

•	Discharge such other responsibilities as the Board’s independent directors may assign from time to time.

In addition, the Presiding Director serves as the Chairman of the Nominating and Governance Committee. The Chairman of that committee leads the Board and Committee annual self-evaluation process and the evaluation of Board independence. That Committee also reviews, and the Chairman reports to the Board, significant developments in corporate governance.

Executive Sessions of Independent Directors. Our directors have met and will continue to meet in regularly scheduled executive sessions without management present. The NYSE requires our independent directors to meet once a year. Under our Board’s own policy, our independent directors will meet by themselves at least quarterly. As the Presiding Director, Mr. Usher leads these executive sessions.

Communicating with Our Board

You may communicate directly with any director or the full Board. To do so, please write to:

Presiding Director

The PNC Financial Services Group, Inc. Board of Directors

P.O. Box 2705

Pittsburgh, Pennsylvania 15230-2705

Our employees will not open or otherwise screen any communications sent to this address. The communications will be delivered directly to the Presiding Director, who will determine how to respond.

If you send director-related communications to our offices, we will handle them in accordance with a collection and organization process approved by the Board’s independent directors. These communications are subject to a screening process that will determine which communications will be relayed to directors.

Please follow the instructions beginning on page [        ] if you are a shareholder and want to:

•	Make a nomination for the election of a director.

•	Submit proposals to be considered for inclusion in our 2011 proxy materials.

•	Make a proposal for action at an annual meeting of shareholders.

Our Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees. The SEC requires us to adopt a code of ethics that applies to our CEO and senior financial officers, and we intend this Code of Business Conduct and Ethics to satisfy this requirement.

Our Code of Business Conduct and Ethics addresses these important topics, among others:

•	Our commitment to ethics and values.

•	Fair dealing with customers, suppliers, competitors, and employees.

•	Conflicts and potential conflicts of interest.

•	Self-dealing, insider trading and outside employment.

•	Transactions with PNC.

•	Gifts and entertainment.

•	Creating business records, document retention, and protecting confidential information.

•	Protection and proper use of our assets, including intellectual property and electronic media.

•	Communicating with the public.

•	Political contributions and fundraising.

•	Compliance with law and regulations.

•	Protection from retaliation.

The PNC Code of Business Conduct and Ethics is available on our website at www.pnc.com/corporategovernance. Any shareholder may also request a free print copy by writing to our Corporate Secretary at the address given on page [        ].

The Audit Committee must approve any waivers or exceptions to Code provisions for our directors or executive officers. We will post on our website any future amendments to, or waivers from, a provision of the Code of Business Conduct and Ethics that applies to our directors or executive officers (including the Chairman and Chief Executive Officer, the Chief Financial Officer and the Controller).

Board Committees

Our Board currently has five standing committees. Four of these committees—Audit, Nominating and Governance, Personnel and Compensation, and Risk—meet on a regular basis. The Executive Committee meets as needed and may act on behalf of the Board in between Board meetings. The purpose of the Executive Committee is to provide an efficient means of considering matters and taking actions (such as merger and acquisition activities) requiring the exercise of the Board’s powers or authority.

Our by-laws authorize the Board to create other committees. Each committee may form and delegate authority to subcommittees of one or more committee members.

Each committee operates under a written charter approved by the Board. The committee annually reviews and reassesses each charter. The descriptions of the committee functions in this proxy statement are qualified by reference to the committee charters and our relevant by-law provisions.

Each committee also performs an annual self-evaluation to determine whether the committee is functioning effectively and fulfilling its charter duties.

The principal purposes of the Audit, Nominating and Governance, Personnel and Compensation, and Risk Committees are described below.

Audit Committee

Membership. The Audit Committee consists entirely of independent directors. When our Board holds its annual organization meeting on April 27, 2010, only independent directors will be appointed to the committee. The current members are Paul W. Chellgren (Chairman), Richard B. Kelson, Bruce C. Lindsay, Donald J. Shepard and George H. Walls, Jr. Acting on the recommendation of the Nominating and Governance Committee, the Board of Directors has determined that Mr. Chellgren and Mr. Kelson are both “audit committee financial experts,” as that term is defined in the SEC’s regulations.

Duties and Responsibilities. Our Board most recently approved the charter of the Audit Committee on February 10, 2010. The current charter is available on our website at www.pnc.com/corporategovernance.

Under its charter and the duties it performs, our Audit Committee satisfies the requirements of SEC Rule 10A-3, which include the following:

•	The independence of committee members.

•	The responsibility for selecting and overseeing our independent auditors.

•	The establishment of procedures for handling complaints regarding the company’s accounting practices.

•	The authority of the audit committee to engage advisors.

•

The determination of appropriate funding for payment of the independent auditors and any outside advisors engaged by the audit committee and for the payment of the ordinary administrative expenses of the committee.

The Audit Committee’s primary purposes are to provide assistance to the Board by: (1) monitoring the integrity of our consolidated financial statements; (2) monitoring compliance with legal and regulatory requirements and with our Code of Business Conduct and Ethics; (3) evaluating and monitoring the independent auditors’ qualifications and independence; and (4) evaluating and monitoring the performance of our internal audit function and independent auditors. The Audit Committee must also prepare the report required by SEC regulations to be included in this proxy statement. The committee’s report is on page [        ].

The Audit Committee is directly responsible for the appointment, compensation and oversight of our independent auditors (including the resolution of disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. For work performed by the independent auditors, the committee must approve all audit engagement fees and terms, as well as all permitted non-audit engagements. The committee pre-approves all auditing services and permitted non-audit services. The committee considers whether providing non-audit services will impair the auditors’ independence. The Audit Committee’s procedures for the pre-approval of audit and permitted non-audit services are described beginning on page [        ].

The committee’s responsibility is one of oversight. It is not the duty of the committee to prepare our financial statements, to plan or conduct audits, or to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles. It is not the duty of the committee to assure compliance with laws and regulations or PNC’s Code of Business Conduct and Ethics.

Our management is responsible for preparing our financial statements and for maintaining internal controls, and the independent auditors are responsible for auditing the financial statements.

The Committee has the authority to retain independent legal, accounting or other advisors. The committee regularly holds separate sessions with our management, internal auditors and independent auditors. The independent auditors report directly to the committee. Our General Auditor reports directly to the committee, which is responsible for reviewing his or her performance evaluation and approving his or her compensation.

Under our corporate governance guidelines, Audit Committee members may only serve on three public company audit committees, including PNC’s. We adopted this limit in recognition of our Audit Committee’s responsibilities and time commitment required.

Nominating and Governance Committee

Membership. The Nominating and Governance Committee consists entirely of independent directors. When our Board holds its annual organization meeting on April 27, 2010, only independent directors will be appointed to the committee. The current members are Thomas J. Usher (Chairman), Charles E. Bunch, Robert N. Clay, Anthony A. Massaro, Dennis F. Strigl, and Helge H. Wehmeier.

Duties and Responsibilities. Our Board most recently approved the charter of the Nominating and Governance Committee on February 10, 2010. The current charter is available on our website at www.pnc.com/corporategovernance.

The primary purpose of our Nominating and Governance Committee is to assist our Board in promoting the best interests of PNC and its shareholders through the implementation of sound corporate governance principles and practices. The committee also assists the Board by identifying individuals qualified to become Board members. The committee recommends to the Board the director nominees for each annual meeting, and may also recommend the appointment of qualified individuals as directors between annual meetings.

In addition to the annual self-evaluation that all committees perform, the committee also oversees the annual evaluation of the performance of the Board and all committees and reports to the Board on the evaluation results. The Nominating and Governance Committee also annually reviews and recommends any changes to the Executive Committee charter.

How We Evaluate Directors and Candidates. Each year, the Committee assesses the composition of our Board and decides whether to recommend an incumbent director for re-election. From time to time, the Committee also considers whether to add members to our Board.

In evaluating existing directors or new candidates, the Committee assesses the needs of the Board and the qualifications of the individual. Please see the discussion on pages [        ] for more information on each of our current director nominees.

Our Board must meet SEC, NYSE, and other standards. At least a majority of our directors must satisfy the NYSE independence standards. Our Audit Committee must include independent, financially literate directors with accounting or related financial management expertise.

Beyond that, the Committee expects directors to gain a sound understanding of our strategic vision, our mix of businesses, and our approach to regulatory relations and risk management. The Board must possess a mix of qualities and skills to address the various risks facing PNC. Please see the discussion on our Board’s oversight of risk in the section titled “Risk Committee,” which begins on page [    ].

In evaluating individual candidates, our Board approved criteria to assist the Committee in its identification of qualified directors. These criteria include:

•	A sustained record of high achievement, manifest competence, and integrity.

•	A strong commitment to the ethical and diligent pursuit of shareholders’ best interests.

•

The strength of character necessary to challenge management’s recommendations and actions when appropriate and to confirm the adequacy and completeness of management’s responses to such challenges to his or her satisfaction.

•	Our Board’s strong desire to maintain its diversity in terms of race and gender.

•	Personal qualities that will help to sustain an atmosphere of mutual respect and collegiality among the members of our Board.

The Committee has not adopted any specific, minimum qualifications for director candidates. Each year, the Committee assesses our current directors for possible nomination and re-election. In doing so, it considers all of the factors listed above. The Committee considers the needs of the Board, the independence of directors from PNC, a director’s meeting attendance and participation, and the value of a director’s contributions to the effectiveness of our Board and its committees.

Although the Board has not adopted a formal policy on diversity, the Committee considers the diversity, age, skills, and experience of directors in the context of the overall needs of the Board. The Committee evaluates diversity in a broad sense, recognizing the benefits of racial and gender diversity, but also considering the breadth of backgrounds, skills, and experiences that directors and candidates may bring to our Board.

How We Identify New Directors. The Committee may identify potential directors in a number of ways. The Committee may consider recommendations made by current or former directors or members of executive management. When appropriate, the Committee may retain search firms to identify candidates.

We may also identify potential directors through contacts in the business, civic, academic, legal and non-profit communities. If a shareholder would like to recommend a director for our Board, please see “Requirements for Director Nominations and Shareholder Proposals” on page [    ].

The Committee will meet to consider relevant information regarding a director candidate, in light of the evaluation criteria and needs of our Board. If the Committee does not recommend a candidate for nomination or appointment, or for more evaluation, no further action is taken. The Committee Chairman will later report this decision to the full Board. For shareholder-recommended candidates, the Committee’s secretary will inform the shareholder of the decision and the date of the meeting.

If the Committee decides to recommend a candidate to our Board as a nominee for election at an annual meeting of shareholders or for appointment by our Board, the Committee Chairman will report that decision to the full Board at its next meeting. Before that meeting, each of the other directors will receive the same biographical and other background information about the candidate that the Committee considered.

After allowing for a discussion, the full Board will vote on whether to nominate the candidate for election or appoint the candidate to the Board. The Board may postpone this vote if it needs more information or deliberation, including additional evaluations regarding independence.

Potential candidates may be informally approached by Mr. Rohr, as Chairman, or Mr. Usher, as Committee Chairman. As our corporate governance guidelines indicate, invitations to join the Board should come from PNC’s Chairman and the Committee Chairman, jointly acting on behalf of our entire Board.

Personnel and Compensation Committee

Membership. The Personnel and Compensation Committee consists entirely of independent directors. The Committee membership satisfies the independence standards established by applicable federal income tax and securities laws, as well as the NYSE independence standards. When our Board holds its annual organization meeting on April 27, 2010, only independent directors will be appointed to the Committee. The current members are Dennis F. Strigl (Chairman), Charles E. Bunch, Paul W. Chellgren, Kay Coles James, Richard B. Kelson, and Thomas J. Usher.

Duties and Responsibilities. Our Board most recently approved the charter of the Personnel and Compensation Committee on February 10, 2010. The current charter is available on our website at www.pnc.com/corporategovernance.

The Committee’s principal purpose is to discharge our Board’s oversight responsibilities relating to the compensation of our executive officers and other designated employees. For executive officers and any other applicable employees, the Committee may evaluate and approve or recommend for approval benefit, incentive compensation, severance, equity-based or other compensation plans, policies and programs.

Under its charter, the Committee has the authority to obtain advice and assistance from internal or external legal, compensation, accounting, or other advisors. The Committee retains an independent compensation consultant. The Committee’s charter provides the Committee with the sole authority to retain and terminate a compensation consultant acting on the Committee’s behalf, and to approve the consultant’s fees and other retention terms with respect to such service to the Committee.

The Committee also reviews the Compensation Discussion and Analysis and recommends to our Board that the CD&A be included in this proxy statement. This recommendation may be found in the Compensation Committee Report on page [        ]. The CD&A begins on page [        ]. The Committee reviews the risk impact of our incentive compensation programs and plans. See “Compensation and Risk” on page [        ].

In addition, the Committee receives an annual succession planning report and management presentation. The materials include, among other things, a discussion of the individual performance of executive officers. These performance appraisals provide necessary background and context to the Committee, and give each Committee member a familiarity with the executive’s position, duties, responsibilities and performance. The Committee has responsibility for reviewing and evaluating the development of an executive management succession plan and for reviewing our progress on diversity.

The Committee’s Decision Making Process. The Committee meets at least six times a year. Before each meeting, the Committee chairman reviews the agenda, materials and issues with members of our management and the Committee’s independent executive compensation consultant, as appropriate. The Committee may invite legal counsel or other external consultants to advise the Committee during meetings and preparatory sessions.

The Committee regularly meets in executive sessions without management present. At each in-person meeting of our full Board, the Committee chairman presents a report of the items discussed and the actions approved at previous Committee meetings. The chairman provides these reports during an executive session of the Board. The Committee consults with the non-management and independent directors regarding significant decisions affecting the CEO’s compensation.

The Committee has guidelines for information presented to the Committee. The guidelines contemplate that any major changes in policies or programs be considered over the course of two separate Committee meetings, with any vote occurring at the later meeting. The guidelines also describe the recommendations for the content and timing of information being submitted to the Committee. For significant proposals, information presented to the Committee should include, among other things, a written analysis and recommendation by the Committee’s independent consultant, an overview of the internal implications of any proposal or decision, and a summary of related public disclosure. The guidelines also note that the Committee’s independent consultant should present any proposals or other recommendations concerning our CEO’s compensation.

The Committee reviews all of the elements of the compensation programs periodically and adjusts those programs as appropriate. Each year, the Committee makes decisions regarding the amount of annual compensation and equity-based or other longer-term compensation. For the most part, these decisions are made in the first quarter of each year, using both forward-looking and historical performance. As described in the CD&A, the Committee deviated from its historical practice in 2009 and 2010 due to the various restrictions arising from PNC’s participation in the TARP Capital Purchase Program. The Committee reviews aspects of our post-employment compensation programs annually, but does not necessarily adjust them each year.

Delegations of Authority. The Committee has delegated the authority to make certain decisions to various members of management. In particular, the Committee has delegated to the Chief Human Resources Officer the ability to take actions with respect to compensation and benefit plans and arrangements, including the ability to adopt or amend plans and arrangements if the annual GAAP cost is below a certain dollar threshold, to make clarifications and technical changes, and to take actions to implement, administer, interpret or construe, and make eligibility determinations.

The Committee has also delegated to the CEO the ability to offer change-in-control agreements at certain levels to employees. In November 2009, the Committee made an annual delegation of authority to members of executive management to allow for the determination of equity grants for less senior employees. The Committee also delegated authority to our Chief Human Resources Officer to vest certain equity grants and award restricted stock units to less senior employees.

Management’s Role in Compensation Determinations. Our executive officers, including our CEO and our Chief Human Resources Officer, often present compensation recommendations to the Committee for review. The Chief Human Resources Officer, along with other members of management, typically schedules initial meetings with the Chairman of the Committee and a representative of McLagan, the Committee’s independent compensation consultant, to review proposed recommendations and rationales prior to a full Committee meeting.

During Committee meetings, the CEO often reviews corporate and individual performance as part of the compensation discussions, and other members of executive management may be invited to speak to the Committee about specific business performance. The Committee reviews any compensation decisions for the Chief Human Resources Officer and CEO in executive session, without either officer present for the discussion of their compensation. Any recommendations for CEO compensation are prepared by McLagan and discussed in executive session, with no members of management present for the discussion.

Role of Compensation Consultants. The Committee has the sole authority to retain and terminate any compensation consultant directly assisting it. The Committee also has the sole authority to approve fees and other engagement terms. The Committee receives comparative compensation data from our management, from proxy statements and other public disclosures, and through surveys and reports prepared by McLagan and Towers Watson.

McLagan. Under its authority, the Committee retains McLagan, an independent consulting firm, to advise it on executive compensation matters. In this capacity, McLagan reports directly to the Committee.

The Committee considers McLagan to be an independent compensation consultant and annually reviews the performance of McLagan, as well as the perceived independence. In January 2010, the Committee evaluated the scope and nature of the services provided by McLagan and McLagan’s overall performance. After discussing the results of the review, and having an opportunity to ask questions of McLagan’s representative, the Committee determined that McLagan was independent from PNC’s management. The Committee also concluded that McLagan provided appropriate support to the Committee. This review was included as part of the Committee’s annual self-evaluation process.

McLagan attends all of the in-person and telephonic meetings of the Committee, and meets regularly with the Committee without members of management present. McLagan also reviews and may contribute to meeting agendas. McLagan and members of management both assist the Committee in its review of proposed compensation packages for our executive officers. McLagan prepares all recommendations for the compensation of the CEO, which are reviewed in executive session without any members of management present. McLagan also prepares competitive pay analyses and other benchmarking reviews for the Committee.

Throughout the year, McLagan also assists the Committee in its analysis and evaluation of our overall executive compensation program and the structures used to pay our executive officers. McLagan reviews information supplied by management and compensation-related surveys and reports. From time to time, McLagan may be requested to help the Committee evaluate compensation programs that are specific to business units.

Fees Paid to McLagan and Affiliates. In 2009, PNC paid McLagan $598,110 for Committee-related work. McLagan also provides limited services directly to our management. Management often requests these services due to a particular business or subject matter expertise offered by McLagan. McLagan has also provided our management with industry-specific surveys of compensation practices that are not customized for PNC. The Committee reviews reports describing the services provided directly to our management, and the associated fees that McLagan receives. In 2009, PNC paid McLagan $99,298 in fees for management-related work and an additional $104,419 for surveys that were not related to Committee work. The Committee believes that providing limited services to management, primarily informational rather than advisory, does not impair the independence of the advice it receives from McLagan.

McLagan is an affiliate of Aon Corporation, a global provider of risk management services, insurance and reinsurance brokerage, and human capital consulting. In 2009, the legacy PNC business paid Aon or affiliates $142,746 in fees, and the legacy National City business paid Aon or affiliates an additional $213,754.

Management expects the fees paid to Aon to be substantially reduced in 2010. The 2009 fees were largely attributable to non-recurring services, generally as a result of PNC’s acquisition of National City. These fees included services related to split-dollar and corporate-owned life insurance programs, one-time analyses arising from the National City transaction, property rental payments to an Aon subsidiary, and services provided to former National City subsidiaries that are no longer active.

None of these additional fees were approved by the Board or the Committee. The Committee has asked management to eliminate any future fees paid to Aon, provided that other vendors can perform similar work on our behalf.

Towers Watson and Other Consultants. Our management retains other compensation consultants. It uses Towers Watson (formerly Towers Perrin), a global professional services firm, as its principal compensation advisor. Towers Watson provides various actuarial and management consulting services to us. We utilize Towers Watson to:

•	Analyze the competitiveness of specific compensation programs, such as executive retirement benefits or change of control arrangements.

•	Prepare specific actuarial calculations on values under our retirement plans.

•	Prepare “tally sheets” for management’s use and analysis.

•	Prepare surveys of competitive pay practices.

•	Analyze our director compensation packages and provide reports to our management and the Board’s Nominating and Governance Committee.

•	Update management on the effect of relevant laws and regulations.

Reports prepared by Towers Watson that relate to executive compensation may also be shared with the Committee and McLagan, and Towers Watson may, from time to time, make presentations to the Committee.

Compensation Committee Interlocks and Insider Participation. None of the current members of the Personnel and Compensation Committee are officers or former officers of PNC or any of our subsidiaries. None of our executive officers served as a member of the compensation committee of another entity whose executive officer served as our director or on our Personnel and Compensation Committee. None of our executive officers served as a director of an entity whose executive officer served on our Personnel and Compensation Committee.

Certain members of the Personnel and Compensation Committee, and their associates, were our customers or had transactions with us (or our subsidiaries) during 2009. Transactions that involved loans or commitments by subsidiary banks were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

Please see “Director Independence and Related Person Matters—Related Person Transactions Policies and Procedures—Regulation O Policies and Procedures” above for more information.

Risk Committee

Membership. Our Board formed the Risk Committee in 2005. The Committee replaced several separate Board committees and consolidated the oversight of enterprise-wide risk. The Risk Committee includes independent and management directors. The current members are Stephen G. Thieke (Chairman), Richard O. Berndt, Bruce C. Lindsay, Anthony A. Massaro, Jane G. Pepper, James E. Rohr, Donald J. Shepard, and Lorene K. Steffes.

Duties and Responsibilities. Our Board most recently approved the charter of the Risk Committee on February 10, 2010. The current charter is available on our website at www.pnc.com/corporategovernance.

The Risk Committee’s purpose is to provide oversight of our enterprise-wide risk structure and the processes established to identify, measure, monitor, and manage our credit risk, market risk (including liquidity risk), and operating risk (including technology, operational, compliance, and fiduciary risk).

The Risk Committee periodically reviews management’s strategies and policies for managing these risks. The Committee should serve as the primary point of contact between our Board and the management-level committees dealing with strategy and risk management. The Committee is intended to enhance our Board’s oversight and understanding of enterprise-wide risk management activities and effectiveness.

The Committee’s responsibility is one of oversight, and the Committee has no duty to assure compliance with laws and regulations. Some of the Risk Committee’s duties include:

Enterprise Risk Management	Credit Risk	Market and Liquidity Risk	Operating Risk	Capital Management

Review
enterprise policies
reflecting risk
management
philosophy,
principles, and limits

Review
assessment of the
enterprise risk profile
and alignment with
strategic plan

Consider the impact
of risk taking
incentives on
enterprise risk profile

Review
implementation
plans and
processes related to
the Basel II
framework

Review reports of
credit risk profile and
whether it is within
established policy
limits

Review
assessments of
asset quality and
trends and the
effectiveness of
credit risk
management
practices

Review credit audit

assessments

Review reports of
interest rate,
trading and liquidity
risk profiles and
whether they are
within established
policy limits

Review
reports concerning
significant capital
markets activities,
portfolio activities,
and trends

Review reports of
operating risk
profile and whether it
is within established
policy limits

Review
reports on the
adequacy of our
business recovery
plans, information
security program,
and significantinformation
technology
arrangements

Review and approve
the Anti-Money
Laundering program

Review reports on capital structure and adequacy Recommend Board approval of capital management activities, including dividend policy, stock repurchases, and stock issuances

The Risk Committee may also form sub-committees from time to time. It has formed a sub-committee to review implementation plans and qualification processes related to the Basel II framework.

The Personnel and Compensation Committee reviews the risk components of our incentive compensation plans. For a discussion of the relationship between compensation and risk, please see Compensation and Risk, beginning on page [        ].

Board Meetings in 2009

The chart below shows the names of our directors who served in 2009 and did not resign. The chart also shows each Board committee on which he or she served, and the number of meetings held. We also identify the chairs of each committee, and the directors designated by our Board as “audit committee financial experts”.

There were 14 Board meetings held in 2009. Each director attended at least 75% of the combined total number of meetings of the Board and all committees on which the director served.

Director	Audit	Nominating and Governance	Personnel and Compensation	Risk	Executive
Richard O. Berndt				•
Charles E. Bunch		•	•
Paul W. Chellgren*	Chair		•		•
Robert N. Clay		•
Kay Coles James			•
Richard B. Kelson*	•		•
Bruce C. Lindsay	•			•
Anthony A. Massaro		•		•
Jane G. Pepper				•
James E. Rohr				•	•
Donald J. Shepard	•			•
Lorene K. Steffes				•
Dennis F. Strigl		•	Chair		•
Stephen G. Thieke				Chair	•
Thomas J. Usher		Chair	•		Chair
George H. Walls, Jr.	•
Helge H. Wehmeier		•
Meetings in 2009	16	5	12	9	2
* Designated as Audit Committee Financial Expert

Our Board, acting on the recommendation of its Nominating and Governance Committee, has adopted a policy that strongly encourages each director to attend the annual meeting in person, if possible. We remind each director of this policy before the date of the annual meeting. All of our directors attended PNC’s 2009 annual meeting of shareholders.

Board Compensation in 2009

Our Board’s Nominating and Governance Committee reviews non-employee director compensation and makes an annual compensation recommendation to the Board. The Committee reviews the annual retainer and meeting fees, committee Chairman and Presiding Director retainers, equity-based grants and the three compensation plans applicable to non-employee directors. In addition to annual compensation, the committee may approve special compensation to a director for extraordinary service.

The committee also receives a report from Towers Watson that analyzes the non-employee director compensation program and compares the program to peer group programs. The primary objectives of the committee’s annual review are to confirm continued alignment with business and shareholder interests, evaluate the competitiveness of our director compensation program relative to the peer group and to identify and respond to continued changes in director compensation in light of the competitive environment.

Mr. Rohr receives no additional compensation for serving as a PNC director. All other directors are paid under compensation schedules approved by the Nominating and Governance Committee.

We explain the elements of the 2009 compensation program for non-employee directors below. On April 27, 2010, the Nominating and Governance Committee will conduct its annual compensation review for 2010.

Annual Retainer Schedule		Meeting Fee Schedule
Retainer (for each director)	$45,000	Each Board meeting, except quarterly telephonic dividend meetings	$1,500
Additional Retainer for:		Each quarterly telephonic dividend meeting	$750
• Each Committee Chairman	$10,000	For each of the first six meetings held annually by each Committee or Subcommittee on which the director serves	$1,500
• Chairman of Audit Committee	$10,000	For the seventh and each succeeding meeting held annually by each Committee or Subcommittee on which the director serves	$2,000
• Chairman of Risk Committee	$10,000
• Presiding Director	$10,000

2009 Equity-Based Grants
Value of 2,472 deferred stock units awarded to each Director’s account under the Outside Directors Deferred Stock Unit Plan as of April 28, 2009	$99,992

Deferred Compensation Plans. Our non-management directors are also eligible to participate in the two deferred compensation plans described in this table:

	Directors Deferred Compensation Plan	Outside Directors Deferred Stock Unit Plan
Purpose	Voluntary deferral of retainers and meeting fees	Automatic deferral of stock unit awards

Investment Options	At the director’s option, stock units may track PNC common stock price or an interest rate (10-year Treasury note)	Stock units track PNC common stock price
Payout Date and Beneficiary	Director may choose	Director may choose (In general, payout date cannot occur before retirement from the Board or age 70.)

Voting Rights and Dividends	If investment choice tracks PNC stock, director will receive “deemed” dividends, but will not have voting rights	Director will receive “deemed” dividends, but will not have voting rights

Payout	Cash only

Director Stock Ownership Requirement. Our Board has adopted a common stock purchase requirement for our non-management directors. Each director must annually purchase or acquire PNC common stock (or phantom shares) equaling at least 25% of the annual retainer for that year. A director may satisfy this requirement through open market purchases, or investments in phantom shares of common stock in our two deferred compensation plans.

Any non-management director who holds at least 5,000 shares of PNC common stock (or phantom shares) as of the last business day of the preceding calendar year is not subject to this requirement. All directors comply with this policy. As of the end of 2009, all directors owned at least 5,000 shares of PNC common stock or common stock units.

Other Director Benefits. Our directors are generally entitled to the following benefits:

•

PNC Directors Charitable Matching Gift Program. We will match a director’s personal gifts to qualifying charities up to a limit of $5,000 a year. Mr. Rohr is only eligible to participate in our employee matching gift program ($2,500 annual limit).

•	Insurance Policies. We pay for various insurance policies that protect directors and their families from personal loss connected with Board service.

•	Travel, Lodging and Meals. We pay for expenses connected with our directors’ Board service, including travel on private or commercial aircraft, lodging and meals.

•

Incidental Benefits. We may provide various incidental benefits, including: holiday gifts; tickets to sports, cultural, social and other events; and travel on our corporate aircraft for personal purposes in very limited circumstances, such as a family emergency or when a seat is available on a trip already planned by one of our officers.

With respect to the fiscal year 2009, we provided the following compensation to our directors:

2009 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash (a)	Stock Awards (b)	Option Awards (c)	All Other Compensation (d)	Total
Richard O. Berndt	$84,000	$99,992	$—	$9,711	$193,703
Charles E. Bunch	$98,500	$99,992	$—	$8,235	$206,727
Paul W. Chellgren	$137,500	$99,992	$—	$42,660	$280,152
Robert N. Clay	$78,000	$99,992	$—	$25,140	$203,132
George A. Davidson, Jr.*	$43,972	$—	$—	$17,626	$61,598
Kay Coles James	$86,000	$99,992	$—	$5,490	$191,482
Richard B. Kelson	$109,500	$99,992	$—	$17,129	$226,621
Bruce C. Lindsay	$105,500	$99,992	$—	$21,295	$226,787
Anthony A. Massaro	$93,000	$99,992	$—	$9,955	$202,947
Jane G. Pepper	$84,500	$99,992	$—	$18,452	$202,944
Donald J. Shepard	$115,750	$99,992	$—	$19,691	$235,433
Lorene K. Steffes	$85,500	$99,992	$—	$16,079	$201,571
Dennis F. Strigl	$102,500	$99,992	$—	$31,858	$234,350
Stephen G. Thieke	$110,000	$99,992	$—	$11,848	$221,840
Thomas J. Usher	$131,500	$99,992	$—	$36,643	$268,135
George H. Walls, Jr.	$101,500	$99,992	$—	$7,539	$209,031
Helge H. Wehmeier	$78,000	$99,992	$—	$21,896	$199,888

*	On April 28, 2009, George A. Davidson, Jr. retired as a director of PNC.

(a)	This column includes the annual retainer for directors and the Board and committee meeting fees paid in 2009. This includes the meeting fees for the fourth quarter of 2008, which were paid in the first quarter of 2009, but does not include the meeting fees for the fourth quarter of 2009, which were paid in the first quarter of 2010. The amounts in this column also include the following fees deferred under our Directors Deferred Compensation Plan, a non-qualified defined contribution plan: Paul W. Chellgren ($137,500); Kay Coles James ($21,500); Bruce C. Lindsay ($88,750); Jane G. Pepper ($10,000); Donald J. Shepard ($115,750); Lorene K. Steffes ($17,100); Dennis F. Strigl ($102,500); Stephen G. Thieke ($10,000); Thomas J. Usher ($131,500); and George H. Walls, Jr. ($101,500).

(b)	The dollar values in this column include the grant date fair value, under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, of 2,472 deferred stock units awarded to each director’s account under our Outside Directors Deferred Stock Unit Plan as of April 28, 2009, the date of grant. The closing stock price of PNC on the date of grant was $40.45 a share. In 2009, the Board terminated the 1992 Director Share Incentive Plan.

As of December 31, 2009, each non-employee director had the following outstanding stock units and stock options:

Name	Stock Units	Stock Options
Richard O. Berndt	6,625	—
Charles E. Bunch	5,339	—
Paul W. Chellgren	38,394	14,000
Robert N. Clay	26,047	8,000
George A. Davidson, Jr.	0	14,000
Kay Coles James	8,128	—
Richard B. Kelson	14,862	2,000
Bruce C. Lindsay	20,913	—
Anthony A. Massaro	11,320	6,000
Jane G. Pepper	16,271	14,000
Donald J. Shepard	12,859	—
Lorene K. Steffes	14,303	14,000
Dennis F. Strigl	16,640	14,000
Stephen G. Thieke	11,637	6,000
Thomas J. Usher	37,769	14,000
George H. Walls, Jr.	11,083	—
Helge H. Wehmeier	25,255	14,000

A deferred stock unit is a phantom share of our common stock, which will be paid to the participants in cash. This chart includes deferred stock units awarded by PNC under the Outside Directors Deferred Stock Unit Plan, as well as stock units voluntarily deferred by the director under the Directors Deferred Compensation Plan. In 2009, PNC granted a total of 39,552 deferred stock units to 16 non-employee directors under the Outside Directors Deferred Stock Unit Plan. For Mr. Berndt and Mr. Shepard, this chart also includes stock units deferred under the Mercantile Bankshares Corporation Deferred Compensation Plan.

No stock options have been granted to any non-employee director since 2005.

(c)	Please see footnote (b).

(d)	As noted in the table for each non-employee director listed below, this column reflects the dollar amount of matching gifts made by us in 2009 to charitable organizations, income under the Director Deferred Compensation Plan, the Outside Director Deferred Stock Unit Plan, and the Mercantile Bankshares Corporation Deferred Compensation Plan.

Director Name	Matching Gifts	Director Deferred Compensation Plan	Outside Director Deferred Stock Unit Plan	Mercantile Bankshares Corporation Deferred Compensation Plan
Richard O. Berndt	$5,000	$—	$3,235	$1,476
Charles E. Bunch	$5,000	$—	$3,235	$—
Paul W. Chellgren	$5,000	$25,135	$12,525	$—
Robert N. Clay	$2,500	$12,212	$10,428	$—
George A. Davidson, Jr.	$5,000	$—	$12,626	$—
Kay Coles James	$—	$877	$4,613	$—
Richard B. Kelson	$5,000	$4,099	$8,030	$—
Bruce C. Lindsay	$5,000	$3,218	$13,077	$—
Anthony A. Massaro	$—	$1,925	$8,030	$—
Jane G. Pepper	$5,000	$2,568	$10,884	$—
Donald J. Shepard	$5,000	$3,699	$3,235	$7,757
Lorene K. Steffes	$1,000	$6,586	$8,493	$—
Dennis F. Strigl	$5,000	$18,828	$8,030	$—
Stephen G. Thieke	$2,750	$1,068	$8,030	$—
Thomas J. Usher	$5,000	$18,455	$13,188	$—
George H. Walls, Jr.	$—	$2,926	$4,613	$—
Helge H. Wehmeier	$—	$8,975	$12,921	$—

The “All Other Compensation” column also reflects income of $4,560.93 under the PNC Bank Kentucky, Inc. Directors Deferred Compensation Plan for Mr. Chellgren.

DIRECTOR AND EXECUTIVE OFFICER RELATIONSHIPS

This section discusses relationships between PNC (or affiliated entities) and our directors, executive officers, immediate family members, or certain affiliated entities, including transactions which we analyzed to determine the independence of our directors under the NYSE corporate governance listing standards and our own categorical standards of independence.

This section describes the NYSE independence standards for directors, our categorical standards of independence, our Board’s independence determinations and the policies and procedures we have in place to monitor “related person” transactions.

Director Independence

To be independent, our Board must affirmatively determine that a director does not have a “material relationship” with PNC. A material relationship between a director and PNC could include a relationship between PNC and an organization affiliated with a director.

The NYSE describes specific relationships that will impair independence. The absence of one of these “bright-line” relationships does not mean that a director is automatically independent. The Board must consider all relevant facts and circumstances in determining whether a material relationship exists.

Material relationships that we may consider include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. The ownership of a significant amount of PNC stock, by itself, will not prevent a finding of independence.

The NYSE bright-line independence tests. Each of the following bright-line relationship tests adopted by the NYSE describes circumstances that will automatically impair a director’s independence.

•	A director who is also an employee of PNC.

•	A director whose immediate family member is a PNC executive officer.

•	The receipt of more than $120,000 a year in direct compensation from PNC, except for certain permitted payments (such as director fees).

•	Certain relationships with PNC’s external or internal auditors.

•	A director (or immediate family member) who has been an executive officer of a company where a PNC executive officer serves or served on that company’s compensation committee.

•	Business relationships involving companies that make payments to, or receive payments from, PNC in excess of certain amounts.

An employee-director of PNC (or a director with an immediate family member who is a PNC executive officer) will not be independent until three years after the employment relationship ends. The other bright-line tests will impair independence if they existed at any time within the past three years.

For more information about the NYSE’s bright-line director independence tests, including the commentary explaining the application of the tests, please go to the NYSE’s website at www.nyse.com.

Our Categorical Standards of Independence. To help assess the existence of a material relationship, our Board has adopted certain “categorical standards” of independence. The standards describe categories of relationships that will not be considered material for independence purposes. If a relationship meets the criteria outlined in a categorical standard, it will not be deemed to be a material relationship. The Board may affirm a director’s independence, without further analysis, if all relationships meet the categorical standards.

These standards allow investors to assess the quality of a Board’s independence while avoiding excessive disclosure of immaterial relationships. Our Board, acting on the recommendation of its Nominating and Governance Committee, has adopted four categories of relationships that will not be material. The Board applied these standards in determining the independence of the director nominees. Our categorical standards of independence are described in detail below. We also post these standards at www.pnc.com/corporategovernance.

PNC Categorical Standards of Independence

None of the relationships described below will be deemed to be a “material relationship” between a director and PNC. If a director has such a relationship, the director may be deemed to be “independent” for purposes of the NYSE bright-line standards (Section 303A.02), unless the relationship causes the director not to be independent as a result of any of the provisions of Section 303A.02(b). The provisions of Section 303A.02(b) establish independence standards involving the employment, affiliations, and compensation of a director or an immediate family member described on page [    ].

Also, a director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, PNC or its subsidiaries in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold (the “Payments Test”).

•

Relationships arising in the ordinary course of business. Lending, deposit, banking, or other financial service relationships (such as those involving fiduciary, brokerage, investment management, custody, capital markets, treasury management, or similar products and services) or other relationships involving the provision of products or services either by or to the Corporation or its subsidiaries and involving a director, his or her immediate family members, or a company or charitable organization of which the director or an immediate family member is a partner, shareholder, officer, employee or director will not be considered “material relationships” if the following conditions and the Payments Test are satisfied:

•	the products and services are being provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available to similarly situated customers;

•

the relationship does not involve the provision of consulting, legal, or accounting services to PNC or its subsidiaries by the director or immediate family member personally when PNC or a subsidiary is the primary client of the director or immediate family member, or by a firm of which the director or immediate family member is a partner, managing member, principal, or an executive officer with significant policy-making authority over the firm; and

•

any extension of credit: (i) was made in the ordinary course of business, was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons; (ii) is pass-rated and performing; and (iii) complies with any additional requirements imposed on the extension of credit by Regulation O of the Board of Governors of the Federal Reserve System or other applicable laws and regulations.

•

Relationships with companies of which a director is a shareholder or partnerships of which a director is a partner. Any relationship not described above, between PNC or one of its subsidiaries and a company (including a limited liability company) or partnership to which a director is connected solely as a shareholder or partner will not be considered a “material relationship,” provided the director is not a principal shareholder of the company or a principal partner of the partnership. For purposes of this categorical standard, a person is a principal shareholder of a company if he or she directly or indirectly, or acting in concert with one or more persons, owns, controls, or has the power to vote more than 10 percent of any class of voting securities of the company. A person is a principal partner of a partnership if he or she directly or indirectly, or acting in concert with one or more persons, owns, controls, or has the power to vote a 25 percent or more general partnership interest, or more than a 10 percent overall partnership interest and has the single largest interest in the partnership. Shares or partnership interests owned or controlled by a director’s immediate family member who shares the director’s home are considered to be held by the director.

•

Contributions made or pledged to charitable organizations. Contributions made to any charitable organization pursuant to a matching gift program maintained by PNC or by its subsidiaries or by any foundation sponsored by or associated with PNC or its subsidiaries are not considered to be a “material relationship” and shall not be included in calculating the materiality threshold set forth in (a), below. Other contributions made or pledged by PNC, its subsidiaries, or by any foundation sponsored by or associated with PNC or its subsidiaries to a charitable organization of which a director or an immediate family member is an executive officer, director, or trustee will not be considered a “material relationship” if the following conditions are satisfied:

•	within the preceding three years, the total amount of such contributions during any single fiscal year of the charitable organization did not exceed the greater of $1 million or 2 percent of the charitable organization’s consolidated gross revenues for that fiscal year; and

•	the charitable organization is not a family foundation created by the director or an immediate family member.

•

Certain familial relationships. A relationship involving a director’s relative will not be considered a “material relationship” solely by virtue of the familial relationship if the relative is not an immediate family member of the director.

The term “immediate family members” as used in these categorical standards is defined in the general commentary to Section 303A.02(b) to include a director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares the director’s home.

We disclose whether all of a director’s relationships with PNC meet our categorical standards. If a director has a relationship that would be deemed non-material under a categorical standard, but crosses one of the bright-line independence tests, the bright-line test governs and the director will not be treated as independent.

Our Board’s Independence Determinations. At its meeting on February 10, 2010, the Board made an independence determination for each of our 17 director nominees. Each nominee currently serves as a director.

In making these determinations, our Board relied on the findings and recommendations made by the Nominating and Governance Committee. The Board considered relevant facts and circumstances when making these determinations. Our Board based the independence decisions on information known as of February 10, 2010. The Nominating and Governance Committee and Board will consider any additional relevant information that may impact independence.

Non-Independent Directors. Our Board affirmatively determined that Mr. Rohr is the only non-independent director. He meets the NYSE’s bright-line relationship test as an executive officer of PNC.

Independent Directors – Relationships Meeting Our Categorical Standards. Our Board affirmatively determined that each of the directors listed below has no material relationship with PNC. All of these directors have relationships each of which meet the categorical standards. These relationships could include direct relationships or relationships as a partner, shareholder or officer of an organization that has a relationship with PNC. As a result, our Board has affirmatively determined that each of these directors is independent under the NYSE’s corporate governance rules:

Charles E. Bunch

Paul W. Chellgren

Robert N. Clay

Kay Coles James

Richard B. Kelson

Bruce C. Lindsay

Anthony A. Massaro

Jane G. Pepper

Donald J. Shepard

Lorene K. Steffes

Dennis F. Strigl

Stephen G. Thieke

Thomas J. Usher

George H. Walls, Jr.

Helge H. Wehmeier

Independent Directors—Relationships Not Meeting Our Categorical Standards. Richard O. Berndt is the Managing Partner of the law firm of Gallagher Evelius & Jones LLP. This firm provided legal services in each of the last three years to PNC and a predecessor corporation, Mercantile Bankshares Corporation.

These services do not meet our categorical standards of independence for services provided in the ordinary course of business, as they involve the provision of legal services from a firm where a director is a partner or managing member.

In reviewing the relationship, however, the Board concluded that Mr. Berndt is independent, noting:

•

The annual fees earned by the firm from its representation of PNC (and Mercantile) in each of the last three years were less than 2% of the firm’s revenues. For 2007, 2008 and 2009, the total fees received by the firm were approximately $306,000, $266,000 and $204,000, respectively.

•	The legal services involved ordinary course banking transactions and not strategic issues or advice.

•	Mr. Berndt did not participate actively in the legal services provided by his firm to PNC or Mercantile.

•	Effective January 1, 2010, Mr. Berndt committed that his law firm would not provide any future services to PNC.

Transactions with Directors

The following summarizes our transactions with directors and their affiliated entities. No transaction fails the NYSE’s bright-line test for independence. Except as discussed above with respect to Mr. Berndt, all of these transactions meet our categorical standards of independence.

Categorical Standards of Independence. For the categorical standards of independence that we have adopted, our non-employee directors who served at any time during 2009 had the following relationships with PNC or its subsidiaries, in the ordinary course of business:

Name	General Banking Accounts and Services (1)	Credit Relationships (2)	Other Corporate Products and Services (3)	Charitable Contributions (4)
Richard O. Berndt	•	•	•	•
Charles E. Bunch	•	•	•	•
Paul W. Chellgren	•		•	•
Robert N. Clay	•	•	•	•
George A. Davidson*	•	•	•	•
Kay Coles James	•
Richard B. Kelson	•	•	•	•
Bruce C. Lindsay	•	•	•	•
Anthony A. Massaro	•	•	•
Jane G. Pepper	•	•	•	•
Donald J. Shepard	•	•	•	•
Lorene K. Steffes	•			•
Dennis F. Strigl	•	•	•	•
Stephen G. Thieke				•
Thomas J. Usher	•	•	•	•
George H. Walls, Jr.	•	•	•
Helge H. Wehmeier	•	•	•	•
* On April 28, 2009, George A. Davidson, Jr. retired as a director of PNC. The Board had previously affirmed his independence from PNC management.

This chart reflects relationships between PNC and the director, an immediate family member, or a company or charitable organization of which the director or an immediate family member is a partner, shareholder, officer, employee, or director. The companies or charitable organizations affiliated with a director do not include entities that have not been affiliated with the director in the last three fiscal years.

(1) Includes deposit accounts, wealth management products, or insurance products. May include accounts and products provided to the director personally, or to an entity affiliated with the director.

(2) Includes personal extensions of credit, including mortgages or home equity loans, as well as credit and credit-related products to entities affiliated with the director.

(3) Includes other products or services provided to entities affiliated with the director, which may include treasury management or capital markets products.

(4) Includes both charitable contributions made to entities affiliated with directors, as well as matching gifts provided to charities personally supported by the director.

Customer Relationships. We provide financial services to most of our directors. We also provide financial services to certain immediate family members and affiliated entities. We offer these services in the ordinary course of our business. We provide the services on substantially the same terms and conditions, including price, as we provide to other similarly situated customers.

We also extend credit to certain directors, immediate family members and affiliated entities. Federal banking law (Regulation O) governs these extensions of credit. We discuss the impact of Regulation O and our process for managing these extensions on credit on page [        ].

Business Relationships. We also enter into other business relationships with entities affiliated with our directors or their immediate family members. These relationships are in the ordinary course of business, and include the following:

Mr. Berndt is the Managing Partner of the law firm of Gallagher Evelius & Jones LLP. This law firm provided legal services to PNC and its predecessor, Mercantile Bankshares Corporation, which we acquired in 2007. The law firm provided limited legal services to PNC in 2009 and Mr. Berndt has committed that his firm will cease to provide such services to PNC effective January 1, 2010, as described on page [        ].

In 2009, Mr. Strigl was the President and Chief Operating Officer of Verizon Communications, which provides certain telecommunications services to us. These services are provided to us in the ordinary course of business at rates and fees applicable to similarly situated customers. Mr. Strigl retired from Verizon at the end of 2009.

Mr. Thieke is a director of RiskMetrics Group, Inc. We use services from RiskMetrics or its subsidiaries from time to time. These services are provided to us in the ordinary course of business at rates and fees applicable to similarly situated customers.

Certain Charitable Contributions. Ms. Pepper is the President of the Pennsylvania Horticultural Society (PHS). Since 1992, PNC has supported the Philadelphia Flower Show, an annual exhibition produced by the PHS. Our annual sponsorship amount does not exceed the dollar thresholds described in our categorical standards.

In 2009, Ms. Pepper announced her retirement as the President of PHS, which will take effect on June 1, 2010.

Apart from the contribution to the PHS, we make contributions to charitable organizations where our directors serve as directors or trustees, but not as executive officers. We also match charitable contributions made by our directors. We describe this matching gift program on page [        ].

Family Relationships

No family relationship exists between any of our directors or executive officers and any of our other directors or executive officers. There are family relationships between executive officers and some of the approximately 56,000 PNC employees. These employees participate in compensation and incentive plans or arrangements on the same basis as other similarly situated employees.

Norma Hajduk, a Senior Vice President and National Sales Manager of a subsidiary of PNC Bank, National Association, is the sister of Timothy G. Shack, Vice Chairman of PNC. For 2009, she received a base salary of $190,000 and an annual incentive award (payable in 2010) of $211,280. In addition, during 2009, she received 1,200 options and 560 restricted shares of our common stock.

Indemnification and Advancement of Costs

We indemnify directors, officers and, in some cases, employees and agents, against certain liabilities. The covered person may have incurred a liability as a result of service on our behalf or at our request. On behalf of a covered person, we may also advance the costs of certain claims or proceedings. If we advance costs to a person who is not entitled to receive indemnification, the person agrees to repay us. The insurance policies we maintain for our directors and executive officers also provide coverage against certain liabilities.

The indemnification provisions, the advancement of costs, and our insurance coverage may provide benefits to our directors and executive officers. During 2009, we advanced costs with respect to pending litigation against us on behalf of two executive officers, including our CEO, who were also named as defendants. We did not advance costs in 2009 on behalf of any non-management director, or any former director or executive officer.

Related Person Transactions Policies and Procedures

SEC regulations require disclosure of our related person transactions policies and procedures. In this regard, our principal policies and procedures are contained in our Code of Business Conduct and Ethics and the related ethics policies that provide more detailed rules and guidance supporting the code. The code is described in more detail on page [        ].

In addition, we have policies and procedures to support our compliance with Regulation O, the federal banking regulation relating to the extensions of credit by our subsidiary banks to insiders. For these purposes, insiders include our directors, executive officers and entities in which the individuals have specific control positions.

We believe that these policies and procedures provide appropriate levels of control and monitoring of the types of related person transactions that are likely to arise in our business. We describe the policies and procedures in more detail below.

Code of Business Conduct and Ethics. Our Code of Business Conduct and Ethics contains several provisions that regulate related person transactions. The Code of Business Conduct and Ethics applies generally to all employees, including executive officers, and to our directors.

Doing Business with PNC. An employee or an immediate family member may want to engage in a business arrangement, such as the sale or lease of property or the provision of services, with PNC. For these transactions, we require prior approval from a supervisor and our Corporate Ethics Office.

Financial Services to Employees. Our employees and their extended families are encouraged to use PNC for their personal financial services. Any services must be provided on the same terms as are available to the general public, all employees in a market or business, or all similarly situated employees.

Transacting PNC Business. We prohibit directors and employees from transacting business on behalf of PNC with a supplier or customer in which the director, employee, or extended family member has a significant personal or financial interest. We also prohibit directors and employees from transacting business on behalf of PNC with respect to their own accounts, extended family member accounts, or accounts for anyone whose close relationship may reasonably be viewed as creating a conflict of interest. Our phrase “extended family member” is similar to the SEC’s definition of “immediate family member” in Item 404(a) of Regulation S-K. We have established procedures in certain of our businesses to permit employees to transact business with family members, subject to appropriate oversight and compliance with applicable laws and regulations, including Regulation O.

We employ relatives of executive officers and may employ relatives of directors, in some cases under circumstances that constitute related person transactions. See “Family Relationships” on page [        ]. We track the employment and compensation of relatives of executive officers and directors. We have policies that restrict special treatment in the hiring or compensation of a relative of an executive officer or director. Our employment of a director’s relative would be a factor in the determination of the director’s independence under NYSE rules and our categorical standards for director independence. See Corporate Governance at PNC—Director Independence, which begins on page [        ].

Under the Code of Business Conduct and Ethics, employees may generally request waivers or exceptions from our Corporate Ethics Office. The Corporate Ethics Office may refer specific requests to a committee of senior managers that provides management oversight of ethics-related issues. This management-level committee may, in turn, refer requests to the full Board or any Board committee, including the Board’s Audit Committee, which provides Board-level oversight of ethics-related issues. In the case of directors and executive officers, any proposed waiver or exception must be approved by both the Corporate Ethics Office and the Audit Committee. In 2009, no directors or executive officers requested an exemption under any of the provisions described above.

Regulation O Policies and Procedures. We design policies and procedures to help ensure our compliance with Regulation O. This regulation imposes various conditions on a bank’s extension of credit to directors and certain officers. Any extensions of credit must comply with our own Regulation O policies and procedures. This includes a separate review by our designated Regulation O credit officer. A director can only meet our categorical standards of independence for extensions of credit if the credit complied with Regulation O at the time PNC extended it.

Our Regulation O policies and procedures require:

•

Extensions of credit to covered individuals or entities must be made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with those who are not covered. For credit extensions under a benefit or compensatory program widely available to all employees, we may not give preference to any covered individual.

•

The covered extension of credit be made following credit underwriting procedures no less stringent than those prevailing at the time for comparable transactions with non-covered individuals or entities. The extension of credit may not involve more than the normal risk of repayment or present other unfavorable features.

•	The amount of covered extensions of credit do not exceed individual and aggregate lending limits, depending on the identity of the borrower and the nature of the loan.

Our subsidiary bank, PNC Bank, National Association, designates a Regulation O Credit Officer to review extensions of credit to determine our compliance with these policies. If an extension of credit would result in an aggregate credit extension of more than $500,000, the bank’s Board of Directors must approve it. The bank’s Board of Directors receives a report of all extensions of credit made to executive officers under Regulation O.

SECURITY OWNERSHIP OF DIRECTORS,

EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

The table below shows the common stock ownership of our directors and officers. We include beneficial ownership of common stock as of February 12, 2010 for each director, each executive officer named in the Summary Compensation Table on page [        ], and all directors and executive officers as a group. Unless we otherwise note, each person exercises sole voting and investment power over these shares of common stock.

We determine the number of shares in the Common Stock Ownership column as beneficially owned by each director and executive officer pursuant to SEC regulations. This information does not necessarily indicate beneficial ownership for any other purpose. Beneficial ownership includes any shares of common stock as to which the individual has sole or shared voting power or investment power. We also include any shares of common stock that the individual has the right to acquire within 60 days of February 12, 2010 through the exercise of any option, warrant or right.

Name	Common Stock Ownership* (Number of Shares)
Non-Employee Directors:
Richard O. Berndt	16,749
Charles E. Bunch	281
Paul W. Chellgren	37,592	(1)(2)(3)
Robert N. Clay	12,361	(4)(5)
Kay Coles James	264
Richard B. Kelson	2,624	(6)
Bruce C. Lindsay	2,668
Anthony A. Massaro	8,830	(3)(7)(8)
Jane G. Pepper	16,840	(2)
Donald J. Shepard	8,967
Lorene K. Steffes	16,041	(2)(13)
Dennis F. Strigl	15,714	(2)
Stephen G. Thieke	7,661	(7)(13)
Thomas J. Usher	21,139	(2)(13)
George H. Walls, Jr.	365
Helge H. Wehmeier	34,826	(2)

Named Executive Officers:
William S. Demchak	816,893	(9)(10)(13)(14)
Joseph C. Guyaux	728,643	(9)(10)(11)
Richard J. Johnson	281,520	(9)(10)
James E. Rohr	2,639,597	(9)(10)(12)
Timothy G. Shack	573,962	(9)(13)
Six remaining executive officers	1,675,445	(9)(10)(13)(15)
Directors and Executive Officers as a Group (27 persons):	6,918,982	(16)
*	As of February 12, 2010, there were 517,509,690 shares of PNC common stock issued and outstanding. The number of shares of common stock held by each individual is less than 1% of the outstanding shares of common stock; the total number of shares of common stock held by the group is approximately 1.3% of the class. If employee or director stock options were exercisable within 60 days of February 12, 2010, we added those numbers to the total of shares issued and outstanding. No director or executive officer beneficially owns shares of PNC preferred stock.

(1)	Includes shares held in the PNC Bank, Kentucky Deferred Compensation Plan.

(2)	Includes 14,000 shares subject to non-employee director non-statutory exercisable stock options.

(3)	Includes shares held by spouse.

(4)	Includes 8,000 shares subject to non-employee director non-statutory exercisable stock options.

(5)	Includes 3,653 shares held as custodian.

(6)	Includes 2,000 shares subject to non-employee-director non-statutory exercisable stock options.

(7)	Includes 6,000 shares subject to non-employee director non-statutory exercisable stock options.

(8)	Includes 1,000 shares held in a limited partnership.

(9)	Includes shares subject to employee non-statutory stock options held by the executive officers and exercisable as of April 11, 2010. The shares subject to those options are as follows: Mr. Rohr (1,951,454); Mr. Johnson (199,033); Mr. Demchak (509,072); Mr. Guyaux (589,044); and Mr. Shack (464,119). The aggregate number of shares subject to such options for the remaining six executive officers is 1,272,697.

(10)	Includes shares held in our ISP.

(11)	Includes 19 shares held indirectly as custodian for grandchild.

(12)	Includes 516 shares held indirectly as custodian for daughter, 58,200 shares owned by spouse, 53,555 shares held as assets of a grantor retained annuity trust; and 21,320 shares held in trust for daughter.

(13)	Includes shares held jointly with spouse.

(14)	Includes 50,000 shares held as assets of a grantor retained annuity trust.

(15)	Includes, for an executive officer not named in the table, six shares held directly by the executive officer’s daughter, as to which six shares the individual disclaims beneficial ownership.

(16)	Includes, for ten non-employee directors, an aggregate total of 106,000 shares subject to director non-statutory exercisable stock options. Also includes the text of footnotes (1) through (15).

Security Ownership of Certain Beneficial Owners. We know that the following entity owns at least five percent of our common stock. We base our knowledge on a review, as of February 12, 2010, of Schedules 13D and 13G filed with the SEC. The numbers shown on the table below represent holdings as of December 31, 2009 and should be interpreted in light of the related footnotes.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
FMR LLC(1) 82 Devonshire Street Boston, Massachusetts 02109	45,916,518(1)(2)	9.954%

(1)	According to the Schedule 13G (Amendment No. 2) filed by FMR LLC with the SEC on February 12, 2010, the shares of our common stock are beneficially owned by Fidelity Management & Research Company (42,381,771 shares), Strategic Advisers, Inc. (4,419 shares), Pyramis Global Advisors, LLC (238,910 shares), Pyramis Global Advisors Trust Company (836,053 shares), direct and indirect wholly owned subsidiaries of FMR LLC, and FIL Limited (2,455,365 shares).

(2)	FMR LLC and FIL Limited are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Securities Exchange Act of 1934, as amended, and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other entity within the meaning of Rule 13d-3 promulgated under that Act. They are of the view that the shares held by the other corporation need not be aggregated for purposes of Section 13(d). However, FMR LLC made the filing on a voluntary basis as if all of the shares were beneficially owned by FMR LLC and FIL on a joint basis.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file with us, the SEC and the NYSE initial reports of ownership and reports in changes in ownership of any PNC equity securities. In 2009, two of our directors, Paul W. Chellgren and Anthony A. Massaro, received cash distributions in connection with prior elections made under our Directors Deferred Compensation Plan. Due to an administrative error on our part, neither director received the distribution in accordance with their election, which resulted in late Form 4 filings for both directors. In addition, we failed to file a Form 4 on a timely basis on behalf of two executive officers (Robert Q. Reilly and Thomas K. Whitford), in connection with the acquisition of phantom stock units under our Supplemental Incentive Savings Plan and Deferred Compensation Plan. In making this statement, we have relied in part on the written representations of our current non-employee directors and our current and certain former executive officers and on copies of the reports provided to us.

ITEM 1

ELECTION OF DIRECTORS

Our Board of Directors determines the number of directors to nominate for election each year. The PNC By-Laws contemplate a Board that ranges in size from five to 36 directors. Acting on the recommendation of the Nominating and Governance Committee, our Board has fixed the number of directors to be elected at the 2010 annual meeting at 17.

The Board has nominated the persons named on pages [            ] to [            ] for election as directors, to hold office until the next annual meeting of shareholders and the election and qualification of their successors. All of our nominees are currently directors.

Your proxy, unless you direct otherwise, will be voted FOR all of the nominees named on pages [            ] to [            ].

Each nominee consents to being named in this proxy statement and to serve if elected. Our Board of Directors has no reason to believe that any nominee will be unavailable or unable to serve as a director. If, for any reason, a nominee is unavailable or unable to serve, we will vote your proxy in accordance with the recommendation of our Board.

Beginning on page [    ], we include the following information (as of the record date) for each of the nominees for election:

•	their names and ages;

•	the years they first became directors of PNC;

•	their principal occupations and public company directorships over the past five years; and

•

a brief discussion of the specific experience, qualifications, attributes or skills that led to our Board’s conclusion that the person should serve as a director, in light of our business and structure.

In addition to the information we include on the following pages, this proxy statement contains other important information related to our directors. We discuss our Board’s leadership structure and how our Board and its Committees operate. We discuss related person transactions, the nature of the relationships between our directors, affiliated entities, and PNC, and how our Board analyzes whether a director is independent from PNC management. We explain how we pay directors and how the equity ownership in PNC helps to align our Board, executive management, and long-term shareholders. Please see the following sections for more details on these topics:

•	Corporate Governance at PNC (page [ ])

•	Director Independence and Related Person Matters (page [ ])

•	Board Committees (page [ ])

•	Board Meetings in 2009 (page [ ])

•	Board Compensation in 2009 (page [ ])

•	Security Ownership of Directors, Executive Officers and Certain Beneficial Owners (page [ ])

The Board of Directors recommends a vote FOR each of the nominees listed on pages [            ].

Director Name		Biographical Information
Richard O. Berndt Age: 67 Director Since 2007 Risk Committee	Experience, Qualifications, Attributes, or Skills

Mr. Berndt is the Managing Partner of Gallagher Evelius & Jones LLP, a law firm based in Baltimore, Maryland.

Mr. Berndt received an undergraduate degree from Villanova University, a law degree from the University of Maryland School of Law, and a master’s degree from Johns Hopkins University.

Mr. Berndt joined our Board following PNC’s acquisition of Mercantile Bankshares Corporation. He joined the Mercantile Board of Directors in 1978.

Our Board values Mr. Berndt’s experience on the Board of a public company in the banking business. In addition, his involvement in the Baltimore community provides insights into a relatively new and growing market for PNC. Mr. Berndt’s background also gives him an understanding of legal issues, although he does not serve us in a legal capacity and does not provide legal advice to PNC.

	Public Company Directorships	Municipal Mortgage & Equity, LLC (until 2010) Mercantile Bankshares Corporation (until 2007)

Charles E. Bunch Age: 60 Director Since 2007 Nominating and Governance Committee Personnel and Compensation Committee	Experience, Qualifications, Attributes, or Skills

Mr. Bunch is the Chairman and Chief Executive Officer of PPG Industries, Inc., a Pittsburgh-based global supplier of paints, coatings, optical products, specialty materials, chemicals, glass and fiber glass.

Mr. Bunch received an undergraduate degree from Georgetown University and a master’s degree in business administration from Harvard University.

Mr. Bunch’s service as a public company CEO, his extensive management and finance experience and his involvement in the Pittsburgh community add significant value to our Board. In addition, Mr. Bunch brings regulatory and banking industry experience to our Board as he formerly served as a Director and the Chairman of the Federal Reserve Bank of Cleveland, our principal banking regulator.

	Public Company Directorships	H.J. Heinz Company PPG Industries, Inc.

Director Name		Biographical Information
Paul W. Chellgren Age: 67 Director Since 1995 Chairman, Audit Committee Executive Committee Personnel and Compensation Committee	Experience, Qualifications, Attributes, or Skills

Mr. Chellgren is an Operating Partner with Snow Phipps Group, LLC, a New York City-based private equity firm. In 2002, he retired as the Chairman and Chief Executive Officer of Ashland, Inc., a provider of specialty chemical products, services and solutions, headquartered in Ashland, Kentucky. He also served as the Chief Financial Officer of Ashland.

Mr. Chellgren received an undergraduate degree from the University of Kentucky, and a master’s degree in business administration from Harvard University.

Mr. Chellgren’s service as a public company CFO and his designation as an “audit committee financial expert” assist the Board in its oversight of financial and accounting issues. This financial background provides strong leadership of our Audit Committee, which he chairs. Our Board also values his extensive executive management experience, including as a CEO of a public company, and his involvement in the southern Ohio and northern Kentucky communities that we serve.

	Public Company Directorships	None

Robert N. Clay Age: 63 Director Since 1987 Nominating and Governance Committee	Experience, Qualifications, Attributes, or Skills

Mr. Clay is the Founder and Owner of Three Chimneys Farm, a Kentucky-based company that breeds thoroughbred horses. Before founding Three Chimneys Farm, Mr. Clay was the President of Top Yield Industries, an agricultural company that was later acquired by Cargill, Inc.

Mr. Clay received an undergraduate degree from the College of William and Mary.

Mr. Clay’s entrepreneurial background and management expertise provide our Board with important qualities and insights, and his tenure as a director has afforded our Board a valuable perspective through various business cycles. He is also active in the Kentucky communities that PNC serves.

	Public Company Directorships	None

Director Name		Biographical Information
Kay Coles James Age: 60 Director Since 2006 Personnel and Compensation Committee	Experience, Qualifications, Attributes, or Skills

Ms. James is President and Founder of The Gloucester Institute, a non-profit organization that trains and nurtures leaders in the African-American community.

From 2001 to 2006, she served as director of the U.S. Office of Personnel Management, where she was President George W. Bush’s principal human resources advisor.

She has also provided consulting services as a former Senior Partner in The J.C. Watts Companies and a former Senior Executive Vice President with MZM, Inc.

Ms. James received an undergraduate degree from Hampton University.

Having supervised the management of thousands of federal employees, Ms. James understands large-scale human resources operations and compensation matters. Our Board values these senior-level federal government and regulatory experiences, as well as her leadership of a non-profit organization in the Greater Washington, D.C. area, a significant market for PNC.

	Public Company Directorships	AMERIGROUP Corporation

Director Name		Biographical Information
Richard B. Kelson Age: 63 Director Since 2002 Audit Committee Personnel and Compensation Committee	Experience, Qualifications, Attributes, or Skills

Mr. Kelson is a private equity investor and advisor to middle-market companies. He is the Chairman and CEO of ServCo, LLC, a strategic sourcing and supply chain management company. He has also served as an Operating Advisor with Pegasus Capital Advisors, L.P., a private equity fund manager.

Mr. Kelson retired in 2006 as Chairman’s Counsel for Alcoa, a leader in the production and management of primary aluminum, fabricated aluminum and alumina. At Alcoa, he served as a member of the executive council, the senior leadership group for the company. From 1994 to 1997, Mr. Kelson served as Alcoa’s General Counsel. From 1997 to 2006, he served as Alcoa’s Chief Financial Officer.

Mr. Kelson received an undergraduate degree from the University of Pennsylvania, and a law degree from the University of Pittsburgh.

As with Mr. Chellgren, Mr. Kelson’s service as a public company CFO and his designation as an “audit committee financial expert” assist the Board and Audit Committee with the oversight of financial and accounting issues. The Board also values Mr. Kelson’s executive management experience and his background as a public company general counsel, although he does not serve in a legal capacity or provide legal advice to PNC or our Board.

	Public Company Directorships	Commercial Metals Company MeadWestvaco Corp. Lighting Science Group Corporation (until 2010)

Director Name		Biographical Information
Bruce C. Lindsay Age: 68 Director Since 1995 Audit Committee Risk Committee	Experience, Qualifications, Attributes, or Skills

Mr. Lindsay is a private equity investor and Chairman and Managing Member of 2117 Associates, LLC, a business consulting firm.

For the majority of his professional life, Mr. Lindsay has invested in privately held companies. He has also served as the CEO of various operating companies and has been a director of many companies as well. Since 1997, he has served as a senior advisor to CMS Companies, a private investment firm, and advises several companies in that capacity.

Mr. Lindsay received an undergraduate degree from Yale University and a master’s degree in business administration from the University of Chicago.

Our Board values Mr. Lindsay’s managerial, operational, and investing experience and the broad array of companies where he has served in an executive capacity. The Board believes that these skills assist in the oversight of PNC management and give him insights into the operations of our company. Mr. Lindsay is also active in the Philadelphia community, a significant market for PNC.

	Public Company Directorships	None

Director Name		Biographical Information

Anthony A. Massaro Age: 65 Director Since 2002 Nominating and Governance Committee Risk Committee	Experience, Qualifications, Attributes, or Skills

Mr. Massaro is the retired Chairman and Chief Executive Officer of Lincoln Electric Holdings, Inc., a leader in the design, development and manufacture of welding products and cutting equipment. He retired as CEO in April 2005 and as Chairman in October 2005.

Previously, Mr. Massaro served as a Group President of Westinghouse Electric Corporation, and in a variety of other executive positions at Westinghouse.

Mr. Massaro received an undergraduate degree from the University of Pittsburgh.

Mr. Massaro’s service as the CEO of a large public company, and his experience in a number of other senior management positions, assist our Board’s oversight of management and issues generally facing public companies.

	Public Company Directorships	Commercial Metals Company

Director Name		Biographical Information
Jane G. Pepper Age: 64 Director Since 1997 Risk Committee	Experience, Qualifications, Attributes, or Skills

Ms. Pepper is the President of the Pennsylvania Horticultural Society (PHS), a non-profit organization, and America’s first horticultural society.

Ms. Pepper received an undergraduate degree from the University of Delaware.

Ms. Pepper brings a diverse set of experiences to our Board, beginning with her management experience at the PHS. For 30 years, Ms. Pepper has led this Philadelphia-based organization, supervising over 100 employees, and executing a strategic plan with a vision of sustainability and community impact. Beyond this leadership, the Board appreciates her insights as PNC continues to expand our own environmentally conscious initiatives.

Ms. Pepper brings additional regulatory and banking industry experience to our Board, having formerly served as a director and the Chairwoman of the Federal Reserve Bank of Philadelphia.

	Public Company Directorships	None

Director Name		Biographical Information
James E. Rohr Age: 61 Director Since 1990 Executive Committee Risk Committee	Experience, Qualifications, Attributes, or Skills

Mr. Rohr is the Chairman and Chief Executive Officer of PNC. He joined the company in 1972.

Mr. Rohr received an undergraduate degree from the University of Notre Dame and a master’s degree in business administration from The Ohio State University.

The Board believes that the current CEO should also serve as a director. Under the leadership structure discussed elsewhere in this proxy statement, a CEO-director acts as a liaison between directors and management, and assists the Board in its oversight of the company. Mr. Rohr’s breadth of experiences, tenure and strong leadership provide unparalleled insights into the history, current operation, and strategic vision of PNC.

	Public Company Directorships	Allegheny Technologies Incorporated BlackRock, Inc.* EQT Corporation

* PNC maintains an equity stake in BlackRock, Inc. As of December 31, 2009, PNC’s equity interest in BlackRock was approximately 33%. In connection with this equity ownership, PNC is entitled to appoint two individuals to BlackRock’s Board of Directors. Mr. Rohr is one of the two PNC-appointed representatives.

Director Name		Biographical Information

Donald J. Shepard Age: 63 Director Since 2007 Audit Committee Risk Committee	Experience, Qualifications, Attributes, or Skills

Mr. Shepard is the retired Chairman of the Executive Board and Chief Executive Officer of AEGON N.V., a large life insurance and pension company.

Mr. Shepard received a master’s degree in business administration from the University of Chicago.

Mr. Shepard joined our Board following PNC’s acquisition of Mercantile Bankshares Corporation. He joined the Mercantile Board of Directors in 1992.

Mr. Shepard’s service as the CEO of a large, international public company, particularly a company in the financial services sector, gives him insights into many issues facing PNC, and supports the Board’s ability to oversee complex and dynamic issues. Mr. Shepard’s duties and experiences at AEGON also assist our Board with its oversight of financial and risk issues. Our Board also values Mr. Shepard’s experience on the Board of a public company in the banking business and his involvement in the Baltimore community.

	Public Company Directorships	CSX Corporation The Travelers Companies, Inc. Mercantile Bankshares Corporation (until 2007)

Director Name		Biographical Information
Lorene K. Steffes Age: 64 Director Since 2000 Risk Committee	Experience, Qualifications, Attributes, or Skills

Ms. Steffes is an independent business advisor with executive, business management and technical expertise in the telecommunications and information technology industries. She formerly served as Vice President and General Manager, Global Electronics Industry, for IBM. Ms. Steffes also served as the President and Chief Executive Officer of Transarc Corporation, a software development firm, which was later acquired by IBM.

Ms. Steffes received undergraduate and master’s degrees from Northern Illinois University.

Our Board values Ms. Steffes’s managerial experiences throughout the technology industry, including as a chief executive. Her background assists the Board in its oversight of technological issues, which have become increasingly important for large, complex banking organizations.

Our Board values Ms. Steffes’s wide array of experiences in the technology industry and her understanding of operational and technological issues. This background informs our Board’s general oversight of issues related to technology.

	Public Company Directorships	RadiSys Corporation

Director Name		Biographical Information
Dennis F. Strigl Age: 63 Director Since 2001 Executive Committee Nominating and Governance Committee Chairman, Personnel and Compensation Committee	Experience, Qualifications, Attributes, or Skills

Mr. Strigl is the retired President and Chief Operating Officer of Verizon Communications Inc., one of the world’s leading providers of communications services, where he served until December 2009. Prior to that, he was the President and Chief Executive Officer of Verizon Wireless, a joint venture controlled by Verizon.

Mr. Strigl received an undergraduate degree from Canisius College and a master’s degree in business administration from Fairleigh Dickinson University.

Our Board values Mr. Strigl’s service as a senior executive at a large public company, and his former executive management expertise as the CEO of Verizon Wireless. His management of a large workforce at Verizon informs his leadership of our Personnel and Compensation Committee and gives him a strong understanding of human resources and compensation matters. Mr. Strigl’s additional responsibility for internal functional services, such as finance and real estate, adds depth and experience to the Board’s ability to oversee the operations of our company.

	Public Company Directorships	ANADIGICS, Inc. (until 2007; 2009-Present) Eastman Kodak Company

Director Name		Biographical Information
Stephen G. Thieke Age: 63 Director Since 2002 Executive Committee Chairman, Risk Committee	Experience, Qualifications, Attributes, or Skills

Mr. Thieke is the retired Chairman of the Risk Management Committee of J.P. Morgan, a financial institution. While at J.P. Morgan, he served in a variety of senior management positions, including head of the Corporate Risk Management Group.

Before joining J.P. Morgan, Mr. Thieke worked for 20 years at the Federal Reserve Bank of New York, where he was Executive Vice President and head of the Credit and Capital Markets Group.

Mr. Thieke also served as a member of the Board of Directors for the Financial Services Authority of the U.K.

Mr. Thieke received an undergraduate degree from Manhattan College.

Mr. Thieke’s broad, extensive experience in banking and risk management, coupled with his background as a senior financial regulator, provides the Board with an invaluable resource in its oversight of risk. Since its inception, Mr. Thieke has served as the Chairman of the Risk Committee.

	Public Company Directorships	RiskMetrics Group, Inc.

Director Name		Biographical Information
Thomas J. Usher Age: 67 Director Since 1992 Presiding Director Chairman, Executive Committee Chairman, Nominating and Governance Committee	Experience, Qualifications, Attributes, or Skills

Mr. Usher is the non-executive Chairman of Marathon Oil Corporation, an integrated international energy company. He formerly served as the Chairman, Chief Executive Officer and President of United States Steel Corporation, an integrated international steel producer, until his retirement in 2004. He served as the Chairman of the Board of U.S. Steel until 2006.

Mr. Usher received an undergraduate degree, master’s degree, and Ph.D. from the University of Pittsburgh.

Our Board values Mr. Usher’s extensive executive management experience, including as the CEO of a public company, and significant involvement throughout the Pittsburgh community. In his duties as the Board’s Presiding Director, and as Chairman of the Nominating and Governance Committee, Mr. Usher can draw from a diverse set of leadership experiences and governance perspectives at large public companies, having served as a CEO, a non-executive Chairman, and an independent director.

Personnel and Compensation Committee	Public Company Directorships	H.J. Heinz Company Marathon Oil Corporation PPG Industries, Inc. United States Steel Corporation (until 2005)

Director Name		Biographical Information
George H. Walls, Jr. Age: 67 Director Since 2006 Audit Committee	Experience, Qualifications, Attributes, or Skills

General Walls was the Chief Deputy Auditor for the State of North Carolina from 2001 to 2004. His responsibilities included oversight of the statewide operations of auditors, administrative and support staff.

General Walls served on active duty for over 28 years in the United States Marine Corps, retiring at the rank of Brigadier General in 1993.

General Walls received an undergraduate degree from West Chester State College and a master’s degree from North Carolina Central University.

Our Board values the financial and managerial experiences that General Walls brings to his duties as a director, both as the former Chief Deputy Auditor of North Carolina, and as displayed by the missions he led during an esteemed military career. These experiences show a strong fiscal management and operations experience, as well as valuable perspectives in human resources and internal audit.

	Public Company Directorships	Lincoln Electric Holdings, Inc.

Helge H. Wehmeier Age: 67 Director Since 1992 Nominating and Governance Committee	Experience, Qualifications, Attributes, or Skills

Mr. Wehmeier retired as the Vice Chairman of Bayer Corporation in 2004. He had served in that capacity since 2002, and was President and Chief Executive Officer since 1991. Bayer Corporation is the U.S. subsidiary of Bayer Group of Germany, an international life sciences, polymers and specialty chemicals company.

Mr. Wehmeier is an alumnus of the International Management Development Institute in Lausanne, Switzerland and the Institut European d’Administration des Affaires in Fontainebleau, France.

Our Board values Mr. Wehmeier’s executive management experience and, in particular, his extensive experiences with merger integration activities at Bayer, which contributes to the Board’s oversight of our operations and acquisition integrations.

	Public Company Directorships	Owens-Illinois, Inc. Terex Corporation (until 2010)

ITEM 2

RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010

Our Board’s Audit Committee is composed entirely of directors who are independent as defined in the NYSE’s corporate governance rules. Among other things, the Board has also determined that each committee member is financially literate and possesses accounting or related financial management expertise. The Board made these determinations in its business judgment, based on its interpretation of the NYSE’s requirements for committee members.

Under the Audit Committee’s charter, the committee is responsible for selecting PNC’s independent auditors. The committee evaluates and monitors the auditors’ qualifications, performance and independence. This responsibility includes a review and evaluation of the lead audit partner. The committee also listens to the opinions of our General Auditor, who supervises the internal audit function, and other members of our management.

You can learn more about the committee’s responsibilities with respect to the independent auditors in the committee’s charter, which is posted on the corporate governance section of our corporate website at www.pnc.com/corporategovernance.

On February 10, 2010, the Audit Committee presented its conclusions regarding the independent auditors to our Board of Directors. Following this presentation, the Board voted unanimously to recommend that shareholders vote to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP (PwC) as PNC’s independent registered public accounting firm for 2010.

The Audit Committee and Board have adopted a policy that if a majority of the votes cast at the annual meeting is against ratification, the committee will reconsider its selection of PwC. The committee will be under no obligation, however, to select new independent auditors. If the committee does select new independent auditors for 2010, we will not seek shareholder ratification of the committee’s new selection.

Audit and Non-Audit Fees

At its meeting on February 9, 2009, our Audit Committee appointed PricewaterhouseCoopers LLP, an Independent Registered Public Accounting Firm, to audit our consolidated financial statements for 2009, and our shareholders ratified it on April 28, 2009. We expect representatives of PwC to be available at the annual meeting. They will have an opportunity to make a statement and respond to appropriate questions.

In considering the nature of the services provided by our independent auditors, the Audit Committee determined that the services are compatible with the provision of independent audit services. The committee discussed these services with the independent auditors and our management to determine that they are permitted under the SEC rules and regulations concerning auditor independence.

The following table summarizes the total fees for professional services rendered by PwC to PNC for 2009 and 2008:

Category	2009 (in millions)	2008 (in millions)
Audit Fees	$16.1	$12.1
Audit-Related Fees	$4.5	$2.8
Tax Fees	$0.4	$0.2
All Other Fees	$0.2	$0.2
Total Fees Billed	$21.2	$15.3

Audit Fees. These fees consisted primarily of the audit of PNC’s annual consolidated financial statements, reviews of PNC’s quarterly consolidated financial statements included in Form 10-Q filings, comfort letters and other services related to SEC matters, assistance with the implementation of new accounting pronouncements and related expenses.

Audit-Related Fees. These fees consisted primarily of SAS 70 reports and compliance reviews. The audit-related services were higher in 2009 as PwC issued certain SAS 70 reports in 2009 that were prepared by another audit firm during 2008.

Tax Fees. These fees were attributable to tax compliance services and international tax consulting.

All Other Fees. These fees primarily consisted of transaction-related services.

Procedures for Pre-Approving Audit and Permitted Non-Audit Services

The Audit Committee is responsible for pre-approving audit and permitted non-audit services (such as tax) to be provided to us by our independent auditors. The Committee is given this responsibility to confirm that providing services will not impair our auditors’ independence. The Committee performs this function for us, our subsidiaries and our employee benefit plans.

The Committee’s responsibility also includes pre-approval of the fees for such services (although SEC regulations do not require the pre-approval of fees) and the other terms of the engagement. The Committee may either pre-approve specific fees, or a methodology for determining fees.

Pre-approval may be general (categories of services) or specific (individual services). If the Committee pre-approves a general category of services, it will review and pre-approve the category at least every year. The Committee will be responsible for approving any fee or other compensation arrangements for services covered by a pre-approval of a general category of services.

The full Committee may exercise pre-approval authority, or the Chairman of the Committee may exercise the authority as required between meetings. The Committee may also delegate this authority, in whole or in part, to one or more Committee members. Any person exercising delegated authority will report on the pre-approvals at the next scheduled meeting of the Committee, which will be reflected in the meeting minutes. The Audit Committee may not delegate its pre-approval authority to any other person, including any member of our management or other PNC employee or agent.

The written request for pre-approval includes, at a minimum, a description of the nature of the engagement, the proposed fee for the services, and a statement that the provision of the services is consistent with SEC and other applicable rules on auditor independence. In reviewing a pre-approval request, the Committee or Chairman may request members of our management to provide their views on auditor independence questions.

The Audit Committee may amend these procedures from time to time.

Report of the Audit Committee

The PNC Board of Directors has appointed an Audit Committee composed of five directors, each of whom is independent as defined in the New York Stock Exchange listing standards. Acting on the recommendation of the Nominating and Governance Committee, the Board of Directors has determined that each of Paul W. Chellgren and Richard B. Kelson is an “audit committee financial expert,” as that term is defined in Securities and Exchange Commission rules.

The Board of Directors has approved a written charter for the Audit Committee. A copy of that charter, as approved and amended by the Board on February 10, 2010, is available on PNC’s website at www.pnc.com/corporategovernance. The Audit Committee’s job is one of oversight, as set forth in its charter. It is not the duty of the Audit Committee to prepare PNC’s consolidated financial statements, to plan or conduct audits, or to determine that PNC’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. PNC’s management is responsible for preparing PNC’s consolidated financial statements and for establishing and maintaining effective internal control over financial reporting. PNC’s management is also responsible for its assessment of the effectiveness of internal control over financial reporting. The independent auditors are responsible for the audit of PNC’s consolidated financial statements and the audit of the effectiveness of PNC’s internal control over financial reporting. In addition, the independent auditors are responsible for the audit of management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009.

The Audit Committee has reviewed and discussed PNC’s audited consolidated financial statements with management and with PricewaterhouseCoopers LLP (PwC), PNC’s

Independent Registered Public Accounting Firm for 2009. The Audit Committee has selected PwC as PNC’s independent auditors for 2010, subject to shareholder ratification. A portion of the Audit Committee’s review and discussion of PNC’s audited consolidated financial statements with PwC occurred in private sessions, without PNC management present.

The Audit Committee has discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received from PwC the written statements required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed PwC’s independence with representatives of PwC, and has considered the compatibility of non-audit services with the auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in PNC’s Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Paul W. Chellgren, Chairman

Richard B. Kelson

Bruce C. Lindsay

Donald J. Shepard

George H. Walls, Jr.

In accordance with SEC regulations, the Report of the Audit Committee shall not be incorporated by reference into any of our future filings made under the Securities Exchange Act of 1934 or the Securities Act of 1933. The report is not deemed to be soliciting material or to be filed with the SEC under the Exchange Act or the Securities Act.

The Board of Directors recommends a vote FOR the ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2010.

ITEM 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As discussed in the Compensation Discussion and Analysis (CD&A) section of this proxy statement, we believe that our compensation philosophy and principles, which emphasize performance-based compensation and the management of risk, strongly align the interests of our executives and our shareholders. We believe that our culture focuses executives on prudent risk management and appropriately rewards them for performance. Our compensation policies and procedures are described in detail on pages [            ] of this proxy statement.

As a participant in the U.S. Treasury’s TARP Capital Purchase Program in 2009, PNC was required to submit an advisory vote on executive compensation to our shareholders. Although PNC’s repayment of the Treasury’s TARP preferred stock investment has eliminated the requirement to include an advisory vote in this year’s proxy statement, both management and our Board of Directors believe that we should present this proposal to our shareholders.

While the advisory nature of this vote will not bind our Board, it gives our shareholders an opportunity to vote on the compensation of our executives.

Upon the recommendation of our Board of Directors, we ask shareholders to consider the following resolution:

“RESOLVED, that the holders of the common stock and the voting preferred stock of The PNC Financial Services Group, Inc. (the “Company”), voting together as a single class, approve the compensation of the Company’s five executives named in the Summary Compensation Table of the Company’s Proxy Statement for the 2010 Annual Meeting of Shareholders, as described in the Compensation Discussion and Analysis, the Executive Compensation Tables and the related disclosure contained in the Proxy Statement.”

The Board of Directors recommends a vote FOR the advisory resolution on executive compensation, as described above.

ITEM 4

SHAREHOLDER PROPOSAL

We expect the following proposal to be presented by the Trowel Trades S&P 500 Index Fund at the Annual Meeting. We include the full text of the shareholder’s proposal below, but do not independently verify the assertions made by the shareholder.

The Board of Directors has recommended a vote AGAINST this proposal for broader policy reasons, as described in more detail below. The address and security holdings of the shareholder will be supplied upon request to the Corporate Secretary at the address listed on page         .

The text of the proposal follows.

* * * * * * * * * *

“RESOLVED: that the shareholders of PNC Financial Services Group Inc. (“the Company”) urge the Board of Directors to seek shareholder approval of future severance agreements with senior executives that provide benefits in an amount exceeding 2.99 times the sum of the executives’ base salary plus bonus. “Future severance agreements” include employment agreements containing severance provisions, special retirement provisions and agreements renewing, modifying or extending existing such agreements. “Benefits” include lump-sum cash payments (including payments in lieu of medical and other benefits); the payment of any “gross-up” tax liability; the estimated present value of special retirement provisions; any stock or option awards that are awarded under any severance agreement; any prior stock or option awards as to which the executive’s access is accelerated under the severance agreement; fringe benefits; and consulting fees (including reimbursable expenses) to be paid to the executive.”

SUPPORTING STATEMENT

In our opinion, severance agreements as described in this resolution, commonly known as “golden parachutes”, are excessive in light of the high levels of compensation enjoyed by senior executives at the Company and U.S. corporations in general.

We believe that requiring shareholder approval of such agreements may have the beneficial effect of insulating the Board of Directors from manipulation in the event a senior executive’s employment must be terminated by the Company. Because it is not always practical to obtain prior shareholder approval, the Company would have the option if this proposal were implemented of seeking shareholder approval after the material terms of the agreement were agreed upon.

For those reasons, we urge shareholders to vote for this proposal.

STATEMENT BY THE BOARD OF DIRECTORS IN OPPOSITION TO THE PROPOSAL

After careful consideration, the Board of Directors unanimously recommends that you vote against the Trustee of the Trowel Trades S&P 500 Index Fund’s proposal.

Our Board and our Board’s Personnel and Compensation Committee have a long track record of responsible pay practices, including in relation to severance payments. In 2009, approximately 93% of the PNC shareholders casting votes approved our “say on pay” resolution relating to the compensation of our five named executive officers as described in the Compensation Discussion and Analysis and the related disclosures contained in the 2009 Annual Meeting Proxy Statement. We believe that this demonstrates a strong vote of support for our executive compensation practices and the judgment of our Personnel and Compensation Committee.

As a practical matter, circumstances could arise in which the Personnel and Compensation Committee may deem it to be in the best interests of PNC and its shareholders to hire a particular individual in a situation where inducing the potential future executive requires us to offer severance protection. For example, if PNC wanted to retain a new senior executive from outside the company, convincing the executive to leave his or her employment could require us to provide a limited period of assured employment or compensation. In such a case, a responsible Personnel and Compensation Committee such as ours, which is composed entirely of independent directors, should be free to take such action without artificial constraints.

In this regard, we note that the limitations contained in the Proposal, by including not only cash severance, but other benefits such as the value of equity awards and even reimbursable business expenses, are far inferior to the separation benefits generally provided in the marketplace and would put PNC and its shareholders at a significant competitive disadvantage. While the Proposal suggests the possibility of seeking shareholder approval after the fact, we believe this process would be illusory at best. The potential for shareholders to reject a severance provision—potentially many months after the fact—would likely result in the promised severance benefits being viewed by a potential candidate as non-existent and thus worthless.

In addition, in the change in control context (described in more detail on pages [        ]), we will only make cash severance payments to an employee if there is both an acquisition of control of PNC by another company and termination of the employee’s employment. The Personnel and Compensation Committee believes that our limited use of change-in-control agreements allows management to remain focused and objective during the negotiation of a potential change in control.

We believe that these change-in-control agreements are consistent with the practices of many other large companies. The Personnel and Compensation Committee periodically reviews such arrangements and believes them to be reasonable, appropriate and necessary to ensure an appropriate transition in case a change in control is in the best interests of PNC and its shareholders. In prior reviews, the Committee has asked its independent compensation consultant to analyze the competitiveness of these change-in-control arrangements.

In view of PNC’s historical pay practices, our performance, especially when compared to peers, and the need to retain a valued and experienced leadership team, the policy embodied in this Proposal should not limit the ability of the Personnel and Compensation Committee to exercise its judgment. This policy was not tailored to PNC—instead, it was sent to numerous and disparate public companies regardless of the underlying factual circumstances at those companies. An obligation to limit the value or to obtain shareholder approval of an individual severance arrangement would severely inhibit our ability to recruit and retain talented executives. This proposal would restrict us from negotiating agreements that address the competitive market, our current needs, and the nature of employment situations.

The Board urges a vote AGAINST the approval of this proposal.

ITEM 5

SHAREHOLDER PROPOSAL

We expect the following proposal to be presented by the AFL-CIO Reserve Fund at the Annual Meeting. We include the full text of the shareholder’s proposal below, but do not independently verify the assertions made by the shareholder.

The Board of Directors has recommended a vote against this proposal for broader policy reasons, as described in more detail below. The address and security holdings of the shareholder will be supplied upon request to the Corporate Secretary at the address listed on page [        ].

The text of the proposal follows.

* * * * * * * * * *

“RESOLVED: The stockholders of PNC Financial Services Group, Inc. (the “Company”) hereby request that the Board of Directors (“Board”) report annually on the extent to which the application of Section 162(m) of the Internal Revenue Code resulted in some or all of the remuneration of the Company’s senior executives being non-deductible for federal income tax purposes, how much money the payment of non-deductible compensation is costing our Company in higher taxes, and the rationale for paying such non-deductible compensation to senior executives.”

SUPPORTING STATEMENT

Our Company is one of the financial institutions that received financial assistance under the U. S. Treasury Department’s Troubled Asset Relief Program (“TARP”), which sought to inject liquidity into the financial system and to revive the credit markets. Some institutions have repaid these funds, but our Company had not at the time this proposal was submitted.

In the ongoing debate over the bailout of financial institutions, critics noted that these companies’ compensation programs created perverse incentives for executives to focus on short-term results, even if those results were ultimately not in the companies’ long-term interests. Congress responded by establishing standards restricting the executive compensation at institutions receiving TARP funds.

One such standard limits the tax-deductible compensation that a company receiving TARP funds may pay to each executive at $500,000 per year. Companies receiving TARP funds may pay executives compensation in excess of $500,000, but doing so may increase the company’s income taxes and affect its bottom line and thus affect stockholders returns.

We are concerned that, even with this standard, many financial institutions are reverting to the pre-crisis compensation practices for their Named Executive Officers (“NEOs”). A September 2009 study by the Institute for Policy Studies underscores this issue. The report found that the CEOs of the 20 banks that received the most TARP funds were paid 37% more than the average for top executives at S&P 500 companies the preceding year.

Although Congress permits TARP participants to pay non-deductible compensation to their executives, we believe that stockholders have the right to know the specific financial implications to the Company of a decision by the Board to pay senior executives more than the applicable deduction limit, as well as the Board’s rationale for doing so.

On August 19, 2009, the Personnel and Compensation Committee of our Board approved increasing the annual base salary for CEO James Rohr to $4.5 million from $1 million in 2008 in the form of stock units and approved similar awards increasing the base pay for the other NEOs. Because the salary increase is effective July 1, Mr. Rohr and the other NEOs will receive only half of the stock awards in 2009. We request that the Board explain why it approved compensation in excess of the Internal Revenue Code 162(m) deduction limits, and report how much this cost the Company in additional taxes.

We urge you to vote FOR this resolution.

STATEMENT BY THE BOARD OF DIRECTORS IN OPPOSITION TO THE PROPOSAL

After careful consideration, the Board of Directors unanimously recommends that you vote against the AFL-CIO Reserve Fund’s proposal.

PNC’s compensation program is designed to attract, motivate, retain and reward the executives who are crucial to the success of our business, and is overseen by our independent Personnel and Compensation Committee. In general, PNC has designed its compensation programs in a manner intended to comply with the requirements of Section 162(m) of the Internal Revenue Code. As described in more detail on page [    ], we have historically sought to avoid the deduction disallowance that otherwise applies for compensation over $1 million for certain of our senior executive officers.

Nonetheless, the Personnel and Compensation Committee has always retained the flexibility to make non-deductible grants and awards from time to time if necessary. Prior to 2009, PNC awarded limited non-deductible compensation.

In 2009, PNC participated in the U.S. Treasury’s TARP Capital Purchase Program. As a result, we were subject to specific limitations on the tax deductibility of compensation. For as long as the U.S. Treasury held a TARP preferred stock interest in PNC, we could not deduct any compensation paid to covered executives in excess of $500,000 per year, regardless of whether the compensation was performance-based.

As noted elsewhere in this proxy statement, PNC repaid the U.S. Treasury’s TARP investment on February 10, 2010. As a result, we are no longer subject to these TARP-related deductibility limitations and we intend to continue to rely on the Section 162(m) performance-based exception with respect to tax deductibility of compensation.

The Proposal may be read to imply that PNC has engaged in poor pay practices related to Section 162(m). That is not the case. PNC has historically designed its compensation programs to provide for responsible pay practices relating to Section 162(m), while retaining (but rarely utilizing) the flexibility to pay non-deductible compensation when appropriate.

The proposal may also be read to imply that PNC has failed to provide information to shareholders regarding Section 162(m). However, PNC already reports annually on Section 162(m) matters (for example, see pages [            ]), including a discussion of why we have paid non-deductible compensation in certain circumstances. Under these circumstances, imposing additional reporting obligations on PNC relating to Section 162(m) as requested by the Proposal imposes an additional reporting burden without serving any purpose beneficial to shareholders.

The Board urges a vote AGAINST the approval of this proposal.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our overall executive compensation program, with a focus on 2009 compensation. In this section, we explain how our Board’s Personnel and Compensation Committee (the Committee) made its compensation decisions for the following named executive officers:

Name	Current Title
James E. Rohr	Chairman and Chief Executive Officer
Richard J. Johnson	Executive Vice President and Chief Financial Officer
Joseph C. Guyaux	President
William S. Demchak	Senior Vice Chairman
Timothy G. Shack	Vice Chairman

The Committee has an overall responsibility for incentive compensation programs, in particular as they relate to risk management, and compensation decisions for senior employees. In addition to the named executive officers, the Committee reviews the compensation for a broader group of employees. This group includes all other executive officers, all other direct reports to the CEO, the heads of each of PNC’s business segments, the other members of the broader group of executives known as the Corporate Executive Group (CEG), certain additional key employees, and any other employee making more than $1.5 million in total compensation (consisting of base salary and any short-term and long-term incentive compensation). Taken as a whole, this group manages the businesses and principal functions at PNC, and is primarily responsible for managing the material risks facing our company. The Committee has also reviewed the compensation of any additional employee subject to restrictions related to PNC’s participation in the U.S. Treasury’s TARP Capital Purchase Program.

Our Philosophy

To succeed in highly competitive environments, we must attract, motivate, retain, and reward the employees who are crucial to the success of our business. Designing an effective compensation program requires balance, thoughtfulness and discipline.

The Committee believes that compensation should reflect performance and should be fair, competitive and reasonable in light of a person’s responsibilities and experience. The Committee believes that providing a mix of compensation programs remains the best way to achieve our principles and objectives.

For banking organizations, a properly designed compensation program should align with and support the institution’s risk management principles. We believe that PNC’s culture of risk management informs our business strategies and how we execute those strategies, and it also informs our compensation program design and how we pay our employees.

Compensation Principles

In June 2009, U.S. Treasury Secretary Timothy Geithner outlined several compensation principles, which included a consideration of performance-based compensation and measurement, the time horizon of risks, alignment with risk management, post-employment benefits, and overall transparency and accountability.

In October, the Federal Reserve Board, our principal banking regulator, articulated three guiding principles for incentive compensation programs in connection with its horizontal review of incentive compensation. Those principles stated that incentive compensation arrangements at a banking organization should:

•	Provide employees incentives that do not encourage excessive risk-taking beyond the organization’s ability to effectively identify and manage risk.

•	Be compatible with effective controls and risk management.

•	Be supported by strong corporate governance, including active and effective oversight by the organization’s Board of Directors.

PNC supports the focus of these principles on performance, risk management, controls, and governance. We believe that our historical compensation programs and practices support these principles, and that our recent program modifications, described below, enhance our alignment with them.

The Impact of TARP on Compensation Decisions

The decisions that our Committee made in 2009 and 2010 were impacted by PNC’s participation, as of December 31, 2008, in the U.S. Treasury’s TARP Capital Purchase Program, and the investment by the Treasury in shares of preferred stock issued by PNC. PNC repaid the Treasury’s preferred stock investment and ended its TARP participation on February 10, 2010.

On October 3, 2008, President Bush signed the Emergency Economic Stabilization Act of 2008 (EESA) into law, and on February 17, 2009, President Obama signed the American Recovery and Reinvestment Act of 2009 (ARRA) into law. Both of these laws affected TARP participants such as PNC, with ARRA amending and restating the TARP-related restrictions of EESA.

In June 2009, the Treasury adopted an Interim Final Rule for TARP Standards for Compensation and Corporate Governance (the Interim TARP Rule), implementing some of the requirements of ARRA. This rule imposed additional restrictions on TARP participants. In 2009, all of our named executive officers were subject to TARP-related restrictions.

Under the Interim TARP Rule, we could not pay or accrue bonuses for 25 highly compensated employees (including our named executive officers). The only incentive compensation that we could provide during the TARP period was long-term restricted stock. The value of that stock could not exceed one-third of the executive officer’s total compensation for the year. The TARP restrictions will also require our executives to give up some of the shares and options granted in February 2009, even though those equity awards were granted, in large part, to reward performance in 2008, at a time when PNC did not participate in TARP.

The TARP requirements affected our ability to compensate our named executive officers in accordance with historical practice. As a result, some of our 2009 compensation decisions deviated from decisions made under previous compensation programs and did not fully reflect the objectives of those programs. Committee attempted to maintain as much as possible of the key positive attributes of our historical compensation practices. We have also attempted to align our compensation decisions with the principles reflected in the guidance provided by the Special Master for TARP Executive Compensation. In particular, a low percentage of total compensation provided in 2009 to our named executive officers was in the form of cash. Instead, we relied primarily on grants of equity-based instruments that do not permit executives to realize value for several years.

Most of the decisions discussed in this CD&A can be categorized into three distinct time periods:

•	January 1—June 10, 2009: Decisions made after we became a TARP participant and before Treasury released the Interim TARP Rule.

•	June 10, 2009—February 10, 2010: Decisions made after Treasury released the Interim TARP Rule and before we ended our TARP participation.

•	February 10-24, 2010: Recent decisions made after we ended our TARP participation.

In each of the three time periods, the Committee made decisions that were designed to comply with the TARP restrictions then in effect for us. Decisions made under the Interim TARP Rule may be affected by further guidance or final rules. Against that backdrop, the Committee made the following significant compensation decisions for our named executive officers, which we describe in more detail below:

Compensation Element	Subject to TARP Restrictions		February 10-24, 2010
	January 1—June 10, 2009	June 10, 2009— February 10, 2010

Salary	Maintained base salary	Increased base salaries effective July 1, 2009, but made the increase payable in stock units, which would generally be paid out in March 2011	Eliminated the salary increases payable in stock units effective March 2010, with the salaries returning to pre-July 2009 levels

Annual Incentive Award	Eliminated or significantly reduced cash payments for annual incentive awards based on 2008 performance

Accelerated the vesting for the February 2009 annual incentive awards paid in restricted stock but also imposed restrictions on the ability to sell the shares received

Granted restricted stock based on 2009 performance, as permitted under the Interim TARP Rule, in lieu of annual incentive awards

Established a target for total annual compensation, which includes a target annual incentive award to be based on 2010 performance

Long-Term Incentive Grants

Did not grant a long-term incentive award (linked to PNC performance metrics)

Granted options exercisable over time and options that become exercisable if we achieve specific criteria related to the successful integration of National City

Removed the service-based forfeiture provisions of the options exercisable over time

Established a target for total annual compensation, which includes target long-term incentives to be awarded in 2011

Granted long-term incentive awards (options and performance units) for future performance beginning in the second quarter of 2010

Other Benefits and Compensation	Reduced the perquisite allowance from $50,000 to $10,000 and prohibited tax “gross-ups” on perquisites Required certain executives to pay for all personal trips on corporate aircraft	Modified stock ownership guidelines and added a retention component	No decisions

Analysis of Compensation Decisions

The analysis below includes decisions made by the Committee throughout 2009 as well as the first quarter of 2010. These decisions relate to awards made for performance in 2008 and 2009, as well as awards granted in expectation of future performance.

Salaries. The Committee increased base salaries for our named executive officers effective July 1, 2009. These salary increases were delivered in PNC stock units and are included in both the “Salary” column of the Summary Compensation Table and the Grants of Plan-Based Awards in 2009 table on page [        ]. The stock units will be settled in cash. The amount to be paid in cash will be equal to the reported closing price on the NYSE for a share of PNC common stock on the settlement date. The settlement date will be the earlier of March 31, 2011 and the date of the executive’s death.

As opposed to a cash salary increase, an increase payable in stock units ties a large portion of the executive’s base salary to PNC’s performance. The salary increases were intended to provide an appropriate compensation opportunity within the TARP framework.

The Committee intended that the base salary increases would not be permanent adjustments to a named executive officer’s compensation. In order to achieve our pay-for-performance objectives, once PNC repaid the TARP investment, the Committee eliminated the increase paid in stock units (effective March 2010) to all affected executives, including the named executive officers.

Annual Incentive Awards for 2008 Performance. In February 2009, consistent with our historical practices, the Committee granted annual incentive awards to each of our named executive officers, based on 2008 performance. The Committee was pleased with PNC’s 2008 relative performance against the peer group, and disappointed in our absolute performance, while recognizing the volatility of the external environment that had a substantial negative impact on our absolute performance. The Committee also supported management’s key strategic initiatives throughout the year, culminating in the acquisition of National City Corporation, and recognized the benefits of our approach to risk management and balance sheet management over the last several years.

Overall, the Committee believed that awarding bonuses for 2008 was reasonable and advisable, particularly in light of our strong relative performance and management’s avoidance of many of the poor decisions and business strategies that had weakened many financial institutions and had caused others to fail or be acquired. However, the Committee believed that limiting or eliminating the cash portion of the bonuses and tying a more significant amount of compensation to PNC’s long-term stock price, as well as deferring the executives’ ability to receive the cash value of this compensation, was appropriate given the challenging circumstances facing our industry and economy.

Although the Committee did not follow an express formula, it had, over the past several years, focused on two primary metrics – Earnings Per Share (EPS) and Return on Common Equity (ROCE). The Committee has used these two metrics for evaluating annual corporate performance because they represent how effectively our management deploys capital and delivers earnings to our shareholders.

With respect to EPS performance, the Committee looked primarily at EPS growth compared to our peers. For the 2008 annual incentive awards, the Committee also compared our 2008 performance to an “EPS Goal” for the year.

The EPS Goal for 2008 was based on the projected EPS included in our annual budget. Our Board reviewed this budget in the first quarter of 2008, and the Committee validated the EPS Goal at that time. To validate this number, the Committee reviewed what the ROCE would be for the year if we reached our EPS Goal. The Committee then compared this implied ROCE with the projected ROCE for our peers. We estimated peer ROCE by using the consensus earnings estimates from the stock analysts following those companies. The Committee believed that this process appropriately assessed the competitiveness of the EPS Goal.

Following the disclosure of full-year 2008 financial data for our peers, management reviewed the actual peer group EPS, ROCE and other performance metrics with the Committee and its independent consultant. Our finance department certified our results for the year.

Management then recommended payouts, which were estimated to produce cash compensation consistent with our relative and absolute performance. Management provided information to the Committee to enable it to compare us to peers in adjusted EPS growth, ROCE and the other performance metrics. Following this review, the Committee decided on the actual amount of bonuses to pay to the executive officers, and reaffirmed its long-standing belief that bonuses should not be formulaically determined.

When comparing our 2008 performance to peers, PNC ranked second in EPS Growth and first in adjusted ROCE. For 2008, our actual EPS of $2.46 fell short of the EPS Goal of $5.20, even after adjusting EPS to $3.68 for after-tax acquisition costs totaling $422 million. The Committee gave less weight to absolute performance than it gave to relative performance, but it was still a significant factor in the bonus decisions. As mentioned above, the Committee favorably considered PNC’s successful acquisition of National City Corporation at the end of 2008. The Committee reduced Mr. Demchak’s annual bonus due to the lower absolute performance of our Asset and Liability management unit, which Mr. Demchak manages. The Committee recognized that this unit’s underperformance occurred in an especially difficult and challenging environment.

As part of its review, the Committee also reconsidered the form of annual incentive payments. Three of our named executive officers, including our CEO, received no cash payment, while two other named executive officers received a $250,000 cash annual incentive. The remainder of each annual incentive was granted in restricted stock. The Committee believed that making larger stock awards provided stronger incentives for its key employees. We included detailed information about these annual incentive determinations in our 2009 proxy statement.

In August 2009, the Committee accelerated the vesting of the restricted stock awarded in February. The Committee took this action in an effort to mitigate the impact of any TARP- imposed forfeiture of the restricted stock. While we were subject to the TARP restrictions, the Interim TARP Rule contemplated a reduction in the size of the equity grants for any portion of the “service period” extending beyond June 15, 2009.

The Committee believed that it was appropriate to seek to limit or otherwise mitigate the forfeiture provisions for two principal reasons. First, the annual incentives related to performance in 2008, before PNC’s participation in the TARP Capital Purchase Program, and the Committee approved them before ARRA became law on February 17, 2009.

Second, as described above, the Committee had made a decision in February to award most, if not all, of the annual incentives in stock, rather than cash. In prior years, 75% of the annual incentive award had been paid in cash. The TARP rules would not have required any forfeiture of cash annual incentives paid to our named executive officers in February. Recognizing that an acceleration of vesting otherwise allows an immediate sale and reduces the incentive-based nature of the award, the Committee imposed a waiting period on any sales of the vested stock. Each named executive officer cannot sell or otherwise transfer this stock until February 12, 2012 (the original vesting date). The vesting acceleration, which prevents the substantial future erosion of compensation value, together with the transfer restriction, which helps to provide desirable incentives, supports the Committee’s overall compensation goals and objectives.

Annual Incentive Awards for 2009 Performance. In accordance with the TARP restrictions in place at the time, the Committee did not make traditional annual incentive awards to any affected employees, including the named executive officers, based on performance in 2009. As described below, the Committee made restricted stock awards to named executive officers in December 2009, in compliance with the Interim TARP Rule.

Long-Term Incentive Awards for 2008 Performance—Options Exercisable Over Time. As disclosed in our 2009 proxy statement, the Committee granted options to our named executive officers on February 12, 2009. These grants reflected our recent historical practice and rewarded 2008 performance. By their nature, these grants also operate as a long-term incentive to enhance our future performance. The options will become exercisable over time, in three equal annual installments on each of the first three anniversaries of the grant date. The options will terminate on the tenth anniversary of the grant date.

At its meeting on August 19, 2009, the Committee eliminated all service-based forfeiture provisions from the February 2009 option grants. This means that an executive may generally continue to receive the benefit of these options even after he or she terminates employment with PNC. The options will continue to become exercisable on their original schedule, and will not be fully exercisable before the third anniversary of the grant date.

The Committee took this action in an effort to mitigate the impact of any TARP-imposed forfeiture. As noted above, the Interim TARP Rule contemplates a reduction in the number of options that may be exercised, based on the portion of the “service period” for the options that extends beyond June 15, 2009.

Long-Term Incentive Awards for 2009 Performance—Restricted Stock. On December 23, 2009, the Committee made awards of long-term restricted stock to our named executive officers. The terms of these long-term restricted stock awards were designed to comply with the requirements imposed by the Interim TARP Rule. This was the only form of performance reward or long-term incentive permitted under the rule.

The awards will vest so long as the grantee continues to perform substantial services for PNC for at least two years from the issuance date. The shares may not be sold or otherwise transferred, other than for tax withholding, until the third anniversary of the issuance date. If the shares are otherwise forfeited, cash dividends on the shares will be forfeited.

The Committee denominated the awards in dollars, with the number of shares for each award calculated by dividing the dollar amount of the award by the reported closing price on the NYSE of a share of PNC common stock on the issuance date. The issuance date was January 25, 2010, the second business day after PNC publicly released its earnings results for the fourth quarter and full year 2009.

In making these awards, the Committee considered PNC’s strong performance in 2009 and total compensation awarded to each of the named executive officers, taking into account the restrictions and limitations imposed by the Interim TARP Rule. The Committee reviewed key year-to-date performance metrics for PNC, including estimates for December. Management discussed estimated revenue, net income, EPS and ROCE for the year. Among other things, the Committee considered:

•	management’s effective balance sheet management activities in 2009

•	earnings (pre-tax, pre-provision) that exceeded the provision for credit losses in an unprecedented and volatile environment

•	growth in key capital ratios

•	maintenance of a strong bank liquidity position with continued core funding of loans

•	the continued positive impact of our BlackRock equity investment, which resulted in a $1.1 billion gain recognized in connection with BlackRock’s acquisition of Barclays Global Investors

The Committee compared the budgeted EPS presented to the Board on February 6, 2009 to the estimated full-year EPS (using information available as of December 3, 2009). The EPS amounts were adjusted for, and did not include, integration costs, a special FDIC assessment intended to build the FDIC’s Deposit Insurance Fund, and the gains related to the BlackRock acquisition of Barclays Global Investors (BGI), the funding on the BlackRock long-term incentive plan, and the partial reversal of the Visa indemnification liability. With these adjustments, the budgeted EPS was $3.45 and the estimated full-year EPS was $3.66.

The Committee then compared our performance to peer group performance through the third quarter of 2009, which was the last time our peers had disclosed public results. Based on those results, PNC ranked 2nd in adjusted ROCE (without goodwill) and 3rd in adjusted EPS growth, out of 13 peers. PNC ranked in the top 4 of the peer group in six other key adjusted performance metrics, including return on assets and growth in revenue, non-interest income, net income, deposits and loans.

The Committee also noted that the National City integration exceeded expectations in 2009, with realized cost savings of over $800 million and an increase in the multi-year cost savings goal to $1.5 billion (from $1.2 billion). In addition, management successfully completed the consolidation of bank charters and the first major conversion of National City customers to the PNC platform in November 2009.

Based on our performance to date, both relative and absolute, as well as the substantial progress in the integration of National City, the Committee believed that the restricted stock grants helped to fulfill the Committee’s compensation objectives by increasing the alignment between executives and long-term shareholders.

Following that decision, the Committee reviewed actual absolute and relative performance for 2009 at its meeting on February 9, 2010. This meeting occurred after the public release of full-year financial information for PNC and its peers. Based on that review, the Committee continued to believe that the restricted stock awards granted in December 2009 had been appropriate. PNC finished 2nd in the thirteen-member peer group in adjusted ROCE (without goodwill) and 4th in adjusted EPS growth. The final reported EPS was $4.36 and the adjusted EPS was $3.40. These amounts reflected slightly higher integration costs, a larger gain on the BGI acquisition, and lower reported EPS than what was reviewed in December.

Long-Term Incentive Awards for Future Performance. Over the past fifteen months, the Committee has granted the following long-term incentive awards tied to our future performance:

•	Performance-based stock options tied to the success of the National City integration (February 2009)

•	Stock options granted in April 2010 and exercisable over time (February 2010)

•	Incentive performance unit opportunities based on our future performance (February 2009 and February 2010 )

The Committee also made a special retention grant to a named executive officer in February 2009. These grants are all described in more detail below.

Performance Options. The Committee granted performance-based options in February 2009 that were tied to the successful integration of National City. Instead of granting an incentive performance unit opportunity that would have been in line with grants from prior years, the Committee granted these new performance-vesting stock options to our named executive officers. These options will generally vest in their entirety on the third anniversary of grant, subject to the Committee’s determination in its reasonable discretion that the following criteria related to the National City acquisition and integration have been met:

•	$1.2 billion in annual pre-tax cost savings achieved on a run-rate basis by 2011.

•	Return on assets at least equal to 0.90% by 2011.

•	National City acquisition accretive to PNC’s earnings per share on a GAAP basis by 2010.

•	Internal rate of return on the acquisition of at least 15%.

•	Balance sheet acquired by PNC from National City positioned to meet PNC’s desired risk profile.

•	Successful implementation of PNC’s established enterprise risk management discipline.

•	Strong and reputable leadership team in place.

•	PNC well-positioned for future growth.

The Committee will have the discretion to vest the options in part if these criteria are not met in full but the Committee determines that the vested portion appropriately reflects success against these criteria. The Committee believes that this combination of criteria aligns the interests of our executives with the interests of our shareholders by providing incentives to mitigate a significant risk to PNC—the successful integration of National City Corporation.

Following the grant, the Committee took no further action with respect to these options. Unlike the time-based options granted in February 2009, the Committee did not eliminate the service-based forfeiture conditions for these performance-vesting options. Based on the criteria to be measured over a three-year period, and the strategic importance of the National City integration efforts to PNC as a company, the Committee did not believe that it was appropriate to eliminate such conditions.

Options Exercisable Over Time. On February 24, 2010, the Committee granted stock options exercisable over time to the named executive officers. All grants were made under our shareholder-approved 2006 Incentive Award Plan.

The grant date for these options will be the second business day after PNC publicly releases its earnings results for the first quarter of 2010. The Committee believed that a grant of time-based options, priced after March 31, 2010, would provide an appropriate incentive for future performance. The options have the same material terms as the time-based options granted in the first quarter of 2009. The amounts granted to our named executive officers were as follows: James E. Rohr (225,000); Richard J. Johnson (47,500); Joseph C. Guyaux (75,000); William S. Demchak (75,000); and Timothy G. Shack (52,500).

Incentive Performance Unit Opportunities (PNC Performance). In 2009, the Committee determined that no named executive officer would receive a grant of incentive performance unit opportunities, apart from Mr. Demchak’s special award, which we describe below. The Committee made this decision for several reasons, including the continued unpredictability of the economic and industry climate and the importance to PNC of achieving a successful integration of National City. The Committee believed that the performance-based options discussed above were a more appropriate compensatory mechanism in 2009. The Committee previously granted incentive performance units to named executive officers in each of 2006, 2007 and 2008.

On February 24, 2010, the Committee granted new incentive performance unit opportunities to the named executive officers, reflecting a performance period to begin on April 1, 2010. These grants were made under our shareholder-approved 2006 Incentive Award Plan. The Committee believed that these grants were appropriate to create a desired level of performance-based compensation in order to provide appropriate incentives for future performance.

We express the grants of incentive performance units in shares, not dollars. Each executive receives a target number of “share units”. Any final payout will be expressed as a percentage of the target share units (100%) and may reach a maximum of two times target (200%). The target share unit number will be increased to reflect the value of any “deemed” dividends declared during the performance period.

Under the terms of these grants, the grantee has the opportunity to receive a payout in shares of PNC common stock, or a combination of stock and cash-equivalents, based on our performance relative to peers. Performance will be measured with respect to corporate diluted EPS growth and ROCE performance in each of three years – 2010, 2011 and 2012. However, the 2010 performance period will be for a partial year beginning April 1st and ending December 31st so that no part of the performance period will coincide with the period during which our TARP preferred stock was outstanding. The performance periods for 2011 and 2012 will be full years, so that the overall performance period will be 2 3/4 years. To allow for this difference, performance for the three years will be weighted, with 2010 performance counting for less than performance for each of 2011 and 2012.

The amount of the grant is stated in terms of a target number of share units. The actual award may range from nothing up to two times target, as adjusted upward during the performance period for phantom dividends. The Committee may reset the peer group and make other adjustments annually, but unless adjusted by the Committee in the future, it is anticipated that the performance metrics and potential payout schedule will be the same for each of the 2010, 2011 and 2012 periods in the overall performance period for these grants.

The potential payout amount at the end of the overall performance period is performance-based. First, an average percentage is determined for our relative corporate EPS growth and ROCE performance for each of the 2010, 2011 and 2012 periods (with the 2010 percentage reflecting EPS growth and ROCE performance for the 2nd, 3rd and 4th quarters of the year, compared in the case of EPS Growth to the same quarter in 2009, rather than the full year). The percentage is based on the potential payout calculation schedules established for that year by the Committee, giving equal weight to EPS growth and ROCE performance. The basic annual payout calculation schedule generates a payout percentage for that year based on our relative position within the peer group that year with respect to EPS growth and ROCE performance. Companies with a loss year or years will rank below those that do not have loss years.

At the end of the 2 3/4 year performance period, the three percentages resulting from these measurements are themselves then averaged on a weighted average basis, with the 2010 percentage carrying  3/4 of the weight of each of 2011 and 2012. Finally, this overall average percentage is applied to the number of dividend-adjusted target share units to arrive at the calculated award payout amount. This calculated amount is expressed as a number of share units. Final awards are determined by the Committee. The Committee will review the calculated award payout amounts for these grants early in 2013 and will make its final award decisions at that time. The Committee may reduce the calculated award payout amounts.

Corporate performance criteria for these grants will be based on our annual EPS growth and ROCE performance relative to our peers, with slightly different adjustments. For these grants, EPS and ROCE performance results will be adjusted, on an after-tax basis, for the impact of any extraordinary items, items resulting from a change in tax law, discontinued operations, acquisition and merger integration costs, Visa-litigation-related costs or expense and any other gains on redemption or sale of Visa shares as applicable, acceleration of the accretion of any remaining issuance discount in connection with the redemption of TARP preferred stock, and, in our case, the net impact on PNC of significant gains or losses related to BlackRock transactions, such as adjusting 2009 results for purposes of the 2010 EPS growth comparison to exclude the 4th quarter 2009 gain related to BlackRock’s acquisition of Barclays Global Investors. EPS will also be adjusted for any stock splits, and ROCE will also be adjusted for the impact of any goodwill. Adjustments will be done, including with respect to PNC, on the basis of publicly disclosed financial information.

For the 2010 performance year, we will use the peer group described on page [    ], and the following payout schedule:

Performance Measures
Peer Group Rank for EPS Growth and ROCE		Payout Percentage
Maximum	1	200%
	2	183%
	3	167%
	4	150%
	5	133%
	6	117%
Median/Target	7	100%
	8	80%
	9	60%
	10	40%
Minimum	11	0%
	12	0%
	13	0%

Generally, in order to receive an award payout, an executive must still be employed by us at the time of the payout. There are certain limited exceptions that may be approved by the Committee. In most cases, there will be further limitations on the maximum size of any award payout that may be approved for a former employee. The grants also include a formula for calculating an award upon a change of control. Awarded share units up to the initial target share unit number will be paid in shares of our common stock. For this purpose, the number of target share units is not adjusted for phantom dividends. Any remaining awarded share units will be paid in cash. The amount of cash will be equal to the market value of the number of shares represented by the remaining share units.

Incentive Performance Unit Opportunities (ALM Performance). As in prior years, the Committee granted William S. Demchak additional long-term incentive opportunity awards in both 2009 and 2010. Any payouts received by Mr. Demchak will depend on the performance of the Asset and Liability Management (ALM) unit over a three-year performance period. For the 2009 grant, this will reflect each of the three full years from 2009 through 2011. For the 2010 grant, the performance period will be 2 3/4 years, beginning on April 1, 2010. This will ensure that no part of the performance period for the 2010 grant will coincide with the period during which our TARP preferred stock was outstanding. The target number of share units in Mr. Demchak’s 2009 grant was 96,556 and the target number in the 2010 grant was 46,485. The 2009 grant will be subject to partial forfeiture by Mr. Demchak, based on the restrictions in the Interim TARP Rule and described on page [    ].

Each of the 2009 and 2010 performance unit award opportunity grants have a maximum award size at the end of the performance period of 200% of the target share units. The Committee will certify the level of performance achieved at the end of the performance period and determine the final number of awarded units in early 2012 (for the 2009 grant) or early 2013 (for the 2010 grant). Awarded performance units will be paid in cash, with the maximum amount of the cash payment determined by multiplying the number of performance units then awarded by the per share price of our common stock on the award date. These grants will not be adjusted for the value of any “deemed” dividends, unlike the regular incentive performance unit grants based on overall PNC performance.

Corporate performance goals for this grant will be based on the investment performance of PNC’s ALM unit as compared to benchmark performance for each of the years (or partial year, in the case of 2010) in the overall performance period. Each of these potential award amounts will be based on the level of performance achieved by the ALM unit for that year or partial year relative to the benchmark performance index (in basis points) and the potential award payout schedules for levels of performance established by the Committee for this grant. The benchmark that will be used in making the comparative measurements for these performance goals will be the same internally generated benchmark performance index that we use to evaluate the investment performance of our ALM unit, as adjusted annually.

The annual potential award payout schedule has a sliding scale that ranges from 0 for performance below the threshold level for a positive award up through 200% for performance significantly above benchmark. The annual potential payout schedule for the 2010 grant is as follows, with percentages interpolated for performance between the points indicated below. This is the same schedule that the Committee approved in February 2009, and will also apply, on a going forward basis, to the 2010 performance years of Mr. Demchak’s 2008 and 2009 grants.

Annual Performance Relative to Benchmark	Annual Potential Payout Percentage of Target
+40 basis points or higher	200%
+20 basis points	150%
0 basis points (at benchmark) to -25 basis points	100%
-35 basis points	40%
-40 basis points or below	0%

The final maximum award that Mr. Demchak will be eligible to receive will be the weighted average of the potential award amounts (expressed as a percentage of target) calculated for each of 2010, 2011 and 2012, with 2010 performance counting for less than performance for each of 2011 and 2012. The Committee will have the discretion to award any amount up to, but not exceeding, the maximum amount so determined by the levels of performance achieved, if any.

At the end of the relevant performance period, the Committee will decide whether to exercise negative discretion. In doing so, the Committee expects to take into account such factors as absolute ALM unit financial performance, absolute proprietary trading results, cumulative performance relative to the benchmark, adherence to risk parameters, and contributions to the success of our other businesses.

Generally, Mr. Demchak must still be employed by us at the time the Committee makes its determination, with certain limited exceptions, in order to receive an award payout with respect to these performance unit grants. The grants also include a formula for calculating a final award in the event of a change of control.

The 2010 grants of incentive performance unit opportunities (and, in the case of Mr. Demchak, the 2009 ALM grants) consisted of the following:

Named Executive Officer	Target Grant (in share units)	Grant Date Fair Value*
Regular Grants
James E. Rohr	45,000	$2,420,100
Richard J. Johnson	9,500	$510,910
Joseph C. Guyaux	15,000	$806,700
William S. Demchak	15,000	$806,700
Timothy G. Shack	10,500	$564,690

Special ALM Grants
William S. Demchak (2009)	96,556	$2,999,995
William S. Demchak (2010)	46,485	$2,499,963

*	Based on a grant date closing price of $53.78 (for the 2010 regular and ALM incentive performance unit grants) and $31.07 (for the 2009 ALM incentive performance unit grants).

Retention Awards. The Committee also awarded special compensation in 2009 to Timothy G. Shack, owing to his unique importance to our company. Mr. Shack is responsible for PNC Global Investment Servicing, a primary business segment that is currently under contract to be sold to a third party. In addition, Mr. Shack has helped to create the robust technology capabilities throughout PNC and has current responsibility for managing the technology integration of National City.

The Committee approved a cash retention amount of $561,000 in February 2009, payable upon Mr. Shack’s retirement. In addition, Mr. Shack’s grant of options tied to the integration of National City will be pro-rated based on his future service to PNC. He will retain at least one-third of the options and if he completes additional years of service, he will retain a greater percentage of the options, if they become exercisable.

Previously Granted Long-Term Incentive Awards for Future Performance—Payouts in 2009 and 2010. In our 2009 proxy statement, we disclosed the incentive performance unit payouts for the awards granted on March 21, 2006 to our named executive officers (and an additional award granted to William S. Demchak on February 14, 2006). These awards resulted in payouts to all of our named executive officers in early 2009, following the end of the three-year performance period on December 31, 2008. These grants provided an opportunity for the executive to receive a payout after the end of the performance period based on our multi-year performance. We measure performance relative to our peers in the case of the incentive performance units and based on the performance of our ALM management unit compared to a benchmark in the case of Mr. Demchak’s additional performance award.

As previously disclosed, the Committee also granted incentive performance unit award opportunities under our 2006 Incentive Award Plan on January 4, 2007 to certain of our senior officers, including our CEO and other named executive officers, and made an additional incentive performance unit grant to William S. Demchak on February 13, 2007. These 2007-2009 grants were substantially similar to the 2006-2008 grants. Following the end of the three-year performance period on December 31, 2009, the Committee certified the levels of performance achieved for both programs and determined the final awards.

In the case of the 2007 incentive performance units, the performance period covered the three full years 2007, 2008, and 2009, and measured PNC’s earnings per share growth (EPS growth) and return on average common shareholders’ equity (ROCE) performance, each adjusted as defined in the grants, relative to the comparable performance of its peers in each of those three years.

The maximum award that the Committee could grant was a percentage of the incentive performance units initially granted (as adjusted for phantom dividends during the performance period). The final maximum payout percentage averaged six separate numbers—our peer group ranking in EPS growth and ROCE for each of the three years in the performance period. In 2007 and 2008, the peer group consisted of 11 companies, including PNC. In 2009, the peer group increased to 13 companies, including PNC. The six metrics averaged as follows:

	ROCE		EPS Growth
Performance Year	PNC Rank	Potential Payout Percentage	PNC Rank	Potential Payout Percentage
2007	#4	142%	#6	109%
2008	#1	200%	#2	183%
2009	#1	200%	#5	133%
Potential Payout Percentage: 161.18%

After evaluating the performance, the Committee did not believe negative discretion was necessary and awarded the maximum payout permitted for the performance achieved, or 161.18% of the dividend-adjusted target units.

With the additional 2007 incentive performance units granted to Mr. Demchak, the performance period for those units also covered the three full years 2007, 2008, and 2009. Rather than EPS growth and relative ROCE, Mr. Demchak’s grant measured the performance of PNC’s Asset and Liability Management unit relative to an internally generated benchmark. In 2007, PNC retained BlackRock Solutions, a third party vendor, to evaluate and validate the construction of this benchmark. This evaluation was reviewed in a joint session of the Committee and the Risk Committee.

The maximum award that the Committee could grant was a percentage of the share units awarded. The final maximum payout percentage averaged three separate numbers—the percentage assigned to the ALM unit’s performance relative to the benchmark performance index for each of the three years. These percentages came from a Committee-approved schedule and were as follows:

Performance Year	Potential Payout Percentage
2007	0%
2008	0%
2009	200%
Potential Payout Percentage: 66.67%

In making its award decision, the Committee considered the extraordinary performance of PNC’s ALM unit in 2009 and the unprecedented market volatility that negatively affected performance in 2007 and 2008, as well as the overall management of the balance sheet over the three years, which helped position PNC during a singularly challenging period.

Based on the factors described above, the Committee approved the following awards:

			Share-Equivalents Paid in Cash
Name	Total Units	Paid in Shares	# of Share Equivalents	Cash Paid
James E. Rohr	62,653	35,000	27,653	$1,417,792
Richard J. Johnson	13,426	7,500	5,926	$303,813
Joseph C. Guyaux	23,271	13,000	10,271	$526,609
William S. Demchak	23,271	13,000	10,271	$526,609
William S. Demchak—A&L Unit Award	17,601	0	17,601	$902,397
Timothy G. Shack	19,691	11,000	8,691	$445,592

Perquisites . The Committee believes that perquisites should be a minimal part of executive compensation. We consider a benefit to be a perquisite or personal benefit unless its purpose is clearly and exclusively business related. We value perquisites based on their incremental cost to us.

The principal perquisites that we may provide to some or all of our executive officers include: personal use of corporate aircraft, including where the use is dictated by security concerns; dues we pay for certain club memberships; the services of outside professionals and financial consultants; the incidental costs of medical examinations not covered by health insurance; and home security devices. From time to time, we may provide additional perquisites to an executive officer on an isolated basis.

Effective January 1, 2009, the Committee reduced its historical $50,000 perquisite cap to $10,000. The Committee also approved a policy prohibiting executive officers from receiving tax “gross-ups” on any perquisites. For 2009, each of our named executive officers has reimbursed PNC for certain amounts related to perquisites. As a result of these reimbursements, none of our named executive officers have perquisites exceeding $10,000 in total incremental cost for 2009.

In 2009, the Committee also determined that James E. Rohr, Joseph C. Guyaux, and William S. Demchak will continue to have access to our corporate aircraft for personal flights, but required each of these individuals to pay PNC for the incremental cost of all such flights, as contemplated under the terms of lease (“time-sharing”) agreements between PNC and the executive. Prior to this decision, personal flight costs for these executives had been permissible up to the $50,000 allowance. During 2009, each of these three executives paid for all personal usage of the aircraft under the terms of these agreements.

The Committee previously approved the time-sharing agreements in order to comply with Federal Aviation Administration (FAA) rules and regulations that would otherwise prohibit executives from reimbursing PNC for the incremental cost of personal flights. Due to certain operational restrictions and administrative efficiencies, we operate our corporate aircraft under FAA rules and regulations that limit our ability to accept reimbursement for personal aircraft usage. These lease agreements provide a mechanism to obtain reimbursement from the executive. The costs paid by our executive officers under the terms of the agreements include certain incremental costs (such as fuel and pilot expenses), as well as a federal excise tax and other fees. For flights subject to these time sharing agreements, the officer is required to pay us the maximum amount permissible under FAA regulations.

Post-Employment Compensation. We include additional information about our post-employment compensation plans in Pension Benefits at 2009 Fiscal Year-End and Non-Qualified Deferred Compensation in Fiscal 2009 on pages [            ], respectively.

Changes to the Executive Compensation Program

On February 24, 2010, the Committee approved an executive compensation program that included elements of our historical, pre-TARP compensation programs, along with some enhancements. This program will affect our named executive officers and will apply to compensation awarded in 2011 based on 2010 performance. The Committee believes that this executive compensation program is appropriate in light of PNC’s current mix of businesses, size, and performance and risk management goals, and that the program is consistent with our overall compensation philosophy.

For our named executive officers and other key employees, the Committee approved the executive compensation program with the following features and objectives:

	Objectives	Features
Compensation Targets	To promote transparency in the compensation process, and to continue to provide competitive compensation opportunities	Set individual “total compensation” targets (covering base salary, annual incentives, and long-term incentive awards)
Balance	To provide multiple compensation levers that link executive compensation with our performance over time	Use a mixture of compensation awards with varying forms of payment, time horizons and triggers
Paying for Performance	To help link compensation to results (at the corporate, business unit and individual levels) and effective risk management	Use several measurable metrics, including risk adjustments, and apply them on both an absolute and, where applicable, a relative basis
Use of Equity and Mandatory Deferral	To align the interests of our executive leadership and our long-term shareholders, to encourage a focus on PNC’s long-term success, and to discourage excessive risk-taking

Award at least 50% of compensation in equity to named executive officers (CEO at 60%), supplemented by increased stock ownership requirements

Generally deliver equity awards in a mix of options and long-term incentive awards

Defer at least 25% of annual incentives over a three-year period

During the February 24 meeting, the Committee also approved the mechanism for calculating 2010 target performance, in order to assist the Committee in decisions with respect to an annual incentive award payment, which would typically be paid in the first quarter of 2011. The Committee will evaluate performance using the following absolute and relative financial metrics:

	Definition	Metrics Used
Absolute Performance	Compares final 2010 performance metrics to those in the 2010 budget presented to our Board of Directors	Net Income, Pre-Tax, Pre-Provision Earnings Per Share (EPS) Return on Common Equity without goodwill (ROCE)

Relative Performance	Compares final 2010 performance metrics for PNC to the same metrics for our peer group companies	EPS Growth ROCE

To determine the potential award, absolute and relative performance will be equally weighted. Each of the metrics used to calculate absolute and relative performance will also be equally weighted. We will assign a sliding scale of potential payouts under each performance calculation, ranging from 0% to 150%.

For compensation purposes, the metrics will be adjusted to exclude integration costs, TARP redemption costs, any one-time gain on the sale of PNC Global Investment Servicing, and discontinued operations. With respect to peer performance, we will attempt to make similar adjustments based on public disclosures.

Using this process, the Committee expects to make determinations for annual incentive awards in the first quarter of 2011 after reviewing the final 2010 performance for PNC and our peers. We will disclose the decisions the Committee makes, the actual performance targets, and how we performed against those targets (on both an absolute and relative basis). In making final award determinations in 2011, the Committee may adjust – up or down – the awards suggested by the formula described above. The Committee retains this discretion in order to consider other factors that it deems necessary or advisable to evaluate in making its final compensation decisions. As our TARP preferred stock was outstanding from January 1 to February 10, 2010, the incentive compensation provided in 2011 under this program will be prorated to reflect this period of time when we were subject to TARP-related restrictions.

Peer Group Determination

We measure our corporate performance against a group of financial services companies. Management and the Committee use this group to help us compare our corporate performance and our executive compensation program and awards.

The Committee annually evaluates these companies and determines the composition of the group for the upcoming year. In addition to using this group for general comparative purposes, our incentive performance unit grants specifically require the selection of a defined peer group. As explained above, the corporate performance factors for these grants are based on our performance relative to a peer group for each year of the three-year performance period.

In approving a peer group, the Committee analyzes several factors, including the mix and complexity of businesses, the markets being served, market capitalization, asset size, and changes resulting from mergers or shifts in strategic direction. We also look at the companies with whom we compete for talent.

In 2009 and 2010, the Committee discussed the composition of the peer group with management and McLagan, the Committee’s independent consultant. In 2009, management retained Frederic W. Cook & Co., Inc., an independent compensation consultant, to evaluate the changing financial industry landscape. Due to the many changes in the financial industry generally, our substantially increased size and scope at the beginning of 2009, and a significant number of mergers and other changes with respect to our 2008 peers and other industry leaders, the Committee changed the peer group composition for 2009. It retained the same peer group for 2010. The Committee selected the following peer group for 2009 and 2010:

                2010 Peer Group

BB&T Corporation

Bank of America Corporation

Capital One Financial, Inc.

Comerica Inc.

Fifth Third Bancorp

JPMorgan Chase

KeyCorp

M&T Bank

Regions Financial Corporation

SunTrust Banks, Inc.

U.S. Bancorp

Wells Fargo & Company

The Committee believes that this peer group provides a balanced mix of institutions in light of widespread industry consolidation and our growth and expanded business mix.

Our Policies on Timing of Awards

The Committee has adopted a policy for making equity compensation grants. This policy formalizes the practices that we generally use to grant stock options and other equity awards to all employees, including our named executive officers. The policy permits a handful of specific authorized grant dates for stock options – the second business day after we publicly announce quarterly or year-end earnings or the date of the Board meeting at which the prior year’s annual incentive awards are discussed. All options are granted on the first authorized date that occurs after the option grant decision has been made.

The Committee believes that granting and pricing options as of specifically identified dates improves transparency and reduces risk. The Committee also seeks the flexibility to make all of its principal compensation decisions (salary, annual incentive, equity-based grants) on one specific date. No changes in the identity of an option grantee or the number of shares subject to the option may be made after the grant date for that option.

Our current practice is to use an exercise price for our options equal to the closing price on the grant date.

Generally, the Committee delegates to management the opportunity to grant options to employees out of a pool of options established by the Committee for each year around the beginning of the year, but the policy for these grants is otherwise the same as the policy applicable to grants to executive officers and other members of senior executive management. Most of these options are granted to these employees as part of the annual performance and compensation review process, with a grant date the same as the one used for the executive officers and other members of senior executive management. To the extent the pool is not fully utilized at that time, management may grant additional options later in the year, all of which are granted as of the date two business days after the quarterly earnings release next following management’s decision to grant such options.

Tax Considerations

Section 162(m) of the Internal Revenue Code disallows, with certain exceptions, a federal income tax deduction for compensation over $1 million paid to each of our CEO and the three highest-paid executive officers other than the CEO and the CFO, as long as they serve in that capacity as of the last day of our fiscal year. An exception to this disallowance applies to performance-based compensation paid under shareholder-approved plans.

Awards made under our shareholder-approved plans—the 1996 Executive Incentive Award Plan (annual incentive awards) and the 2006 Incentive Award Plan (other equity-based awards)—are intended to be eligible for the performance-based exception and therefore deductible by PNC for federal income tax purposes. Under current SEC and tax rules, the named executive officers are not the same individuals as the executive officers whose compensation is subject to Section 162(m).

Although the Committee considers the desirability of limiting PNC’s non-deductible expenses when it makes compensation decisions, the Committee believes in maintaining the flexibility and competitive effectiveness of the executive compensation program. Tax deductibility, while an important consideration, is analyzed as part of the larger program. The Committee has, from time to time, made grants and awards that were not deductible for federal income tax purposes.

During 2009, PNC participated in the U.S. Treasury’s TARP Capital Purchase Program. As long as the Treasury maintained its preferred stock investment in PNC under the TARP program, we were subject to more strict limitations on the tax deductibility of compensation. As a TARP participant, we could not deduct any compensation paid to covered executives in excess of $500,000 per year, regardless of whether the compensation was performance-based.

This TARP-imposed restriction resulted in an increase to the amount of non-deductible compensation that we paid in 2009. In 2009, the Committee weighed the benefits of tax deductibility against the drawbacks in reducing a senior executive’s total compensation to the TARP-deductible limit of $500,000. The Committee believed that such a reduction would severely weaken the incentive and motivational components of our executive compensation program, as well as cause likely competitive harm. The Committee determined that the compensation awarded to its named executive officers for 2009 performance was reasonable and appropriate, despite the limitations on tax deductibility, for the reasons discussed above, including PNC’s strong relative performance in a challenging environment and its experienced and skilled leadership team.

As noted elsewhere, PNC repaid the U.S. Treasury’s TARP investment on February 10, 2010. As a result, we are no longer subject to these TARP-related deductibility limitations and the Committee intends to rely on the Section 162(m) performance-based exception with respect to the tax deductibility of compensation awarded in 2010 after the TARP redemption.

Other Equity Ownership Policies

We have established several policies that reinforce the importance of aligning the financial interests of our executive officers and shareholders, and that impose certain controls and restrictions on the ability of an executive officer to buy or sell our securities.

Executive Stock Ownership Policy. Our executive officers historically have held a significant portion of their personal wealth in the form of our common stock (or phantom stock units that mirror the performance of our common stock). The Committee believes it is important to require most of our executive officers, including all of the named executive officers, to meet minimum stock ownership guidelines.

Until recently, we expressed these guidelines in dollars, and did not require any retention of future awards. With the approval the Committee, we revised our stock ownership policy, effective January 1, 2010. The new policy now denominates the ownership requirement in shares, and each executive officer and other key employees are also subject to additional ownership requirements. The new ownership requirements will increase the number of PNC shares that an individual needs to own over time. The increased ownership amounts will be calculated using a percentage of future equity grants.

The Committee believes that these revisions strengthen the original intentions of our stock ownership policy. As new awards vest, designated employees will need to retain more shares of stock, which they must then hold until they retire or leave PNC. This more dynamic ownership policy reflects compensation awards over an executive’s career, and also ties an executive’s personal wealth more closely to the performance of PNC and the interests of our long-term shareholders.

Equity interests that count toward satisfaction of the ownership guidelines include shares owned outright by the officer, or his or her spouse and dependent children, restricted shares (subject to vesting requirements), shares held in our ISP and phantom stock units held in our SISP or Deferred Compensation Plan.

The new guidelines are as follows:

	Ownership Guideline
Officer or Designation	Shares/Share Equivalents	Retention Ratio	Prior Ownership Guideline
Chairman and CEO	125,000	33%	5 x base salary
President; Senior Vice Chairman	50,000	33%	4 x base salary
Management Executive Committee Member*	25,000	25%	3 x base salary
Other CEG Members	25,000	25%	3 x base salary
Controller	5,000	10%	1 x base salary

*Includes other executive officers, including our other two named executive officers.

Over time, the new guidelines will link additional stock ownership to compensation awards, rather than stock price volatility. For the named executive officers, the base ownership levels under the new and old policies are as follows: James E. Rohr (125,000 shares/$5,000,000); Richard J. Johnson (25,000 shares/$1,425,000); William S. Demchak (50,000 shares/$2,400,000); Joseph C. Guyaux (50,000 shares/$2,480,000); and Timothy G. Shack (25,000 shares/$1,530,000).

Newly hired or promoted employees who become subject to these guidelines will have up to six years to comply. The Committee monitors compliance with these stock ownership guidelines and has determined that all executive officers currently comply.

Blackout Periods and Pre-Clearance of Securities Transactions. We have a policy that prohibits certain employees, including all executive officers, from purchasing or selling our securities beginning 15 days before the end of each calendar quarter until the second business day after we release our earnings for that quarter. We may also impose additional trading restrictions on our executive officers due to the availability of material, non-public information regarding PNC or our securities. In addition, we require certain employees, including all executive officers, to pre-clear personal investments (other than in specified types of securities) made by the individual or any immediate family members.

Other Trading Restrictions. Our Code of Business Conduct and Ethics prohibits all employees from day trading or short selling PNC securities and prohibits employees from engaging in transactions in any derivative of PNC securities (other than securities issued under a PNC compensation plan), including buying and writing options.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis with PNC’s management, and based on our review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

On December 31, 2008, PNC issued approximately $7.6 billion in preferred stock and common stock warrants to the U.S. Treasury under the TARP Capital Purchase Program. PNC repaid the $7.6 billion in preferred stock on February 10, 2010. As a result of this investment, PNC was subject to Section 111 of the Emergency Economic Stabilization Act of 2008 (EESA), as amended by the American Recovery and Reinvestment Act of 2009 (ARRA) and as implemented by the Treasury’s Interim Final Rule effective June 15, 2009 (Interim TARP Rule), which imposes certain compensation restrictions on “senior executive officers” or “SEOs” and other highly compensated employees.

In compliance with Sections 111(b)(3)(A), 111(b)(3)(E), 111(b)(3)(F), and 111(c) of EESA, as amended by ARRA, and in accordance with the Interim TARP Rule, we have:

(1)	Discussed, evaluated and reviewed at least every six months (since September 14, 2009) with senior risk officers the SEO compensation plans to ensure that the SEO compensation plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of PNC;

(2)	Discussed, evaluated and reviewed with senior risk officers at least every six months (since September 14, 2009) employee compensation plans in light of the risks posed to PNC by such plans and how to limit such risks;

(3)	Discussed, evaluated, and reviewed at least every six months (since September 14, 2009) the employee compensation plans of PNC to ensure that these plans do not encourage the manipulation of reported earnings of PNC to enhance the compensation of any of PNC’s employees; and

(4)	At least once in the 2009 fiscal year, provided a narrative description of how the SEO compensation plans do not encourage the SEOs to take unnecessary and excessive risks that threaten the value of the TARP recipient, including how these SEO compensation plans do not encourage behavior focused on short-term results rather than long-term value creation, the risks posed by employee compensation plans and how these risks were limited, including how these employee compensation plans do not encourage behavior focused on short-term results rather than long-term value creation, and how the TARP recipient has ensured that the employee compensation plans do not encourage the manipulation of reported earnings of the TARP recipient to enhance the compensation of any of the TARP recipient’s employees.

We hereby certify that we have completed the reviews of the SEO compensation plans and employee compensation plans required under paragraphs (1), (2) and (3) above. We have reviewed the narrative description contained in this proxy statement in accordance with paragraph (4) above.

The Personnel and Compensation Committee of the Board of Directors of

The PNC Financial Services Group, Inc.

Dennis F. Strigl, Chairman

Charles E. Bunch

Paul W. Chellgren

Kay Coles James

Richard B. Kelson

Thomas J. Usher

COMPENSATION AND RISK

In this section, we explain how we think about managing risk at PNC, and the relationship between risk management, performance, and compensation. We also explain the risk reviews we presented to our Personnel and Compensation Committee, and the methodology we developed to assess the potential risks of our incentive compensation plans.

Risk Management at PNC. We cannot avoid risk. How we manage our business and make decisions on what we offer to customers inherently involves risk.

These risks may be internal or external, or within our control or not, but we do not attempt to eliminate all risk. Instead, we want to understand, assess and manage the risk. We want our decision to reflect a defined risk appetite, and our desire to return to a moderate risk profile. We want to make sure that we receive appropriate compensation for the risks we take. It is our responsibility to establish an enterprise risk management framework to manage risk for the benefit of our shareholders.

We strive to embed a culture of risk management throughout PNC. With each of our employees, we reinforce the importance of managing risks to our ability to execute a successful strategy. Our risk management focus sets expectations and, together with other risk management tools, helps to create risk-sensitive incentive compensation programs.

Our risk management group at PNC sets limits on the transactions that may be taken by employees in a line of business. We set out boundaries and risk tolerances in policies and procedures that we communicate to all of our employees. Board committees approve our highest level policies. We discuss our risk management approach in more detail in our Annual Report on Form 10-K. We intend that the incentives we build into our executive compensation structure support our risk appetite and that these incentives, when viewed in total, should not encourage our employees to take unnecessary or excessive risks.

The Relationship Between Compensation and Risk. We attempt to align how we manage risk with how we compensate employees. We have risk management policies and procedures that guide behavior. Our incentive compensation programs should encourage and reward this desired behavior and the execution of our strategy.

By setting and communicating our risk tolerances in advance, we attempt to control the risks that our employees can take. We believe that this risk-focused approach sets an appropriate tone.

Our compensation program is designed to encourage management of risk and discourage inappropriate risk-taking by granting a diverse portfolio of incentive compensation awards to our executives and other senior employees that is expected to reward desired behavior over time. Specifically, we balance our portfolio of awards between fixed and variable compensation; cash and equity-based compensation; and annual and long-term compensation. We base awards on the Committee’s assessment of a variety of quantitative and qualitative performance measurements, both on an absolute and a relative basis. Compensation decisions also take into consideration other factors, such as effective risk management, compliance with controls and ethical duties, competition for top talent, market-based pay levels, and the need to attract, develop, grow and retain the leadership team.

Risk Review of Compensation Plans. We acquired National City Corporation on December 31, 2008, and commenced a review in January 2009 of all of the legacy National City incentive compensation plans. After completing this review early in 2009, we performed a risk-based review of all of our other incentive compensation plans.

At several meetings of the Committee during 2009, culminating in a discussion at the January 28, 2010 meeting, our Chief Risk Officer discussed this risk review with the Committee. These discussions combined our assessments of legacy PNC and National City incentive compensation plans.

Members of our Human Resources and Risk Management departments, working with legal counsel and external consultants at Towers Watson, performed this risk review.

Faced with a broad range of plans, we developed a methodology to analyze the potential risks. We used principles of materiality and risk measurement to analyze incentive compensation plans posing the highest potential risk to PNC. We looked at multiple metrics and plan characteristics to give us different ways to assess risk.

We looked at the plans that posed the greatest potential risk to the company, either by the nature of the plans themselves or the identity of the plan participants. We then looked at specific plan attributes to determine how the plan might encourage excessive risk-taking and whether there were any factors to mitigate risk.

To determine the materiality of the plans from a risk perspective, we screened each plan, using the following characteristics:

•	to capture plans with potentially high individual payouts, we reviewed all plans with a top payout of $200,000 or more (using 2008 data);

•

to capture plans with potentially high leverage – how much a particular incentive payout exceeds the median incentive payout or the median base salary – we reviewed all plans with a median incentive payout greater than 100% of median base salary; and

•

to capture plans with a potentially significant overall impact to PNC, we reviewed the plans with the highest incentive compensation expense (those plans in the top 10% of all expense for all plans with at least one employee participant)

If a plan satisfied at least one of these criteria, we engaged in an additional review. This review included analysis under a specific, consistent framework to analyze important plan features. We looked at the potential financial impact to PNC of each plan, participant, and decision-maker, as well as the impact to PNC based on the operation and design of each plan. Some of the criteria included:

Plan Assessment Framework

Measuring Performance	Lower Potential Risk	Higher Potential Risk
Primary performance measure	Risk-adjusted	Top-line number (such as revenue)
Number of performance measures	Multiple, risk-weighted	Single, non-risk-weighted
Aligned w/ corporate performance	Yes	No
Linkage to corporate earnings	Low level linked to earnings	High level linked to earnings
Aligned w/ business performance	Yes	No

Determining Compensation	Lower Potential Risk	Higher Potential Risk
Specific source of funding	Yes	No
Method of funding	Formulaic	Discretionary
Payout range between 50th & 90th percentiles	1.0-2.5x	>4.0x
Cap on payouts	Yes	No
Calculation of payouts	Percentage of a specific goal	Commission/sharing rate
Steep compensation drop-offs	No significant “cliffs”	Significant “cliffs”

Making Payouts	Lower Potential Risk	Higher Potential Risk
Timing of payouts	Payments in future years	Quarterly/monthly payments
Performance period	Multi-year	Less than a year
Management discretion	Allowed	Formulaic
Clawback mechanism	Yes	No

We also looked at how the design of each plan, the determination of payouts, and the ability to change plan features could impact PNC. We analyzed plan governance, which covered independent controls through design features, payout approvals, the tracking of disputes, exceptions, or adjustments, and the monitoring of plan decisions and information.

This additional review resulted in a subset of short-term incentive plans that could have a potential medium or high impact on PNC, from either a financial or plan design perspective. Our Risk Management group was actively engaged in this process and reviewed all of these plans in greater detail to identify any mitigating factors. Out of this subset, we identified four plans and either re-designed them, or added additional mitigating factors or processes, as appropriate. With respect to the legacy National City plans, we terminated some of them, transitioned others to legacy PNC plans, and modified the underlying governance structure. We decided to eliminate approximately 250 incentive plans from the legacy National City business.

As a result of this review, for certain plans remaining in place for 2009 and beyond, we drafted plan documents that included PNC-approved governance criteria, and instituted appropriate approval levels. We have documented, modified, or terminated various plans, and expect to continue to do so as we continue the evaluation of incentive compensation plans throughout 2010.

Based on our approach to enterprise risk management and the comprehensive risk review of all of our incentive compensation plans, we believe that our senior executive officer compensation plans do not encourage our senior executive officers to take unnecessary and excessive risks that threaten our company’s value, and that our employee compensation plans do not encourage the manipulation of our reported earnings to enhance the compensation of any our employees. We believe that the risks arising from our compensation plans, policies and practices are not reasonably likely to have a material adverse effect on PNC.

EXECUTIVE COMPENSATION TABLES

How to Read This Year’s Summary Compensation Table

The Summary Compensation Table lists the base salaries, annual cash incentive awards, stock and option awards, changes in pension value, and certain other compensation.

In December 2009, the SEC approved new rules for reporting information to you in this table. We have recalculated the amounts for 2009, 2008, and 2007 in compliance with these new rules.

New Rule: Grant Date Fair Value

We now report the dollar value of all equity-based compensation as the fair value as of the date of grant. For a stock grant, we generally calculate this value by multiplying the number of shares granted by the closing price of PNC stock on the grant date. For an option award, we calculate this value using the Black-Scholes formula or a similar method.

Old Rule: Accounting Expense

Before this year, the SEC required us to report the equity value using our actual accounting expense. Accounting rules generally require us to spread out the expense over the multi-year vesting period. We would report the portion of our expense for an award in any given year, and the column in the table often combined the expense attributable to several awards over multiple years.

Impact on Total Compensation

Our Personnel and Compensation Committee made decisions in 2009 that significantly impacted how we report compensation in this table, particularly in light of the impact of this new reporting rule. As discussed in the CD&A, the Committee made some of these decisions in response to the TARP restrictions.

For incentive compensation based on 2008 and 2009 performance, these decisions resulted in almost all of the annual incentive compensation for both years being reported in 2009.

Early in 2009, the Committee decided to pay all or most of the annual incentive awards to the named executive officers for 2008 performance in restricted stock. Our normal practice had been to pay 75% of these awards in cash. A cash award for 2008 performance that we pay in 2009 is reported in 2008. A similar equity award for 2008 performance is reported in 2009. This distinction resulted in most of the annual incentive compensation we paid for 2008 performance—which ordinarily would have been reported in 2008—being reported in 2009.

Had we paid 75% of the annual incentive awards for 2008 performance in cash instead of long-term restricted stock, total compensation would have been reported as follows:

Named Executive Officer	2008 Total (adjusted)	2009 Total (adjusted)
James E. Rohr	$14,498,352	$15,777,856
Richard J. Johnson	$2,932,373	$3,385,626
William S. Demchak	$7,854,652	$11,601,835
Joseph C. Guyaux	$5,561,847	$6,263,168
Timothy G. Shack	$4,267,467	$4,388,869

For the 2009 performance year, the Committee also was not permitted to award any cash incentive compensation to our named executive officers. Instead, in late 2009, the Committee granted long-term restricted stock to them as permitted under the Interim TARP Rule.

Finally, the Interim TARP Rule will require each named executive officer to forfeit a portion of the stock or option grants made in early 2009. The Summary Compensation Table reflects 100% of the grant date fair value for these awards and does not account for any forfeitures, although they may significantly reduce the amount ultimately realized from the equity-based compensation shown in the Summary Compensation Table.

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
		(a)	(b)	(c)	(d)	(e)	(f)	(g)
James E. Rohr	2009	$2,750,000	$—	$8,061,442	$3,811,008	$—	$3,225,975	$179,431	$18,027,856
Chairman and Chief Executive Officer	2008	$1,000,000	$—	$3,475,319	$4,131,180	$—	$3,409,755	$232,098	$12,248,352
	2007	$950,000	$—	$6,308,199	$4,516,824	$2,625,000	$4,166,770	$271,909	$18,838,702

Richard J. Johnson	2009	$862,500	$—	$2,011,323	$897,552	$—	$96,413	$50,338	$3,918,126
Chief Financial Officer	2008	$475,000	$—	$762,361	$1,003,140	$—	$79,680	$79,692	$2,399,873
	2007	$425,000	$—	$837,185	$536,360	$543,750	$84,044	$63,613	$2,489,952

William S. Demchak	2009	$2,250,000	$—	$8,414,699	$1,612,944	$—	$188,163	$69,029	$12,534,835
Senior Vice Chairman	2008	$600,000	$—	$4,440,376	$1,614,410	$—	$149,737	$117,129	$6,921,652
	2007	$600,000	$—	$3,699,538	$1,532,395	$1,200,000	$159,474	$117,779	$7,309,186

Joseph C. Guyaux	2009	$1,385,000	$—	$3,217,316	$1,649,376	$—	$697,111	$40,865	$6,989,668
President	2008	$620,000	$—	$1,460,431	$1,682,240	$250,000	$732,423	$90,253	$4,835,347
	2007	$620,000	$—	$1,680,708	$1,311,414	$1,218,750	$868,043	$93,777	$5,792,692

Timothy G. Shack	2009	$1,005,000	$—	$1,975,431	$1,191,216	$—	$492,547	$63,725	$4,727,919
Vice Chairman	2008	$510,000	$—	$1,530,985	$1,052,610	$250,000	$494,924	$89,898	$3,928,417
	2007	$510,000	$—	$1,300,146	$968,113	$712,500	$623,297	$93,836	$4,207,892

(a)	These salaries include amounts paid in cash and amounts paid in stock units, as further described in the Grants of Plan-Based Awards table on page [ ]. For each named executive officer, the breakdown of the salary paid in cash and the salary paid in stock units was:

	Cash	Stock Units
James E. Rohr	$1,000,000	$1,750,000
Richard J. Johnson	$475,000	$387,500
William S. Demchak	$600,000	$1,650,000
Joseph C. Guyaux	$620,000	$765,000
Timothy G. Shack	$510,000	$495,000

The 2008 salaries for James E. Rohr and Richard J. Johnson reflect an annualized base salary, although each executive officer received increases effective March 2008. The actual cash base salaries received in 2008 were as follows: James E. Rohr ($992,308) and Richard J. Johnson ($467,308).

The salary amounts also include amounts deferred by each officer under our ISP and SISP. We describe these plans on page [ ]. Please also see the Non-Qualified Deferred Compensation in Fiscal 2009 table on page [ ] for the aggregate SISP deferrals during 2009.

(b)	For 2007–2009, we did not pay any bonuses that are reportable under this column.

(c)	The dollar amounts in this column reflect the grant date fair value related to non-option stock awards. These amounts do not include any salary paid in stock units, which is included under “Salary” and described in footnote (a). The grant date fair values are all calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). See Note 16 in our Annual Report on Form 10-K for the year ended December 31, 2009 (“10-K Note 16”) for more information. In 2009, the stock awards consisted of: (1) an annual incentive award for 2008 performance payable in long-term restricted stock granted on February 12, 2009; and (2) an award of long-term restricted stock granted on December 23, 2009, which was denominated in dollars on that date and issued as shares on January 25, 2010, the second business day after PNC publicly released its earnings for the full-year 2009. We accelerated the vesting of these restricted stock awards. Please see the CD&A at page [ ] for a discussion. For Mr. Demchak, the 2009 column also includes the value of his incentive performance unit opportunity grant on February 12, 2009, measured at the target number of units. Please see the CD&A at page [ ] for a discussion of this award. Please see the Grants of Plan-Based Awards in 2009 table on page [ ] for more information regarding the stock grants we made in 2009, the Outstanding Equity Awards at 2009 Fiscal Year-End table on pages [ ] for more information regarding options outstanding at December 31, 2009, and the Option Exercises and Stock Vested in Fiscal 2009 table on page [ ] for more information regarding stock vesting during 2009.

A portion of the stock awards granted in 2009 is subject to forfeiture under the Interim TARP Rule. This table does not reflect the impact of such forfeiture.

(d)	The dollar amounts in this column reflect the grant date fair value for stock option grants. The grant date fair values are all calculated in accordance with FASB ASC Topic 718. See 10-K Note 16 for more information. In 2009, the option awards consisted of: (1) grant of stock options, exercisable over time, on February 12, 2009; and (2) a grant of stock options, exercisable upon the successful achievement of criteria related to the integration of National City, also granted on February 12, 2009. We eliminated the service-based forfeiture provisions for the time-based options in August 2009. Please see the CD&A at page [ ] for a discussion. For Mr. Shack, please see the CD&A at page [ ] for a discussion of other features of his grant. Please see the Grants of Plan-Based Awards in 2009 table on page [ ] for more information regarding the option grants we made in 2009 and the Outstanding Equity Awards at 2009 Fiscal Year-End table on pages [ ] for more information regarding options outstanding at December 31, 2009.

A portion of each option award granted in 2009 is subject to forfeiture under the Interim TARP Rule. This table does not reflect the impact of such forfeiture.

(e)	As described on pages [ ], our annual incentive awards have historically been paid in both cash and restricted stock. Under Item 402 of the SEC’s Regulation S-K, any cash portion of our bonuses is included under “Non-Equity Incentive Plan Compensation,” while the grant date fair value of any restricted stock portion is included under “Stock Awards”. In 2009, certain of our named executive officers received their bonuses for 2008 performance entirely in restricted stock. We did not pay a cash bonus in 2010 to any of our named executive officers for 2009 performance due to restrictions under the Interim TARP Rule.

(f)	The dollar amounts in this column include the increase in the actuarial value of our Qualified Pension Plan, ERISA Excess Pension Plan and Supplemental Executive Retirement Plan, as measured from the plan measurement date used for our 2008 audited financial statements to the plan measurement date used for our 2009 audited financial statements. The amounts include both (1) the increase in value due to an additional year of service, compensation increases and plan amendments (if any) and (2) the change in value attributable to interest.

We do not pay above-market or preferential earnings on any compensation that is deferred on a basis that is not tax-qualified, including such earnings on non-qualified defined contribution plans. For an additional explanation on how we calculate the earnings on our deferred compensation plans, please see the 2009 rates of return chart in the Non-Qualified Deferred Compensation in Fiscal 2009 table on page [ ].

(g)	The amounts in this column include for all officers: (1) the dollar value of matching contributions made by us to the ISP and SISP; (2) the net premiums paid by us in connection with our Key Executive Equity Plan; and (3) the executive long-term disability premiums paid by us. Although we provided limited perquisites to named executive officers in 2009, each named executive officer has reimbursed PNC for the total value of any perquisites exceeding $10,000. For an additional discussion of perquisites, please see our CD&A on pages [ ]. All amounts listed below are net of any reimbursement to us.

All Other Compensation

Name	Perquisites & Other Personal Benefits ($) (1)	Registrant Contributions to Defined Contribution Plans ($) (2)	Insurance Premiums ($) (3)	Tax Reimbursements ($) (4)	Total to Summary Compensation Table ($)
James E. Rohr	$—	$19,700	$159,731	$—	$179,431
Richard J. Johnson	$—	$19,700	$30,638	$—	$50,338
William S. Demchak	$—	$19,700	$49,329	$—	$69,029
Joseph C. Guyaux	$—	$19,654	$21,211	$—	$40,865
Timothy G. Shack	$—	$19,269	$44,456	$—	$63,725

(1)	PNC provides limited perquisites and requires its named executive officers to reimburse the company for any perquisites with an incremental cost exceeding $10,000. See the CD&A at pages ( ).

(2)	The dollar amount in the “Registrant Contributions to Defined Contribution Plans” column includes our matching contribution to the ISP for all five named executive officers Mr. Rohr, Mr. Johnson and Mr. Demchak each received a match of $14,700. Mr. Guyaux received a match of $14,654. Mr. Shack received a match of $14,269. The dollar amount in this column also includes a $5,000 matching contribution to the SISP for each named executive officer. PNC eliminated the SISP matching contribution effective January 1, 2010.

(3)	We pay premiums for most of our executive officers, including the named executive officers, in connection with our Key Executive Equity Plan, a split-dollar insurance arrangement. In addition, we pay long-term disability premiums on behalf of our named executive officers. The dollar amount in the “Insurance Premiums” column includes the 2009 net premiums we pay in connection with our Key Executive Equity Plan on behalf of James E. Rohr ($147,534.76); Richard J. Johnson ($20,400.05); William S. Demchak ($40,534.18); Joseph C. Guyaux ($9,669.94); and Timothy G. Shack ($33,282.20). These net premiums represent the full dollar amounts we pay for both the term and non-term portions of this plan, after any officer contributions. The amounts also include the long-term disability premiums we pay on behalf of James E. Rohr ($12,196.15); Richard J. Johnson ($10,238.11); William S. Demchak ($8,795.27); Joseph C. Guyaux ($11,540.89); and Timothy G. Shack ($11,173.52).

(4)	Our Personnel and Compensation Committee prohibits reimbursements for taxes in connection with perquisites and personal benefits.

GRANTS OF PLAN-BASED AWARDS IN 2009

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)			Estimated Future Payouts Under Equity Incentive Plan Awards (b)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($/Sh)
Name		Grant Date	Thres- hold ($)	Target ($)	Maxi- mum ($)	Thres- hold (#)	Target (#)	Maxi- mum (#)
									(c)	(d)	(e)	(f)
James E. Rohr
	Options	February 12, 2009								290,400	$31.07	$1,603,008
		February 12, 2009								400,000	$31.07	$2,208,000
	Restricted Stock	February 12, 2009							30,173			$937,475
		February 12, 2009							72,417			$2,249,996
		December 23, 2009							90,242			$4,873,970
	Salary Paid in Share Units	September 3, 2009							4,790			$191,504
		September 17, 2009							4,195			$191,502
		October 1, 2009							4,133			$191,482
		October 15, 2009							4,181			$191,490
		October 29, 2009							3,662			$191,486
		November 12, 2009							3,524			$191,494
		November 25, 2009							3,367			$191,481
		December 10, 2009							3,603			$191,499
		December 24, 2009							3,522			$191,456
Richard J. Johnson
	Options	February 12, 2009								72,600	$31.07	$400,752
		February 12, 2009								90,000	$31.07	$496,800
	Restricted Stock	February 12, 2009							7,141			$221,871
		February 12, 2009							17,138			$532,478
		December 23, 2009							23,273			$1,256,975
	Salary Paid in Share Units	September 3, 2009							1,060			$42,379
		September 17, 2009							928			$42,363
		October 1, 2009							915			$42,392
		October 15, 2009							925			$42,365
		October 29, 2009							810			$42,355
		November 12, 2009							780			$42,385
		November 25, 2009							745			$42,368
		December 10, 2009							797			$42,361
		December 24, 2009							780			$42,401

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)			Estimated Future Payouts Under Equity Incentive Plan Awards (b)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($/Sh)
Name		Grant Date	Thres- hold ($)	Target ($)	Maxi- mum ($)	Thres- hold (#)	Target (#)	Maxi- mum (#)
									(c)	(d)	(e)	(f)
William S. Demchak
	Options	February 12, 2009								112,200	$31.07	$619,344
		February 12, 2009								180,000	$31.07	$993,600
	Restricted Stock	February 12, 2009							12,512			$388,748
		February 12, 2009							30,028			$932,970
		December 23, 2009							75,782			$4,092,986
	Salary Paid in Share Units	September 3, 2009							4,516			$180,550
		September 17, 2009							3,955			$180,546
		October 1, 2009							3,897			$180,548
		October 15, 2009							3,942			$180,544
		October 29, 2009							3,453			$180,557
		November 12, 2009							3,322			$180,517
		November 25, 2009							3,175			$180,562
		December 10, 2009							3,397			$180,551
		December 24, 2009							3,321			$180,530

	Performance Unit	February 12, 2009					96,556	193,112				$2,999,995
Joseph C. Guyaux
	Options	February 12, 2009								118,800	$31.07	$655,776
		February 12, 2009								180,000	$31.07	$993,600
	Restricted Stock	February 12, 2009							13,095			$406,862
		February 12, 2009							23,382			$726,479
		December 23, 2009							38,585			$2,083,976
	Salary Paid in Share Units	September 3, 2009							2,093			$83,678
		September 17, 2009							1,833			$83,676
		October 1, 2009							1,806			$83,672
		October 15, 2009							1,827			$83,677
		October 29, 2009							1,601			$83,716
		November 12, 2009							1,540			$83,684
		November 25, 2009							1,472			$83,713
		December 10, 2009							1,575			$83,711
		December 24, 2009							1,540			$83,714

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)			Estimated Future Payouts Under Equity Incentive Plan Awards (b)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($/Sh)
Name		Grant Date	Thres- hold ($)	Target ($)	Maxi- mum ($)	Thres- hold (#)	Target (#)	Maxi- mum (#)
									(c)	(d)	(e)	(f)
Timothy G. Shack
	Options	February 12, 2009								85,800	$31.07	$473,616
		February 12, 2009								130,000	$31.07	$717,600
	Restricted Stock	February 12, 2009							7,899			$245,422
		February 12, 2009							10,912			$339,036
		December 23, 2009							25,754			$1,390,974
	Salary Paid in Share Units	September 3, 2009							1,355			$54,173
		September 17, 2009							1,187			$54,187
		October 1, 2009							1,169			$54,160
		October 15, 2009							1,183			$54,181
		October 29, 2009							1,036			$54,172
		November 12, 2009							997			$54,177
		November 25, 2009							953			$54,197
		December 10, 2009							1,019			$54,160
		December 24, 2009							997			$54,197

(a)	From December 31, 2008 through February 10, 2010, PNC was a participant in the TARP Capital Purchase Program and subject to various compensation restrictions. Please see pages [ ] for a more detailed discussion. As a result of these restrictions, PNC did not pay annual incentive awards to its named executive officers for 2009 performance.
(b)	The amounts listed in these columns relate solely to the special incentive performance unit granted in 2009 to William S. Demchak, as described in footnote [ ] to the Summary Compensation Table on page [ ]. For a discussion of the terms, conditions and performance goals related to this incentive performance unit grant, please see pages [ ]. As there is no guaranteed minimum payout for this award, and the Personnel and Compensation Committee has the discretion to decrease any award otherwise payable, we have not included a “Threshold” amount in this column. The “Target” amount represents 100% of the grant and the “Maximum” amount represents 200% of that grant. For this grant, the performance period began on January 1, 2009 and will end on December 31, 2011.
(c)	For all named executive officers, this column includes the following: the grant of restricted stock on February 12, 2009 as part of an annual incentive award based on 2008 performance; and the grant of long-term restricted stock granted on December 23, 2009. These grants are reflected in the “Stock Awards” column of the Summary Compensation Table on page [ ]. The portion of each named executive officer's base salary that was paid in stock units. These biweekly grants are reflected in the “Salary” column of the Summary Compensation Table on page [ ].
(d)	For all named executive officers, this column reflects the grants of options exercisable over time and the performance-based options tied to the successful integration of National City. We eliminated the service-based forfeiture provisions for the time-based options in August 2009. Please see the CD&A at page [ ].
(e)	The exercise price for stock options is calculated using the closing sale price of our common stock on the grant date, as reported in The Wall Street Journal.
(f)	The grant date fair values for stock options, restricted stock, restricted stock units and incentive performance units are all calculated in accordance with FASB ASC Topic 718. See 10-K Note 16 for more information. The grant date fair value for stock options represents 100% of the Black-Scholes valuation. The grant date fair value for restricted stock or units represents the closing sale price for our common stock on the grant date. The grant date fair value for Mr. Demchak’s incentive performance unit grant represents the closing sale price for our common stock on the grant date. All common stock prices are based on the reported prices in The Wall Street Journal.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END

		Option Awards							Stock Awards
Name	Grant Date or Performance Period	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	(a)	(b)		(b)					(c)	(d)	(e)	(d)
James E. Rohr	January 4, 2001	210,000		—		$74.59		January 4, 2011
	February 21, 2001	16,810	*	—		$70.58		January 31, 2010
	February 21, 2001	24,384	*	—		$70.58		January 6, 2010
	January 3, 2002	273,000	**	—		$57.10		January 3, 2012
	January 7, 2002	26,512	*	—		$60.65		January 6, 2010
	January 8, 2004	71,643	*	—		$53.90		January 3, 2013
	February 18, 2004	34,007	*	—		$56.94		February 16, 2010
	January 25, 2005	247,000		—		$53.50		January 25, 2015
	April 29, 2005	73,832	*	—		$53.03		January 3, 2013
	October 24, 2005	34,519	*	—		$58.65		February 16, 2010
	January 23, 2006	275,000		—		$65.45		January 23, 2016
	November 17, 2006	64,313	*	—		$69.38		January 3, 2013
	January 25, 2007	135,666		67,834		$72.65		January 25, 2017
	February 14, 2007								15,693	$828,433
	February 14, 2007								33,000	$1,742,070
	May 17, 2007	206,507	*	—		$74.65		January 6, 2014
	January 22, 2008	80,666		161,334		$57.21		January 22, 2018
	February 14, 2008								17,427	$919,971
	July 21, 2008	—		350,000		$63.69	(f)	July 21, 2018
	February 12, 2009	—		400,000		$31.07	(f)	February 12, 2019
	February 12, 2009	—		290,400		$31.07		February 12, 2019
	September 3, 2009										4,790	$252,864
	September 17, 2009										4,195	$221,454
	October 1, 2009										4,133	$218,181
	October 15, 2009										4,181	$220,715
	October 29, 2009										3,662	$193,317
	November 12, 2009										3,524	$186,032
	November 25, 2009										3,367	$177,744
	December 10, 2009										3,603	$190,202
	December 23, 2009								90,242	$4,763,875
	December 24, 2009										3,522	$185,926
	1/1/2007-12/31/2009										77,743	$4,104,053
	1/1/2008-12/31/2010										85,000	$4,487,150

		Option Awards						Stock Awards
Name	Grant Date or Performance Period	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	(a)	(b)	(b)					(c)	(d)	(e)	(d)

Richard J. Johnson	January 6, 2004	9,000	—		$54.04		January 6, 2014
	April 23, 2004	2,000	—		$52.23		April 23, 2014
	January 25, 2005	20,000	—		$53.50		January 25, 2015
	July 22, 2005	10,000	—		$55.37		July 22, 2015
	January 23, 2006	49,500	—		$65.45		January 23, 2016
	January 25, 2007	29,333	14,667		$72.65		January 25, 2017
	February 14, 2007							3,634	$191,839
	January 22, 2008	20,166	40,334		$57.21		January 22, 2018
	February 14, 2008							3,609	$190,519
	July 21, 2008	—	83,000		$63.69	(f)	July 21, 2018
	February 12, 2009	—	90,000		$31.07	(f)	February 12, 2019
	February 12, 2009		72,600		$31.07		February 12, 2019
	September 3, 2009									1,060	$55,957
	September 17, 2009									928	$48,989
	October 1, 2009									915	$48,303
	October 15, 2009									925	$48,831
	October 29, 2009									810	$42,760
	November 12, 2009									780	$41,176
	November 25, 2009									745	$39,329
	December 10, 2009									797	$42,074
	December 23, 2009							23,273	$1,228,582
	December 24, 2009									780	$41,176
	1/1/2007-12/31/2009									16,659	$879,429
	1/1/2008-12/31/2010									19,125	$1,009,609

			Option Awards							Stock Awards
Name	Grant Date or Performance Period		Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	(a)		(b)		(b)					(c)	(d)	(e)	(d)
William S. Demchak	January 23, 2006		110,000		—		$65.45		January 23, 2016
	February 16, 2006		40,110	*	—		$69.66		January 3, 2013
	February 27, 2006		10,000	*	—		$70.90		January 3, 2013
	November 7, 2006		28,512	*	—		$69.67		January 3, 2013
	November 28, 2006		58,247	*	—		$69.52		September 9, 2012
	January 25, 2007		55,000		27,500		$72.65		January 25, 2017
	February 14, 2007									9,581	$505,781
	October 29, 2007		57,861	*	—		$71.81		January 6, 2014
	October 29, 2007		22,109	*	—		$71.81		September 9, 2012
	January 22, 2008		31,166		62,334		$57.21		January 22, 2018
	February 14, 2008									7,966	$420,525
	July 21, 2008		—		138,000		$63.69	(f)	July 21, 2018
	February 12, 2009		—		180,000		$31.07	(f)	February 12, 2019
	February 12, 2009		—		112,200		$31.07		February 12, 2019
	September 3, 2009											4,516	$238,400
	September 17, 2009											3,955	$208,784
	October 1, 2009											3,897	$205,723
	October 15, 2009											3,942	$208,098
	October 29, 2009											3,453	$182,284
	November 12, 2009											3,322	$175,368
	November 25, 2009											3,175	$167,608
	December 10, 2009											3,397	$179,328
	December 23, 2009									75,782	$4,000,532
	December 24, 2009											3,321	$175,316
	1/1/2007-12/31/2009											28,876	$1,524,364
	1/1/2008-12/31/2010											34,000	$1,794,860
	1/1/2007-12/31/2009	(g)										26,400	$1,393,656
	1/1/2008-12/31/2010	(g)										47,000	$2,481,130
	1/1/2009-12/31/2011	(g)										96,556	$5,097,191

		Option Awards							Stock Awards
Name	Grant Date or Performance Period	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	(a)	(b)		(b)					(c)	(d)	(e)	(d)

Joseph C. Guyaux	January 4, 2001	63,000		—		$74.59		January 4, 2011
	January 3, 2002	84,000	**	—		$57.10		January 3, 2012
	January 11, 2002	17,718	*	—		$60.35		January 6, 2010
	January 6, 2004	96,724	**	—		$54.04		January 6, 2014
	January 23, 2006	121,000		—		$65.45		January 23, 2016
	January 25, 2007	58,666		29,334		$72.65		January 25, 2017
	February 14, 2007								9,333	$492,689
	August 21, 2007	30,720	*	—		$72.71		January 6, 2014
	January 22, 2008	33,000		66,000		$57.21		January 22, 2018
	February 14, 2008								8,091	$427,124
	July 21, 2008	—		142,000		$63.69	(f)	July 21, 2018
	February 12, 2009	—		180,000		$31.07	(f)	February 12, 2019
	February 12, 2009	—		118,800		$31.07		February 12, 2019
	September 3, 2009										2,093	$110,489
	September 17, 2009										1,833	$96,764
	October 1, 2009										1,806	$95,339
	October 15, 2009										1,827	$96,447
	October 29, 2009										1,601	$84,517
	November 12, 2009										1,540	$81,297
	November 25, 2009										1,472	$77,707
	December 10, 2009										1,575	$83,144
	December 23, 2009								38,585	$2,036,902
	December 24, 2009										1,540	$81,297
	1/1/2007-12/31/2009										28,876	$1,524,364
	1/1/2008-12/31/2010										34,000	$1,794,860

		Option Awards							Stock Awards
Name	Grant Date or Performance Period	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	(a)	(b)		(b)					(c)	(d)	(e)	(d)
Timothy G. Shack	January 4, 2001	47,250		—		$74.59		January 4, 2011
	January 8, 2001	10,917	*	—		$72.09		January 6, 2010
	January 6, 2004	17,888	*	—		$54.04		January 3, 2013
	January 25, 2005	71,250		—		$53.50		January 25, 2015
	August 15, 2005	17,603	*	—		$57.05		January 3, 2013
	January 23, 2006	82,500		—		$65.45		January 23, 2016
	February 16, 2006	16,071	*	—		$69.66		January 3, 2013
	August 16, 2006	31,451	*	—		$71.38		January 6, 2014
	January 25, 2007	40,333		20,167		$72.65		January 25, 2017
	February 14, 2007								6,285	$331,785
	February 16, 2007	20,515	*	—		$75.63		January 6, 2014
	February 16, 2007	1,159	*	—		$75.63		January 3, 2012
	January 22, 2008	23,833		47,667		$57.21		January 22, 2018
	February 14, 2008								4,730	$249,697
	April 23, 2008	21,666		43,334		$66.18		April 23, 2018
	February 12, 2009	—		130,000		$31.07	(f)	February 12, 2019
	February 12, 2009	—		85,800		$31.07		February 12, 2019
	September 3, 2009										1,355	$71,530
	September 17, 2009										1,187	$62,662
	October 1, 2009										1,169	$61,712
	October 15, 2009										1,183	$62,451
	October 29, 2009										1,036	$54,690
	November 12, 2009										997	$52,632
	November 25, 2009										953	$50,309
	December 10, 2009										1,019	$53,793
	December 23, 2009								25,754	$1,359,554
	December 24, 2009										997	$52,632
	1/1/2007-12/31/2009										24,434	$1,289,871
	1/1/2008-12/31/2010										27,625	$1,458,324

*	With respect to these options, the officer exercised a previously granted option with a “reload” feature and received a new stock option grant, shown in this table, as the result of “reloading” the previously granted option.

**	This option is still subject to a “reload” feature, but the officer has not yet exercised his ability to “reload” the option.

Since [2004], the Committee has not granted options with “reload” features. However, there are still reload options outstanding from prior years that could be exercised and result in additional option grants in future years. If an option holder exercises an option with a reload feature, the option holder uses shares of stock already owned to satisfy the exercise price and meet any associated tax withholding obligation, and the options exercised are replaced (or “reloaded”) with a new, at-the-market option for each share of common stock used. Options with this feature can only be reloaded once; the reload options cannot be replaced when they are exercised. The reload option normally will become exercisable in one year and will have the same remaining term as the option that was exercised.

(a)	This column shows the grant date of stock options and restricted stock, and the performance period for the regular and special incentive performance unit awards.

(b)	The vesting schedule for the stock option grants listed in this column is as follows:

*	Option grants that have been “reloaded” – vest 100% on the anniversary of the grant date.

*	Option grants on July 21, 2008 – 3-year cliff vesting, if the performance criterion in footnote (f) below has been achieved

*	Option grants on February 12, 2009 related to the National City integration – 3-year cliff vesting, provided that the performance criteria referenced in footnote (f) are met.

*	All other options – 1/3 vest each year, beginning on the anniversary of the grant date.

(c)	This column includes the restricted stock portion of our bonuses, as well as other shares of our restricted stock (or restricted phantom common stock units deferred under our Deferred Compensation Plan). The vesting schedule for the grants listed in this column is as follows:

Grant Date of February 14, 2007 = 3-year cliff vesting
Grant Date of February 14, 2007 (33,000 shares to James E. Rohr) = 3-year cliff vesting
Grant Date of February 14, 2008 = 3-year cliff vesting
Grant Date of December 23, 2009 = 2- year required service, with 1 additional year before sale permitted

(d)	The market value of restricted stock awards, restricted phantom common stock units or incentive performance units is calculated using our common stock closing price of $52.79 a share, the price on December 31, 2009, as reported in The Wall Street Journal.

(e)	This column reflects nine grants of salary paid in stock units, paid on a biweekly basis from September 3 to December 24, 2009. Each of these grants vested on the date of grant, but will not settle until March 2011 (or the executive’s death). This column also reflects amounts under the incentive performance unit opportunities granted in 2007 and 2008, and the special incentive performance unit opportunities granted to Mr. Demchak in 2007, 2008, and 2009. This column reflects the “Maximum” amounts that would have been paid under the 2007 and 2008 regular incentive performance unit grants. Actual payouts for the 2007 grants were less than the maximum. These amounts also include any “deemed” dividends accrued through the end of 2009, as measured at a “Maximum” level of 200%. For Mr. Demchak, this column reflects [ ]. His grants do not include any “deemed” dividends accrued. Actual payouts, if any, will not be determined until early 2011 (for the 2008 grants), and may be substantially less than the amounts listed in this column. The actual payout for the 2007 grant was less than the Maximum and is described in more detail on pages [ ].

Please see footnote [ ] to the Summary Compensation Table on page [ ] and footnote [ ] of the Grants of Plan-Based Awards in 2009 table on page [ ], as well as pages [ ] of our CD&A.

(f)	The options granted on July 21, 2008 will become exercisable in their entirety on or after the third anniversary of the grant, if PNC stock has closed at or above 120% of the exercise price for the five trading days before the vesting date. Based on an exercise price of $63.69, these options will not be exercisable until the PNC stock price closes above $76.428 a share.

The options granted on February 12, 2009 will become exercisable upon the satisfaction of certain performance criteria related to the National City acquisition. Please see the CD&A at page [ ].

(g)	These special incentive performance unit grants were awarded to Mr. Demchak and are described in footnote (e) above and the CD&A.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2009

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
James E. Rohr	—	$—	185,664	$6,983,666
Richard J. Johnson	—	$—	31,348	$1,150,621
William S. Demchak	—	$—	143,838	$4,874,191
Joseph C. Guyaux	—	$—	77,556	$2,983,285
Timothy G. Shack	—	$—	52,232	$2,062,490

The number of shares in the “Stock Awards” column includes the vesting of previous grants of restricted stock, as well as stock awarded in connection with a payout under a previously granted incentive performance unit award. The number of shares in this column also includes shares that vested but were withheld for tax purposes. A portion of these shares will be subject to forfeiture under the Interim TARP Rule. This table reflects the impact of such forfeiture.

This table does not include the salary paid in stock units, which were fully vested at each biweekly grant but will not settle until March 2011 (or the executive’s death). The units will settle in cash. For each named executive officer, the total number of stock units granted as part of that officer’s salary in 2009 was:

James E. Rohr	34,977
Richard J. Johnson	7,740
William S. Demchak	32,978
Joseph C. Guyaux	15,287
Timothy G. Shack	9,896

For William S. Demchak, the number of shares acquired on vesting includes 20,001 incentive performance units that were payable in cash, as well as 7,473 shares of restricted stock that he deferred under our Deferred Compensation Plan.

Pension Benefits at 2009 Fiscal Year-End

The principal elements of our post-employment compensation include a qualified defined benefit cash balance pension plan, a non-qualified excess cash balance pension plan and a non-qualified supplemental executive retirement plan, as well as a qualified defined contribution savings plan, a non-qualified supplemental incentive savings plan and a non-qualified deferred compensation plan.

Cash Balance Pension Plan. We maintain a pension plan for most of our full-time employees. The pension plan is a defined benefit cash balance pension plan under the Employee Retirement Income Security Act of 1974, as amended (ERISA), and is intended to be qualified under Section 401(a) of the Internal Revenue Code. Each calendar quarter, eligible participants receive “earnings credits” based on a percentage of covered earnings in accordance with a schedule based on the participant’s age and years of credited service.

The plan defines “covered earnings” as regular earnings plus eligible variable compensation, such as paid annual incentives. Covered earnings do not include deferred payments of annual incentives -these are instead taken into account under our excess pension plan described below. We generally limit total eligible variable compensation for a plan year to the greater of $25,000 or 50% of variable pay up to $250,000.

For participants who had accrued benefits prior to 1999 under the prior pension plan formula, an initial cash balance “account” was established based on the present value of the accrued benefits at the time of the conversion. Employees who were at least age 40 and had at least 10 years of credited service as of January 1, 1999 were awarded additional “Transitional Earnings Credits” under the plan for up to 10 years.

Participants generally receive quarterly interest credits at a rate of one-fourth of the annual interest rate on 30-year Treasury securities, with a minimum interest credit per quarter of 1.1%. At the end of 2008, the cash balance pension plan previously sponsored by National City Corporation was merged into this plan. Earnings and interest credits for National City participants continued at their established rates for 2009.

We contribute to the plan an actuarially determined amount necessary to fund the total benefits payable to participants. Actuaries calculate total contributions instead of contributions for each individual participant.

Excess Pension Plan. We maintain an ERISA excess pension plan, which is a supplemental non-qualified pension plan. The excess benefits under this plan equal the difference, if any, between a participant’s benefit under the qualified pension plan computed without regard to applicable Internal Revenue Code limits and taking into account bonus amounts deferred under the deferred compensation plan, and the participant’s actual benefit under the qualified pension plan.

Supplemental Executive Retirement Plan. We maintain a supplemental executive retirement plan for certain executive officers. As part of its ongoing review of compensation practices, the Committee decided in 2007 to eliminate future plan participation for new executive officers. This plan provides earnings credits based on a percentage of annual incentives awarded under eligible executive bonus plans in accordance with a schedule based on the participant’s age and years of credited service. This plan also provides quarterly interest credits that mirror the interest credits under the qualified pension plan.

Executive officers who participated in the supplemental executive retirement plan on December 31, 1998 and who were at least age 50 with five or more years of credited service receive grandfathered benefits based on the pension formula in effect prior to 1999. For executive officers at or above a certain organizational level who participated on December 31,1998, but who did not meet the requirements for grandfathered benefits, we doubled the earnings credit percentages in order to mitigate the effect of the transition to the cash balance pension formula.

Each of James E. Rohr, Joseph C. Guyaux, and Timothy G. Shack received the credits and benefits provided in connection with the transitional provisions of the cash balance pension plan and the supplemental executive retirement plan.

Incentive Savings Plan. We maintain an incentive savings plan in which most of our employees can participate after they meet certain age and service requirements. The incentive savings plan is a defined contribution 401(k) plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code. Participants may elect to contribute between 1% and 20% of compensation to the plan each year as pre-tax elective deferrals, subject to Internal Revenue Code limits. Participants who are age 50 or older may contribute additional pre-tax amounts called “catch-up contributions” each year. For 2009, we made employer matching contributions on behalf of eligible participants equal to 100% of elective deferrals up to 6% of compensation. Matching contributions are made in employer stock. Participants direct the investment of their accounts among the investment options offered under the plan and their accounts balances are adjusted for gains or losses resulting from those investment directions.

Supplemental Incentive Savings Plan. We maintain a non-qualified supplemental incentive savings plan (SISP) for certain designated employees who exceed a compensation threshold. Participants may elect to defer a portion of their compensation that cannot be deferred under the qualified incentive sayings plan due to Internal Revenue Code limits. Once the applicable limits are reached under the qualified incentive savings plan for a plan year, elective deferrals and related matching contributions for the remainder of the plan year are made to the supplemental incentive savings plan. The maximum matching contribution is $5,000. We eliminated the SISP match in 2010. Participants direct the investment of their accounts among the hypothetical investment alternatives made available under the plan and their accounts are adjusted for deemed investment gains or losses resulting from such investment directions.

Deferred Compensation Plan. We maintain a non-qualified deferred compensation plan for certain designated employees who exceed a compensation threshold. Participants may elect to defer and contribute to the plan all or a portion of the eligible annual cash incentive awards they receive. No deferral may be less than $5,000. Distributions from this plan are paid in cash in accordance with the participant’s election, but no deferral may be for less than one full calendar year. Participants direct the investment of their accounts among the hypothetical investment alternatives made available under the plan and their accounts are adjusted for deemed investment gains or losses resulting from such investment directions.

PENSION BENEFITS AT 2009 FISCAL YEAR-END

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)_
	(a)	(b)	(c)
James E. Rohr	Qualified Pension Plan	37	$1,185,067
	ERISA Excess Pension Plan	37	$5,353,435
	Supplemental Executive Retirement Plan	37	$23,058,376

	TOTAL		$29,596,878

Richard J. Johnson	Qualified Pension Plan	7	$71,167
	ERISA Excess Pension Plan	7	$130,633
	Supplemental Executive Retirement Plan	7	$138,715

	TOTAL		$340,515

William S. Demchak	Qualified Pension Plan	7	$62,826
	ERISA Excess Pension Plan	7	$303,836
	Supplemental Executive Retirement Plan	7	$398,738

	TOTAL		$765,400

Joseph C. Guyaux	Qualified Pension Plan	37	$829,236
	ERISA Excess Pension Plan	37	$1,567,252
	Supplemental Executive Retirement Plan	37	$3,332,057

	TOTAL		$5,728,545

Timothy G. Shack	Qualified Pension Plan	33	$755,541
	ERISA Excess Pension Plan	33	$1,213,277
	Supplemental Executive Retirement Plan	33	$2,375,309

	TOTAL		$4,344,127

(a)	None of the named executive officers received payments under any of these plans during fiscal 2009.

(b)	To compute the number of years of service we use the same plan measurement date that we use for our 2009 audited financial statements.

(c)	We compute the present values shown here as of December 31, 2009 in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 87, Employers’ Accounting for Pensions (FAS 87), as specified in the SEC regulations. The amounts do not necessarily reflect the amounts to which the executive officers would be entitled under the terms of these plans as of December 31, 2009.

NON-QUALIFIED DEFERRED COMPENSATION IN FISCAL 2009

Name	Name of Plan	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at Last FYE ($)
				(a)	(b)	(c)
James E. Rohr	Supplemental Incentive Savings Plan	$135,300	$5,000	$424,868	$—	$3,886,731
	Deferred Compensation Plan	$—	$—	$145,728	$—	$1,485,778

		$135,300	$5,000	$570,596	$—	$5,372,509

Richard J. Johnson	Supplemental Incentive Savings Plan	$53,500	$5,000	$72,707	$—	$377,656
	Deferred Compensation Plan	$—	$—	$73,262	$(1,023,375)	$451,697

		$53,500	$5,000	$145,969	$(1,023,375)	$829,353

William S. Demchak	Supplemental Incentive Savings Plan	$58,620	$5,000	$85,378	$—	$517,258
	Deferred Compensation Plan	$—	$—	$320,365	$(5,132,563)	$3,911,996

		$58,620	$5,000	$405,743	$(5,132,563)	$4,429,254

Joseph C. Guyaux	Supplemental Incentive Savings Plan	$10,864	$5,000	$221,322	$—	$945,128
	Deferred Compensation Plan	$—	$—	$72,085	$—	$2,528,651

		$10,864	$5,000	$293,407	$—	$3,473,779

Timothy G. Shack	Supplemental Incentive Savings Plan	$40,089	$5,000	$207,008	$—	$789,582
	Deferred Compensation Plan	$—	$—	$80,458	$(24,716)	$650,762

		$40,089	$5,000	$287,466	$(24,716)	$1,440,344

(a)	None of the amounts included in this table have been reported in the Summary Compensation Table on page [ ] as none of our named executive officers received above-market or preferential earnings.

Our ISP is a 401(k) plan, a contributory, qualified, defined contribution plan that covers most of our employees. SISP participants and ISP participants have the same investment options. The employee directs investment of contributions under either plan. Investment options include several publicly available mutual funds (including BlackRock mutual funds), proprietary PNC investment funds, and a PNC common stock fund.

Employees who may defer compensation under our Deferred Compensation Plan have many of the same investment options available to ISP and SISP participants. Deferred Compensation Plan participants also have seven additional investment options, consisting of BlackRock mutual funds. Deferred Compensation Plan investments are invested on a phantom basis and considered “deemed” investments.

The following table shows the 2009 investment options for the ISP, SISP and Deferred Compensation Plan, along with annual rates of return. Ticker symbols are listed for investment options available to the general public.

Fund	Ticker Symbol	Deferred Compensation Plan	ISP/SISP	2009 Annual Rate of Return
AM EuroPacific Growth Fund R5	RERFX	x	x	39.57%
American Beacon Small-Cap Value	AVFIX	x	x	35.37%
BlackRock Asset Allocation Portfolio	PBAIX	x		27.01%
BlackRock High Yield Bond Portfolio/BR	BRHYX	x	x	52.89%
BlackRock Intermediate Government Bond Portfolio	PNIGX	x		3.94%
BlackRock International Bond Portfolio	CINSX	x		6.16%
BlackRock International Opportunities Portfolio	BISIX	x		36.88%
BlackRock Large-Cap Core Portfolio	MALRX	x		31.30%
BlackRock LifePath Retirement Fund*	STLAX		x	16.55%
BlackRock LifePath Retirement 2015 Fund*	N/A		x	20.05%
BlackRock LifePath Retirement 2020 Fund*	N/A		x	22.49%
BlackRock LifePath Retirement 2025 Fund*	N/A		x	24.90%
BlackRock LifePath Retirement 2030 Fund*	N/A		x	26.56%
BlackRock LifePath Retirement 2035 Fund*	N/A		x	28.77%
BlackRock LifePath Retirement 2040 Fund*	N/A		x	30.37%
BlackRock LifePath Retirement 2045 Fund*	N/A		x	31.73%
BlackRock LifePath Retirement 2050 Fund*	N/A		x	33.88%
BlackRock Liquidity Funds TempFund	TMPXX	x	x	0.51%
BlackRock Managed Income Portfolio	PNMIX	x		14.62%
BlackRock Small-Cap Growth Equity Portfolio	PSGIX	x	x	34.74%
BlackRock Total Return II BR	CCBBX		x	14.59%
BlackRock U.S. Opportunities Portfolio	BMCIX	x		36.29%
CRM Mid Cap Value Fund	CRIMX	x	x	28.65%
Dodge & Cox Stock Fund	DODGX	x	x	31.27%
Fidelity Spartan International	FSIIX	x	x	28.48%
Harbor Capital Appreciation Fund	HACAX	x	x	41.89%
Munder Mid Cap Core Growth Y	MGOYX	x	x	32.80%
PNC Common Stock Fund	PNC	x	x	10.26%
PNC Investment Contract Fund Z	N/A	x	x	2.96%
Vanguard Institutional Index Fund Plus	VIIIX	x	x	26.66%

*Effective 7/1/2009

Please see page [ ] for an explanation of our ISP, SISP and Deferred Compensation Plan.

(b)	Each of Richard J. Johnson, William S. Demchak, and Timothy G. Shack elected to take distributions from the Deferred Compensation Plan in 2009.

(c)	We calculate the dollar amounts in this column by taking the aggregate balance at the end of fiscal year 2008 and then adding the totals in the other columns to that balance. The aggregate balance at the end of fiscal year 2009 includes any unrealized gains and losses on investments.

In previous years, some executive officers have deferred receipt of restricted stock under our 25/25 Program. The amounts deferred as restricted phantom stock units are included in the amounts under this column.

CHANGE IN CONTROL AND TERMINATION OF EMPLOYMENT

As a participant in the TARP Capital Purchase Program during 2009, PNC was restricted in its ability to provide change in control and termination of employment benefits to the named executive officers. From June 15 through December 31, 2009, the Interim TARP Rule prohibited us from providing virtually any such benefits. The principal exceptions to this prohibition were amounts payable under tax-qualified pension or retirement plans, payments under deferred compensation plans, and certain other vested benefits.

This section explains how our agreements and programs would have provided change in control and other termination of employment benefits had we not been subject to TARP-related restrictions in 2009. Once we redeemed the TARP preferred stock, these agreements and programs returned to effectiveness.

Unless otherwise indicated, we were not permitted to provide any of the benefits described below if there had been a change in control on December 31, 2009 and the named executive officers had terminated employment on that date.

Change in Control Benefits Under Equity-Based Grants

In addition to benefits provided under change in control agreements described below, our equity-based grants contain provisions triggered by a change in control.

Restricted Stock or Units and Options Exercisable Over Time. An executive officer’s equity vests or becomes exercisable upon a change in control, regardless of whether employment is terminated. Any unvested restricted stock or restricted stock units will vest. Any options that become exercisable over time will become exercisable. Following a termination without cause, or a resignation for good reason, the executive will have three years after termination to exercise options. This option exercise period will not extend beyond the original option termination date, however.

Performance Options. We also issued options in February 2009 that become exercisable if we meet certain performance criteria related to the successful integration of National City. If a change in control occurs before the 3rd anniversary of the grant date, the options will vest unless our Board’s Personnel and Compensation Committee determines that it is unlikely that the performance criteria would have been met.

We issued options in 2008 that become exercisable if our stock price reaches a price equal to the grant date value, plus a 20% premium. In general, the stock option will become immediately exercisable upon a change in control if the price threshold is met.

Incentive Performance Unit Grants. Named executive officers may also receive cash payments with respect to the outstanding incentive performance units, where the performance period has not yet ended. To determine the amount, we first calculate a share amount by multiplying the following components:

•	The target number of share units granted, adjusted for dividends since the grant date.

•	The proration factor (how much time has elapsed in the performance period).

•	The higher of 100% or the performance to date (through the end of the quarter). We would express this as a percentage and calculate it using the plan’s performance metrics.

Once we determine a share amount, we would deliver payment in PNC shares and cash, as contemplated under the terms of the original award. If no PNC common stock exists after the change in control, the final amount will be paid out in cash.

Special Incentive Performance Unit Grants. The calculation for Mr. Demchak’s additional special incentive performance unit grants is the same as for the regular incentive performance unit grants, with the following exceptions:

•	The units are not dividend-adjusted.

•	Awards are paid in cash on the date of the change in control using the value of a share of PNC common stock on that date.

Change in Control Agreements

We have entered into separate change in control agreements with each of our named executive officers and a limited group of other senior officers. These agreements have been a valuable component of our executive compensation program for several years. We believe that these arrangements mitigate concerns arising from a change in control, and help to ensure the continued dedicated service of our key employees. Unlike the acceleration of equity, which only requires a change in control, payments received under these agreements require a “double trigger”—that is, the occurrence of both a qualifying change in control and a termination of employment (the executive resigns for good reason or the surviving company terminates without cause).

These agreements pay cash to our executives, calculated with reference to various compensation components. The agreements also continue to provide benefits under (or compute cash payments by reference to) some of our retirement and health and welfare benefit plans. The agreements require a payment to the named executive officer to reimburse for any excise taxes on severance or other benefits that are considered “excess parachute payments” under the Internal Revenue Code as long as severance and other benefits are at least 105% of the maximum that can be paid without incurring the excise tax.

While the benefits to be received under a change in control agreement may be significant to an individual, they require a significant transaction to occur first. As a result, the benefits are highly speculative, and contingent on a variety of facts and circumstances. In recognition of this, our Personnel and Compensation Committee does not consider the amount of potential change-in-control payments when it makes annual compensation decisions for named executive officers. Change in control protections, although meaningful, become relatively less significant to PNC as we increase in size.

Potential Change in Control Payments

The table below summarizes potential change in control benefits for each of the named executive officers employed by PNC as of December 31, 2009. For these benefits, we assumed a change in control of PNC and a termination of employment by the surviving company without cause (or a resignation of the officer for good reason). We assumed that both events occurred on December 31, 2009. To the extent relevant, the amounts assume a PNC stock price of $52.79, the closing price for our stock on December 31, 2009.

As discussed above, PNC did not redeem its TARP preferred stock until February 2010. For all of 2009, PNC was subject to TARP-related restrictions on change in control payments. The payments that would otherwise have been provided following a change in control as of December 31, 2009 have been reduced or eliminated in compliance with the TARP restrictions in effect at that time.

	Mr. Rohr	Mr. Johnson	Mr. Demchak	Mr. Guyaux	Mr. Shack
Change in Control Severance Benefits
Bonus for Year of Separation	$—	$—	$—	$—	$—
Cash Severance	$—	$—	$—	$—	$—
Enhanced Retirement Benefit (Defined Benefit and Defined Contribution Plans)	$—	$—	$—	$—	$—
General Health and Welfare Benefits	$—	$—	$—	$—	$—

Change in Control Severance Benefits	$—	$—	$—	$—	$—

Acceleration of Unvested Equity
Restricted Stock	$—	$—	$—	$—	$—
Incentive Performance Unit	$—	$—	$—	$—	$—
Special Incentive Performance Unit	$—	$—	$—	$—	$—
Unexercisable Options	$—	$—	$—	$—	$—

Total Unvested Equity	$—	$—	$—	$—	$—

Excise Tax Gross-Up	$—	$—	$—	$—	$—

Total Benefits	$—	$—	$—	$—	$—

Benefits Upon Termination of Employment

Upon a termination of employment, a named executive officer may receive various forms of compensation or benefits. The following factors will impact what the executive receives:

•	Whether PNC or the executive terminated employment.

•	If PNC terminated employment, whether it was for cause.

•	Whether the termination resulted from death or disability.

•	Whether termination followed a change in control.

•	Whether the executive is retirement-eligible. If a retirement-eligible employee resigns or is terminated without cause, we consider it a retirement.

•	For these purposes, a “retirement-eligible” employee is someone who is at least 55 years old and has at least five years of service with us.

•	As of December 31, 2009, Mr. Rohr, Mr. Guyaux and Mr. Shack were retirement-eligible, while Mr. Johnson and Mr. Demchak were not.

Our named executive officers may participate in our qualified cash balance pension plan, our excess pension plan, our supplemental retirement benefit plan, our incentive savings plan (a 401(k) plan we sometimes call the ISP), our supplemental incentive savings plan (the SISP) and our Deferred Compensation Plan. The officers earn these benefits for services provided to us while employed, and many of these plans are also available on a broader basis to other employees. For the most part, an officer’s entitlement to these benefits does not depend on how employment terminates and was not affected by our participation in the TARP Capital Purchase Program.

Equity. Under various termination scenarios, a named executive officer generally forfeits equity-based compensation, with the following exceptions. If the officer dies, his equity-based compensation is treated the same way as upon a change in control, except that his entitlement to a portion of his outstanding incentive performance units is subject to the discretion of our Personnel and Compensation Committee. Any options will generally remain exercisable until the original option termination date.

Upon retirement, any outstanding time-based stock options granted more than one year before retirement continue in effect in accordance with their original terms. For a stock option granted more than six months but less than one year before retirement, one-third of the grant continues in effect in accordance with its original terms. The executive forfeits the remainder of the options.

For the National City performance options that have not met the performance criteria, a prorated portion of the grant will remain outstanding and be eligible for exercise after retirement, if the performance criteria are satisfied.

Our Personnel and Compensation Committee retains the discretion to accelerate the vesting of restricted stock. Please see the discussion in the CD&A on page [    ] regarding the Committee’s decisions in August 2009 to accelerate restricted stock and remove service-based forfeiture conditions on time-based options. The Committee may also award an amount to a retired employee, payable on the originally scheduled payment date, for incentive performance units.

If the executive’s termination results from disability, any outstanding options vest, and the executive has three years to exercise them (but not past the original termination date). The restricted shares are treated the same as in retirement. The committee has discretion to award an amount, payable on the originally scheduled payment date, equal to the full incentive performance unit, without proration.

Under the TARP restrictions, we would not have been permitted to accelerate any equity awards upon termination of employment, except in the case of death or disability.

Other Severance Benefits. Apart from existing benefit plan account balances, the benefits received upon a change in control, or the death, disability or retirement of the officer, our named executive officers are generally not entitled to benefits upon termination of employment. We do not have a separate severance plan or program for them. When not subject to the TARP restrictions, the Committee has discretion to provide severance benefits.

REQUIREMENTS FOR DIRECTOR NOMINATIONS AND SHAREHOLDER PROPOSALS

Director Nominations, Proposals for Action, and Other Business Brought Before the Annual Meeting

Shareholders may make nominations for the election of directors and other proposals for action at an annual meeting of shareholders. Under our by-laws, nominations or other business may be brought before the meeting:

•	Pursuant to our notice of the meeting.

•	By, or at the direction of, a majority of our Board of Directors.

•	By a shareholder who:

¡	is a shareholder of record at the time of giving of the notice required by our by-laws and will be such at the time of the annual meeting; and

¡	is entitled to vote at the meeting; and

¡	complies with the notice and other procedures set forth in our by-laws as to such business or nomination.

The by-law procedures described above are the exclusive means for a shareholder to make nominations or submit other business before the meeting, other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and included in our notice of meeting.

If you would like to include a proposal in our notice of the annual meeting and proxy materials under Rule 14a-8, please see the requirements under “Proxy Proposals Brought Under Rule 14a-8” below.

If you do not want to make a nomination of a director for consideration at our annual meeting, but would like to submit the name of a director candidate to our Board for its consideration, please see “Recommendations of Director Candidates From Shareholders” below. If you follow the process discussed in that section, our Board’s Nominating and Governance Committee will consider your candidate.

Please direct any questions about the requirements or notices in this section to our Corporate Secretary at the address given on page [        ].

Requirements for Nominations or Other Business. If you are a shareholder who would like to nominate candidates for election as directors, or bring other proposals for action at the 2011 annual meeting, our by-laws require that you deliver a notice to the Corporate Secretary at the principal executive offices of PNC.

To be timely, the notice must be delivered not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting (for the 2011 annual meeting, this would mean that timely notice would be delivered between December 28, 2010 and January 27, 2011).

If the date of next year’s annual meeting is more than 30 days before, or 60 days after, April 27, 2011, timely notice must be delivered not earlier than (1) the close of business on the 120th day prior to the date of the 2011 annual meeting and not later than (2) the close of business on the later of the 90th day prior to the date of the 2011 annual meeting or, if the first public announcement of the date of the 2011 annual meeting is less than 100 days prior to the date of the meeting, the 10th day following the day on which we make a public announcement of the meeting date.

The notice must contain, on behalf of the shareholder and beneficial owner, if any, on whose behalf the nomination or proposal is being made, the following information, which is summarized from, and should be read in conjunction with, our by-laws:

Include in All Notices of Nominations for Director, or Other Proposals for Action	Additional Specific Information for Notices of Nominations for Director	Additional Specific Information for Notices of All Other Proposals for Action

•  The name and address of the shareholder, any beneficial owner, and any affiliates or associates.

•  The class or series and number of shares of PNC which are, directly or indirectly, owned beneficially and of record by the shareholder, beneficial owner, affiliates or associates.

•  Disclosure of any indirect, derivative, convertible, synthetic, or other right related to any class or series of shares of PNC, or any stock borrowings, dividend rights, or proxy or other voting arrangements, or other direct or indirect interests as enumerated in our by-laws.

•  Disclosure of any information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

•  All information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

•  A description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships as enumerated in our by-laws.

•  A completed and signed questionnaire, representation and agreement as enumerated in our by-laws.

•  Such other information as may reasonably be required by PNC to determine the eligibility of such proposed nominee to serve as an independent director of PNC or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

• A brief description of the
business desired to be
brought before the meeting,
the reasons for conducting
such business at the meeting
and any material interest of
such shareholder and
beneficial owner, if any, in
such business.

•  The text of the proposal or
business (including the text of
any resolutions proposed for
consideration).

•  A description of all
agreements, arrangements
and understandings between
such shareholder and
beneficial owner, if any, and
any other person or persons
(including their names) in
connection with the proposal
of such business by such
shareholder.

The proxies we appoint for the 2011 annual meeting may exercise their discretionary authority to vote on any shareholder proposal timely received and presented at the meeting. Our proxy statement must advise shareholders of the proposal and how our proxies intend to vote. A shareholder may mail a separate proxy statement to our shareholders, and satisfy certain other requirements, to remove discretionary voting authority from our proxies.

The Chairman of the meeting has the power and duty to determine whether a nomination or any business proposed to be brought before the annual meeting was made or proposed in accordance with our by-laws, and to declare that a defective proposal or nomination be disregarded.

Proxy Proposals Brought Under Rule 14a-8. If you are a shareholder who would like us to include your proposal in our notice of annual meeting and related proxy materials, you must follow SEC Rule 14a-8. In submitting your proposal, our Corporate Secretary must receive your proposal, in writing, at our principal executive offices, no later than November 18, 2010. If you do not follow these procedures, we will not consider your proposal for inclusion in next year’s proxy statement.

Recommendations of Director Candidates From Shareholders

If a shareholder recommends a candidate for director in good faith, our Nominating and Governance Committee will consider it. The committee has adopted a policy to formalize this long-standing practice.

If you are a shareholder, the committee will consider your candidate if you follow these procedures. Your recommendation must be in writing, and submitted no later than November 18, 2010.

You must submit your recommendation to the Corporate Secretary at the address provided on page [        ]. Your written recommendation must include the following information:

•	The nominee’s name and address.

•	A description of all arrangements or understandings between you, the nominee and any other person or persons regarding the nomination of the director. You must also name such other persons.

•

Any commercial, industrial, banking, consulting, legal, accounting, charitable, familial or other relationships involving the proposed nominee and us or our subsidiaries that may be relevant in determining whether your nominee is independent of our management and eligible to serve on the Board’s Audit, Nominating and Governance and Personnel and Compensation Committees, under SEC and NYSE rules, and for the Personnel and Compensation Committee, under Section 162(m) of the Internal Revenue Code.

•	The educational, professional and employment-related background and experience of your nominee.

•	Any other facts and circumstances that may be relevant in determining whether your nominee is an “audit committee financial expert” under SEC rules.

•	Such other information regarding the nominee as would be required to be included in proxy materials had the nominee been nominated by our Board.

•	The written consent of the nominee to serve as a PNC director, if elected.

The committee will not consider any candidate with an obvious impediment to serving as one of our directors. Under current practices, the committee does not evaluate candidates recommended by a shareholder any differently than candidates recommended by the committee.

OTHER MATTERS

Our Board of Directors does not know of any other business to be presented at the meeting. If any other business should properly come before the meeting, or if there is any meeting adjournment, proxies will be voted in accordance with the best judgment of the persons named in the proxies.

By Order of the Board of Directors,

George P. Long, III

Corporate Secretary

Admission Ticket

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 27, 2010.

Vote by Internet

 Log on to the Internet and go to www.envisionreports.com/PNC

 Follow the steps outlined on the secured website.

Vote by telephone

  Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

  Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends that you vote FOR the following proposals:

1. Election of Directors:

For

Against

Abstain

1. Nominees:

01 - Richard O. Berndt

04 - Robert N. Clay

07 - Bruce C. Lindsay

10  James E. Rohr

13 - Dennis F.Strigl

16 - George H. Walls, Jr.

For

Against

Abstain

02 - Charles E. Bunch

05 - Kay Coles James

08 - Anthony A. Massaro

11 - Donald J. Shepard

14 - Stephen G. Thieke

17 - Helge H. Wehmeier

For

Against

Abstain

03 - Paul W. Chellgren

06 - Richard B. Kelson

09 - Jane G. Pepper

12 - Lorene K. Steffes

15 - Thomas J. Usher

For

Against

Abstain

For

Against

Abstain

2.   Ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as PNC’s independent registered public accounting firm for 2010.

3.   Approval of an advisory vote on executive compensation.

The Board of Directors recommends that you vote AGAINST the following proposals, if properly presented before the meeting:

For

Against

Abstain

For

Against

Abstain

4.   A shareholder proposal regarding approval of severance agreements.

5.    A shareholder proposal regarding a report of executive compensation that is not tax deductible.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND C ON BOTH SIDES OF THIS CARD.

Notice of Annual Meeting of Shareholders

THE PNC FINANCIAL SERVICES GROUP, INC.

2010 Annual Meeting of Shareholders

For the purpose of considering and acting upon the election of 17 directors to serve until the next annual meeting and until their successors are elected and qualified, the ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2010, the approval of an advisory vote on executive compensation, consideration of shareholder proposals if properly presented before the meeting and such other business as may properly come before the meeting or any adjournment thereof.

Tuesday, April 27, 2010 -11:00 a.m. Eastern Time

One PNC Plaza - 249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Proxy — The PNC Financial Services Group, Inc.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on April 27, 2010.

James E. Rohr, Joseph C. Guyaux, and George P. Long, III, and each of them with full power to act alone and with full power of substitution, are hereby authorized to represent the undersigned at The PNC Financial Services Group, Inc. Annual Meeting of Shareholders to be held on April 27, 2010, or at any adjournment thereof, and to vote, as indicated on the reverse side, the shares of common stock and/or preferred stock that the undersigned would be entitled to vote if personally present at said meeting. The above-named individuals are further authorized to vote such stock upon any other business as may properly come before the meeting, or any adjournment thereof, in accordance with their best judgment.

If you are a participant in any incentive savings plan (e.g., a 401(k) plan), sponsored by The PNC Financial Services Group, Inc., PNC Global Investment Servicing (U.S.) Inc., or any other affiliate, this proxy also serves as a voting instruction card and directs the Trustee of such plan to vote all shares credited to your account as indicated on the reverse side at the Annual Meeting of Shareholders to be held on April 27, 2010 or at any adjournment thereof.

The Pennsylvania Business Corporation Law of 1988, as amended, 15 Pa. C.S.A. section 1759 (b), provides that shareholders voting by means of the telephone or the Internet, as instructed, will be treated as transmitting a properly authenticated proxy for voting purposes. Pennsylvania law permits the use of telephone or Internet voting both when a shareholder of record is voting and when a beneficial owner is communicating its vote to a shareholder of record, such as a securities depositary or brokerage firm.

Please sign and return promptly.

B Non-Voting Items

Change of Address — Please print your new address below.

Will use Webcast

Date (mm/dd/yyyy)

Will use Teleconference Will attend Meeting

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND C ON BOTH SIDES OF THIS CARD.

C1234567890

MR ANDREW SAMPLE

1234 AMERICA DRIVE

ANYWHERE, IL 60661

IMPORTANT ANNUAL SHAREHOLDERS MEETING INFORMATION — YOUR VOTE COUNTS!

The PNC Financial Important Services Notice Group, Regarding Inc. Annual the Meeting Availability of Shareholders of Proxy Materials to be Held for on April 27, 2010

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and the location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement is available at:

www.envisionreports.com/PNC

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares. Step 1: Go to www.envisionreports.com/PNC to view the materials. Step 2: Click on Cast Your Vote or Request Materials.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side by April 17, 2010 to facilitate timely delivery.

COY

+

<STOCK#>

015JPE

Shareholders Meeting Notice

The PNC Financial Services Group, Inc. Annual Meeting of Shareholders will be held on Tuesday, April 27, 2010 11:00 a.m. Eastern Time, One PNC Plaza—249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends that you vote FOR the following proposals:

1. Election of Directors:

01 – Richard O. Berndt

02 – Charles E. Bunch

03 – Paul W. Chellgren

04 – Robert N. Clay

05 – Kay Coles James

06 – Richard B. Kelson

07 – Bruce C. Lindsay

08 – Anthony A. Massaro

09 – Jane G. Pepper

10 – James E. Rohr

11 – Donald J. Shepard

12 – Lorene K. Steffes

13 – Dennis F. Strigl

14 – Stephen G. Thieke

15 – Thomas J. Usher

16 – George H. Walls, Jr.

17 – Helge H. Wehmeier

2. Ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as PNC’s independent registered public accounting firm for 2010.

3. Approval of an advisory vote on executive compensation.

The Board of Directors recommends that you vote AGAINST the following proposals, if properly presented before the meeting:

4. A shareholder proposal regarding approval of severance agreements.

5. A shareholder proposal regarding a report of executive compensation that is not tax deductible.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

Internet – Go to www.envisionreports.com/PNC. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

Email – Send email to investorvote@computershare.com with “Proxy Materials PNC” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 17, 2010.

015JPE